                                                    [Filed Pursuant to Rule 433]

                              TERM SHEET SUPPLEMENT
                FOR USE WITH BASE PROSPECTUS DATED MARCH 3, 2006
                        RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                         RESIDENTIAL FUNDING CORPORATION
                           SPONSOR AND MASTER SERVICER
                                   QS PROGRAM
                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

THE TRUSTS

Each RALI trust, also referred to as the issuing entity, will be established to hold assets transferred to it by the depositor.  The assets of each trust will be specified in the prospectus supplement for the particular series of certificates and will generally consist of a pool of one- to four family residential first lien mortgage loans.  The mortgage loans will be master serviced by Residential Funding Corporation.

THE CERTIFICATES

The depositor will sell the offered certificates of any series pursuant to a prospectus supplement and the related base prospectus.  The certificates will be issued in series, each having its own designation.  Each series will be issued in one or more classes of senior certificates and one or more classes of subordinated certificates.  Each class will evidence beneficial ownership of, and the right to a specified portion of future payments on, the mortgage loans and any other assets included in the related trust.  A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

-----------------------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-8 IN THIS TERM SHEET
SUPPLEMENT.
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THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS) WITH THE SEC FOR THE OFFERING
TO WHICH  THIS  COMMUNICATION  RELATES.  BEFORE  YOU  INVEST,  YOU  SHOULD  READ THE  BASE  PROSPECTUS  IN THAT
REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION
ABOUT THE  DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING  EDGAR ON THE SEC
WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE
OFFERING  WILL  ARRANGE TO SEND YOU THE  PROSPECTUS  AT NO CHARGE IF YOU  REQUEST IT BY CALLING  THE  TOLL-FREE
NUMBER SET FORTH IN ANY TERM SHEET RELATED TO THE OFFERING.

                                                  MARCH 7, 2006

THIS TERM SHEET  SUPPLEMENT  IS NOT REQUIRED  TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE
INCLUDED IN THE RELATED BASE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT FOR ANY SERIES.

THIS TERM SHEET  SUPPLEMENT AND ANY RELATED TERM SHEET FOR A SERIES IS NOT AN OFFER TO SELL OR A SOLICITATION  OF
AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE  ATTORNEY  GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED  THE MERITS OF THIS  OFFERING.  ANY
REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                            EUROPEAN ECONOMIC AREA

               In  relation  to each Member  State of the  European  Economic  Area which has  implemented  the
Prospectus  Directive,  each  referred  to in this term sheet  supplement  as a  Relevant  Member  State,  each underwriter  will  represent  and agree that with effect from and  including  the date on which the  Prospectus
Directive is  implemented  in that  Relevant  Member  State,  referred to in this term sheet  supplement as the
Relevant  Implementation  Date,  it has not made and will not make an offer of  certificates  to the  public in that Relevant Member State prior to the publication of a prospectus in relation to the  certificates  which has been  approved by the  competent  authority in that Relevant  Member State or, where  appropriate,  approved in another  Relevant Member State and notified to the competent  authority in that Relevant  Member State,  all in accordance  with the  Prospectus  Directive,  except that it may,  with effect from and  including the Relevant
Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)     to legal entities  which are authorized or regulated to operate in the financial  markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)     to any legal entity which has two or more of (1) an average of at least 250  employees  during the last financial  year; (2) a total balance sheet of more than(euro)43,000,000  and (3) an annual net turnover Of more than(euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c)     in any other  circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the  purposes of the  preceding  paragraph,  (i) "offer of  certificates  to the public" in relation to any certificates  in any Relevant Member State means the  communication  in any form and by any means of sufficient information  on the  terms of the offer and the  certificates  to be  offered  so as to enable an  investor  to decide to  purchase  or  subscribe  the  certificates,  as the same may be varied in that  Member  State by any measure  implementing  the Prospectus  Directive in that Member State,  and (ii)  "Prospectus  Directive" means
Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                UNITED KINGDOM

Each underwriter will represent and agree that:

(a)     it has only  communicated  or  caused  to be  communicated  and will  only  communicate  or cause to be communicated  an  invitation or  inducement  to engage in  investment  activity  (within the meaning of
        Section 21 of the  Financial  Services and Markets Act,  referred to in this term sheet  supplement  as
        FSMA)  received by it in connection  with the issue or sale of the  certificates  in  circumstances  in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)     it has complied and will comply with all applicable  provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES,
 THIS TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO ANY SERIES OF OFFERED CERTIFICATES

We  provide  information  to you  about  the  offered  certificates  of any  series  in three or more  separate documents that provide progressively more detail:

-       the related base prospectus,  dated March 3, 2006, which provides  general  information,  some of which may not apply to your series of certificates;

-       this term sheet  supplement,  which provides general  information  about series of certificates  issued pursuant to the depositor's QS program,  some of which may not apply to the offered  certificates of any series; and

-       one or more term  sheets,  which  describe  terms  applicable  to the  classes of the series of offered certificates  described  therein  and  provides a  description  of certain  collateral  stipulations regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-131213.

The  depositor's  principal  offices are located at 8400 Normandale  Lake  Boulevard,  Suite 250,  Minneapolis,
Minnesota 55437 and its telephone number is (952) 857-7000.

THE INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT
TO PURCHASE ANY OF THE OFFERED  CERTIFICATES  OF A SERIES,  SUPERSEDES ANY  INFORMATION  CONTAINED IN ANY PRIOR
SIMILAR  MATERIALS  RELATING  TO  SUCH  CERTIFICATES.   THE  INFORMATION  IN  THIS  TERM  SHEET  SUPPLEMENT  IS
PRELIMINARY,  AND IS SUBJECT TO COMPLETION  OR CHANGE.  THIS TERM SHEET  SUPPLEMENT  IS BEING  DELIVERED TO YOU
SOLELY TO PROVIDE YOU WITH INFORMATION  ABOUT THE OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET
SUPPLEMENT  AND TO SOLICIT AN OFFER TO PURCHASE THE  CERTIFICATES,  WHEN,  AS AND IF ISSUED.  ANY SUCH OFFER TO
PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT  CONSTITUTE A CONTRACTUAL  COMMITMENT BY YOU TO PURCHASE
ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE THE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS
NOT OBLIGATED TO ISSUE SUCH  CERTIFICATES OR ANY SIMILAR SECURITY AND THE  UNDERWRITER'S  OBLIGATION TO DELIVER
SUCH  CERTIFICATES  IS SUBJECT TO THE TERMS AND  CONDITIONS  OF THE  UNDERWRITING  AGREEMENT  WITH THE  ISSUING
ENTITY  AND THE  AVAILABILITY  OF SUCH  CERTIFICATES  WHEN,  AS AND IF ISSUED BY THE  ISSUING  ENTITY.  YOU ARE
ADVISED THAT THE TERMS OF THE OFFERED  CERTIFICATES,  AND THE CHARACTERISTICS OF THE MORTGAGE LOAN POOL BACKING
THEM, MAY CHANGE (DUE,  AMONG OTHER THINGS,  TO THE POSSIBILITY  THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY
BECOME  DELINQUENT OR DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT  MORTGAGE LOANS MAY
BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES  MAY BE SPLIT,  COMBINED OR ELIMINATED),  AT
ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL  PROSPECTUS.  YOU ARE ADVISED THAT  CERTIFICATES  MAY NOT
BE ISSUED THAT HAVE THE  CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE  UNDERWRITER'S  OBLIGATION TO SELL
SUCH  CERTIFICATES  TO YOU IS  CONDITIONED ON THE MORTGAGE LOANS AND  CERTIFICATES  HAVING THE  CHARACTERISTICS
DESCRIBED IN THESE  MATERIALS.  IF FOR ANY REASON THE ISSUING  ENTITY DOES NOT DELIVER SUCH  CERTIFICATES,  THE
UNDERWRITER  WILL NOTIFY YOU, AND NEITHER THE ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY OBLIGATION TO
YOU TO DELIVER ALL OR ANY PORTION OF THE  CERTIFICATES  WHICH YOU HAVE  COMMITTED TO PURCHASE,  AND NONE OF THE
ISSUING ENTITY NOR ANY UNDERWRITER WILL BE LIABLE FOR ANY COSTS OR DAMAGES  WHATSOEVER  ARISING FROM OR RELATED
TO
SUCH NON-DELIVERY.

TABLE OF CONTENTS
                                       PAGE
Risk Factors............................S-6
   Risk of Loss.........................S-6
   High LTV Loans Without Mortgage
        Insurance ......................S-11
   Risks Relating to Primary Mortgage
        Insurers .......................S-12
   Risks Relating to Cooperative Loans..S-12

   Special Yield and Prepayment

Affiliations Among Transaction Parties..S-25

   Primary Mortgage Insurance and

   Principal Distributions on the Senior
        Certificates ...................S-45
   Principal Distributions on Certain
        Classes of Insured Certificates S-46
   Cross-Collateralization Mechanics
        in a Series with Common
        Subordination ..................S-49
   Principal Distributions on the Class M
        Certificates ...................S-50
   Allocation of Losses; Subordination..S-52
   Advances.............................S-58
   Residual Interests...................S-59
Certain Yield and Prepayment

   Realized Losses and Interest

   Adjustable Rate Certificate Yield
        Considerations .................S-69
   Class A-P Certificate and Class A-V
        Certificate Yield ConsiderationsS-70
   Class M-2 and Class M-3 Certificate
        Yield Considerations ...........S-70
   Additional Yield Considerations
        Applicable Solely to the

   The Master Servicer and Subservicers.S-72
   Servicing and Other Compensation and

Material Federal Income Tax ConsequencesS-77
   Special Tax Considerations Applicable
        to Certificates Related to
        any Yield Maintenance Agreement.S-79
   Special Tax Considerations Applicable
        to Residual Certificates .......S-80
   Tax Return Disclosure and Investor

                                                 RISK FACTORS

        The offered certificates of any series are not suitable  investments for all investors.  In particular, you should not  purchase  any class of offered  certificates  unless you  understand  the  prepayment,  credit, liquidity and market risks associated with that class.

        The offered certificates are complex securities.  You should possess,  either alone or together with an investment  advisor,  the  expertise  necessary  to  evaluate  the  information  contained  in this term  sheet supplement and the related base prospectus in the context of your financial situation and tolerance for risk.

        You should  carefully  consider,  among other  things,  the following  factors in  connection  with the purchase of the offered certificates:

RISK OF LOSS
UNDERWRITING   STANDARDS  MAY  Generally,   the  mortgage  loans  have  been  originated   using
AFFECT  RISK  OF  LOSS ON THE  underwriting   standards   that  are  less   stringent  than  the
MORTGAGE LOANS.                underwriting  standards  applied  by  certain  other  first  lien mortgage  loan  purchase  programs,  such as those of Fannie Mae,
                               Freddie Mac or the  depositor's  affiliate,  Residential  Funding
                               Mortgage    Securities   I,   Inc.    Applying   less   stringent
                               underwriting  standards  creates  additional risks that losses on the mortgage loans will be allocated to certificateholders.
                               Examples include the following:

                               o   mortgage loans secured by non-owner  occupied  properties may present a greater  risk that the  borrower  will stop  making
                                   monthly  payments  if  the  borrower's   financial  condition
                                   deteriorates;
                               o   mortgage  loans with  loan-to-value  ratios  greater than 80%
                                   (i.e.,  the amount of the loan at  origination is 80% or more of the value of the  mortgaged  property)  may  increase  the risk that the  value of the  mortgaged  property  will not be sufficient to satisfy the mortgage loan upon foreclosure;
                               o   mortgage  loans with  loan-to-value  ratios of  greater  than
                                   80%,  which  may be as high as 100% at  origination,  with no mortgage  insurance  may  increase  the  likelihood  that the value of the  mortgaged  property  would not be sufficient to satisfy the mortgage loan upon  foreclosure  unless the value of the mortgaged property increases;
                               o   mortgage    loans   made   to   borrowers   who   have   high
                                   debt-to-income  ratios  (i.e.,  the amount of debt service on the other debt of the borrower  represents a large portion of his or her  income)  may  result  in a  deterioration  of the borrower's  financial  condition that could make it difficult for the borrower to continue to make mortgage payments; and
                               o   mortgage  loans  made  to  borrowers   whose  income  is  not
                                   required to be  disclosed  or verified  may increase the risk that the borrower's income is less than that represented.

                               Some of the  mortgage  loans with  loan-to-value  ratios over 80%
                               may be insured by primary  mortgage  insurance.  However,  if the insurer is unable to pay a claim,  the amount of loss incurred on those loans may be increased.

                               In  addition,  in  determining  loan-to-value  ratios for certain mortgage loans, the value of the related  mortgaged  property may be based on an appraisal  that is up to 24 months old if there is
                               a  supporting  broker's  price  opinion,   automated   valuation,
                               drive-by  appraisal or other  certification  of value. If such an appraisal does not reflect  current market values and such market values have declined,  the  likelihood  that proceeds from a sale of the  mortgaged  property  may be  insufficient  to  repay  the mortgage loan is increased.

                               See  "The   Trusts--Underwriting   Policies"  and  "Certain  Legal
                               Aspects of Mortgage  Loans and  Contracts"  in the  related  base prospectus.

THE RETURN ON YOUR             The  Servicemembers  Civil Relief Act, as amended,  or the Relief
CERTIFICATES COULD BE          Act,  provides  relief to  borrowers  who enter  active  military
REDUCED BY SHORTFALLS DUE TO   service  and to  borrowers  in  reserve  status who are called to
THE SERVICEMEMBERS CIVIL       active  duty  after  the  origination  of  their  mortgage  loan.
RELIEF ACT.                    Current or future  military  operations  of the United States may increase  the  number of  borrowers  who are in  active  military service,  including  persons  in  reserve  status  who have  been called  or  will  be  called  to  active  duty.  The  Relief  Act provides  generally  that a borrower who is covered by the Relief
                               Act may not be charged  interest on a mortgage  loan in excess of
                               6% per annum  during the period of the  borrower's  active  duty.
                               Any resulting interest  shortfalls are not required to be paid by the  borrower at any future  time.  The master  servicer  for the applicable  series  of  certificates  will  not  be  required  to
                               advance  these  shortfalls  as  delinquent   payments,   and  the
                               shortfalls   will  not  be   covered   by  any  form  of   credit
                               enhancement  on  the   certificates  of  that  series.   Interest
                               shortfalls   on  the  mortgage   loans   included  in  the  trust
                               established  for any series due to the  application of the Relief
                               Act or  similar  legislation  or  regulations  will be applied to reduce the  accrued  interest on each  interest-bearing  class of certificates of that series on a pro rata basis.

                               The  Relief  Act also  limits  the  ability  of the  servicer  to foreclose  on a mortgage  loan  during the  borrower's  period of active duty and, in some cases,  during an additional three month period  thereafter.  As a result,  there may be delays in payment and  increased  losses on the  mortgage  loans.  Those delays and increased  losses on the  mortgage  loans  included  in the trust established  for any series will be borne  primarily by the class of  certificates  of that  series  with a  certificate  principal balance greater than zero with the lowest payment priority.

                               We do not  know  how  many  mortgage  loans  have  been or may be affected  by  the  application  of  the  Relief  Act  or  similar legislation or regulations.

                               See  the  definition  of  Accrued   Certificate   Interest  under
                               "Description of the  Certificates--Glossary of Terms" in this term sheet  supplement  and "Certain  Legal Aspects of Mortgage  Loans and  Contracts--Servicemembers  Civil  Relief  Act" in the related base prospectus.

THE     RETURN     ON    YOUR  Losses on  mortgage  loans may  occur  due to a wide  variety  of
CERTIFICATES  MAY BE AFFECTED  causes,  including  a decline in real estate  values,  as well as
BY  LOSSES  ON  THE  MORTGAGE  adverse changes in a borrower's  financial  condition.  A decline
LOANS    IN    THE    RELATED  in real estate  values or economic  conditions  nationally  or in
MORTGAGE  POOL,  WHICH  COULD  the regions where the mortgaged  properties are  concentrated may
OCCUR  DUE  TO A  VARIETY  OF  increase the risk of losses on the mortgage loans.
CAUSES.

THE     RETURN     ON    YOUR  One risk of investing in  mortgage-backed  securities  is created
CERTIFICATES      MAY      BE  by any  concentration  of the related  properties  in one or more
PARTICULARLY   SENSITIVE   TO  geographic  regions.  If the regional  economy or housing  market
CHANGES   IN   REAL    ESTATE  weakens  in any  region  having a  significant  concentration  of
MARKETS IN SPECIFIC REGIONS.   properties  underlying the mortgage loans,  the mortgage loans in that region may  experience  high rates of loss and  delinquency, resulting in losses to  certificateholders.  A region's  economic condition  and  housing  market may be  adversely  affected  by a
                               variety  of  events,   including   natural   disasters   such  as
                               earthquakes,    hurricanes,    floods   and   eruptions,    civil
                               disturbances  such as riots,  disruptions  such as ongoing  power outages,  or  terrorist  actions  or acts of  war.  The  economic impact of any of those  events  may also be felt in areas  beyond the region  immediately  affected by the disaster or disturbance.
                               The properties  underlying the mortgage loans may be concentrated in these  regions.  This  concentration  may  result  in  greater losses to  certificateholders  than those  generally  present for similar mortgage-backed securities without that concentration.

                               Several    hurricanes,    which   struck   Louisiana,    Alabama,
                               Mississippi,  Texas  and  Florida  in  recent  months,  may  have
                               adversely   affected   mortgaged   properties  located  in  those
                               states.  Generally,  the mortgage pool does not include  mortgage loans  secured by  mortgaged  properties  located in the  federal
                               emergency   management  agency  ("FEMA")  designated   individual
                               assistance    zones.    However,    FEMA-designated    individual
                               assistance  zones are subject to change from time to time by FEMA and, therefore,  no assurance can be given that the mortgage pool is  free  of  mortgage  loans  secured  by  mortgaged  properties located in those areas.  Further,  mortgage loans in the mortgage pool may be secured by mortgaged  properties  in  FEMA-designated
                               public  assistance  areas,   which  also  may  include  mortgaged
                               properties  in  areas  that  were  affected  by  the  hurricanes.
                               Residential  Funding will make a representation and warranty that each  mortgaged  property  underlying a mortgage loan included in the trust  established  for any  series is free of damage  and in good  repair  as of the  closing  date  for that  series.  In the event  that a  mortgaged  property  underlying  a  mortgage  loan included  in the trust  established  for any series is damaged as of the closing  date for that  series and that damage  materially and  adversely  affects  the  value  of or the  interests  of the holders  of the  certificates  of  that  series  in  the  related
                               mortgage   loan,   Residential   Funding   will  be  required  to
                               repurchase  the related  mortgage  loan from the trust.  Any such repurchases  may  shorten  the  weighted  average  lives  of  the
                               certificates   of  that  series.   We  will  not  know  how  many
                               mortgaged  properties  underlying  the mortgage loans included in the trust  established  for any  series  will have been or may be affected  by the  hurricanes  and  therefore  whether the payment experience  on any mortgage  loan in the  mortgage  pool for that series will be affected.

                               See   "Description   of   the   Mortgage    Pool--Mortgage    Pool
                               Characteristics" in this term sheet supplement.

THE RETURN ON YOUR             Except  as set  forth  in the  final  term  sheet  for a class of
CERTIFICATES WILL BE REDUCED   certificates,  the  only  credit  enhancement  for any  class  of
IF LOSSES EXCEED THE CREDIT    senior  certificates  of any  series  will  be the  subordination
ENHANCEMENT AVAILABLE TO       provided by the Class M Certificates  and Class B Certificates of
YOUR CERTIFICATES.             that  series  (and  with  respect  to any  class of super  senior certificates,  the subordination provided by the related class or classes of senior support  certificates,  and with respect to any
                               class  of  insured   certificates  of  any  series,   the  credit
                               enhancement  provided by the financial  guaranty insurance policy and any  applicable  reserve fund).  The only credit  enhancement
                               for  any  Class  M  Certificates   of  any  series  will  be  the
                               subordination  provided  by the Class B  Certificates  and by any class  of  Class M  Certificates,  if any,  with a lower  payment priority  than that  class.  You  should  also be aware  that the credit  enhancement  provided  for some  types of  losses  may be limited.

                               See  "Description  of  the   Certificates--Allocation  of  Losses;
                               Subordination" in this term sheet supplement.

THE VALUE OF YOUR              If the  performance  of the mortgage  loans included in the trust
CERTIFICATES MAY BE REDUCED    established  for any series is  substantially  worse than assumed
IF LOSSES ARE HIGHER THAN      by the rating  agencies  rating any class of certificates of that
EXPECTED.                      series,  the  ratings of any class of those  certificates  may be lowered in the future.  This would  probably  reduce the value of those  certificates.  None of the depositor,  the master servicer nor any other entity will have any  obligation to supplement  any credit  enhancement,  or to take any other action to maintain any rating of the certificates.

A TRANSFER OF MASTER           If the master  servicer  defaults  in its  obligations  under the
SERVICING IN THE EVENT OF A    pooling and  servicing  agreement,  the master  servicing  of the
MASTER SERVICER DEFAULT MAY    mortgage  loans may be transferred to the trustee or an alternate
INCREASE THE RISK OF PAYMENT   master  servicer,  as described  under "The Pooling and Servicing
APPLICATION ERRORS             Agreement - Rights Upon Event of Default" in the  prospectus.  In the event of such a transfer of master  servicing there may be an increased  risk of errors in applying  payments from borrowers or in  transmitting  information  and funds to the successor  master servicer.

SOME OF THE MORTGAGE LOANS     Some of the mortgage loans included in the trust  established for
HAVE AN INITIAL INTEREST       any series may have  interest  only periods of varying  duration.
ONLY PERIOD, WHICH MAY         During  this  period,  the payment  made by the related  borrower
INCREASE THE RISK OF LOSS      will be less than it would be if the mortgage loan amortized.  In
AND DELINQUENCY ON THESE       addition,  the  mortgage  loan balance will not be reduced by the
MORTGAGE LOANS.                principal  portion of  scheduled  monthly  payments  during  this period.  As a result,  no principal  payments will be made to the certificates  of the related  series from mortgage  loans of this nature during their  interest only period except in the case of a prepayment.

                               After the initial  interest only period,  the  scheduled  monthly payment on these  mortgage  loans may increase,  which may result
                               in   increased    delinquencies   by   the   related   borrowers,
                               particularly  if interest  rates have  increased and the borrower is unable to  refinance.  In  addition,  losses may be greater on these  mortgage  loans  as a  result  of the  mortgage  loan  not amortizing  during  the  early  years  of these  mortgage  loans.
                               Although  the  amount of  principal  included  in each  scheduled
                               monthly   payment  for  a   traditional   mortgage  loan  can  be
                               relatively   small   during   the  first  few  years   after  the
                               origination  of a mortgage  loan, in the aggregate the amount can be significant.

                               Mortgage   loans  with  an  initial   interest  only  period  are
                               relatively new in the mortgage  marketplace.  The  performance of
                               these  mortgage  loans  may  be   significantly   different  than
                               mortgage loans that fully amortize.  In particular,  there may be a higher  expectation  by these  borrowers of  refinancing  their mortgage  loans with a new mortgage  loan, in particular one with an initial  interest  only period,  which may result in higher or lower  prepayment  speeds than would  otherwise  be the case.  In addition,  the failure to build  equity in the related  mortgaged property by the related  mortgagor may affect the delinquency and prepayment experience of these mortgage loans.
HIGH LTV LOANS WITHOUT
MORTGAGE INSURANCE

THE MORTGAGE POOL INCLUDES     Some of the mortgage loans may have an LTV ratio at origination
CERTAIN LOANS THAT MAY BE      in excess of 80% but may not be insured by a primary mortgage
SUBJECT TO A HIGHER RISK OF    insurance policy.  Although primary mortgage insurance policy is
LOSS                           generally required for mortgage loans with an LTV ratio in excess of 80%, no such insurance was required for these loans under the applicable underwriting criteria.  The likelihood that the value of the related mortgaged property would not be
                               sufficient to satisfy the mortgage loan upon foreclosure is greater for these types of loans, resulting in a higher
                               likelihood of losses with respect to these types of loans.
RISKS RELATING TO PRIMARY
MORTGAGE INSURERS

YOU MAY INCUR LOSSES IF A      Some of the mortgage loans may have an LTV ratio at origination
PRIMARY MORTGAGE INSURER       in excess of 80% and may be insured by a primary mortgage
FAILS TO MAKE PAYMENTS UNDER   insurance policy.  If such a mortgage loan were subject to a
A PRIMARY MORTGAGE INSURANCE   foreclosure and the value of the related mortgaged property were
POLICY                         not sufficient to satisfy the mortgage loan, payments under the primary mortgage insurance policy would be required to avoid any losses, or to reduce the losses on, such a mortgage loan.  If the insurer is unable or refuses to pay a claim, the amount of such losses would be allocated to holders of certificates as realized losses.
RISKS RELATING TO
COOPERATIVE LOANS

COOPERATIVE LOANS HAVE         Some of the mortgage loans may not be secured directly by real
CERTAIN CHARACTERISTICS THAT   property but may be cooperative loans.  A cooperative loan is
MAY INCREASE THE RISK OF LOSS  secured by a first lien on shares issued by the cooperative corporation that owns the related apartment building and on the related proprietary lease or occupancy agreement granting
                               exclusive rights to occupy a specific unit within the
                               cooperative.  Cooperative loans have certain characteristics that may increase the likelihood of losses.

                               The proprietary lease or occupancy agreement securing a
                               cooperative loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land.  If the cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and
                               occupancy agreements.

                               Additionally, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder.
                               A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the
                               tenant-stockholder.  In the event of a foreclosure under a cooperative loan, the mortgagee will be subject to certain restrictions on its ability to transfer the collateral and the use of proceeds from any sale of collateral.  See "Certain Legal
                               Aspects of Mortgage Loans and Contracts--The Mortgage
                               Loans--Cooperative Loans" in the prospectus.
LIMITED OBLIGATIONS

PAYMENTS ON THE MORTGAGE       The certificates  offered in each series will represent interests
LOANS ARE THE PRIMARY SOURCE   only in the trust  established for that series.  The certificates
OF PAYMENTS ON YOUR            do not  represent an ownership  interest in or  obligation of the
CERTIFICATES.                  depositor,  the master  servicer or any of their  affiliates.  If proceeds from the assets of the trust  established for any series of certificates are not sufficient to make all payments  provided for under the pooling and  servicing  agreement  for that series, investors  will have no  recourse  to the  depositor,  the master servicer or any other entity,  and will incur losses.  Additional credit  enhancement  will be  provided  for any class of  insured certificates of any series by the applicable  financial  guaranty insurance policy and any applicable reserve fund.

LIQUIDITY RISKS

YOU MAY HAVE TO HOLD YOUR      A secondary market for your  certificates  may not develop.  Even
CERTIFICATES TO MATURITY IF    if a secondary  market does  develop,  it may not  continue or it
THEIR MARKETABILITY IS         may  be  illiquid.  Neither  the  underwriters  for  the  related
LIMITED.                       series nor any other  person will have any  obligation  to make a secondary market in your  certificates,  and you have no right to request  redemption of your  certificates.  Illiquidity means you may not be able to find a buyer  to buy your  securities  readily or at prices  that will  enable you to  realize a desired  yield.
                               Illiquidity  can have a severe adverse effect on the market value of your certificates.

                               Any class of offered  certificates  may  experience  illiquidity, although  generally  illiquidity  is more likely for classes that are especially  sensitive to prepayment,  credit or interest rate risk,  or  that  have  been  structured  to meet  the  investment requirements of limited categories of investors.
BANKRUPTCY RISKS

BANKRUPTCY PROCEEDINGS COULD   The transfer of the mortgage loans from any applicable  seller to
DELAY OR REDUCE                the  depositor  will be intended by the parties to be and will be
DISTRIBUTIONS ON THE           documented  as a sale.  However,  if any  seller  were to  become
CERTIFICATES.                  bankrupt,    a   trustee   in   bankruptcy   could   attempt   to
                               recharacterize  the sale of the  applicable  mortgage  loans as a loan  secured  by  those  mortgage  loans or to  consolidate  the mortgage  loans with the assets of the seller.  Any such  attempt could  result in a delay in or reduction  of  collections  on the mortgage loans included in the trust  established  for any series available to make payments on the certificates of that series.

THE BANKRUPTCY OF A BORROWER   If a borrower becomes subject to a bankruptcy proceeding, a
MAY INCREASE THE RISK OF       bankruptcy court may require modifications of the terms of a
LOSS ON A MORTGAGE LOAN.       mortgage loan without a permanent forgiveness of the principal amount of the mortgage loan.  Modifications have included
                               reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule.  In addition, a court having federal bankruptcy jurisdiction may permit a debtor to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable period and reinstating the original mortgage loan payment
                               schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court.  In addition, under the federal bankruptcy law, all actions against a borrower and the borrower's property are automatically stayed upon the filing of a bankruptcy petition.
SPECIAL YIELD AND PREPAYMENT
CONSIDERATIONS

THE YIELD ON YOUR
CERTIFICATES WILL VARY         The yield to  maturity on each class of offered  certificates  of
DEPENDING ON THE RATE OF       any series will depend on a variety of factors, including:
PREPAYMENTS.
                               o  the rate and  timing of  principal  payments  on the  mortgage loans  in  the  related  loan  group  included  in  the  trust established for any series,  including  prepayments,  defaults
                                  and   liquidations,   and   repurchases  due  to  breaches  of
                                  representations or warranties;

                               o  the allocation of principal  payments on the mortgage loans in the related  loan group  among the various  classes of offered certificates included in that series;
                               o  the pass-through rate for that class;
                               o  interest  shortfalls  due  to  mortgagor  prepayments  in  the related loan group; and
                               o  the purchase price of that class.

                               Where  the  mortgage  loans in a trust  established  for a series have  been  divided  into two or more  loan  groups,  the  senior
                               certificates   will  receive   distributions   of  principal  and
                               interest  from  the  mortgage  loans  in the  loan  group or loan groups  designated  in the final term sheet for any such class of certificates.

                               As used in this term sheet supplement,  references to the related
                               (or words of similar  effect)  loan group will mean,  in the case of a series with multiple loan groups,  the loan group from which a class of certificates  will receive  distributions of principal and  interest,  and,  in the case of a series  with a single loan group, the mortgage pool.
                               The rate of  prepayments  is one of the most  important and least predictable of these factors.

                               No  assurances  are given that the mortgage  loans will prepay at any particular rate.

                               In general,  if you purchase a certificate at a price higher than its  outstanding  certificate  principal  balance  and  principal distributions on your  certificate  occur faster than you assumed at the  time of  purchase,  your  yield  will be  lower  than you anticipated.  Conversely,  if you  purchase  a  certificate  at a price lower than its outstanding  certificate  principal  balance and principal  distributions on that class occur more slowly than you  assumed  at the time of  purchase,  your yield will be lower than you anticipated.

THE RATE OF PREPAYMENTS ON     Since mortgagors,  in most cases, can prepay their mortgage loans
THE MORTGAGE LOANS WILL VARY   at any time,  the rate and timing of principal  distributions  on
DEPENDING ON FUTURE MARKET     the offered  certificates  are highly uncertain and are dependent
CONDITIONS, AND OTHER          upon  a wide  variety  of  factors,  including  general  economic
FACTORS.                       conditions,  interest  rates,  the  availability  of  alternative
                               financing  and  homeowner   mobility.   Generally,   when  market
                               interest  rates  increase,  borrowers  are less  likely to prepay their  mortgage  loans.  This could result in a slower  return of principal  to you at a time  when you  might  have  been  able to reinvest  your  funds  at a  higher  rate of  interest  than  the pass-through  rate on your  class of  certificates.  On the other
                               hand,  when  market   interest  rates  decrease,   borrowers  are
                               generally  more  likely  to prepay  their  mortgage  loans.  This could  result in a faster  return of  principal  to you at a time when you might not be able to reinvest  your funds at an interest
                               rate  as  high  as  the  pass-through   rate  on  your  class  of
                               certificates.

                               Refinancing  programs,  which may involve  soliciting all or some
                               of  the  mortgagors  to  refinance  their  mortgage  loans,   may
                               increase the rate of  prepayments  on the mortgage  loans.  These refinancing  programs may be offered by the master servicer,  any subservicer  or their  affiliates,  and may  include  streamlined
                               documentation   programs.   Streamlined   documentation  programs
                               involve  less  verification  of  underwriting   information  than
                               traditional documentation programs.

                               See  "Description  of  the  Mortgage  Pool  -  The  Program"  and
                               "Certain Yield and Prepayment  Considerations" in this term sheet supplement  and "Maturity and Prepayment  Considerations"  in the
                               related base prospectus.

MORTGAGE LOANS WITH INTEREST   Some of the mortgage  loans may require the related  borrowers to
ONLY PAYMENTS MAY AFFECT THE   make monthly  payments of accrued  interest,  but not  principal,
YIELD ON THE OFFERED           for a certain period  following  origination.  After the interest
CERTIFICATES.                  only period,  the borrower's monthly payment will be recalculated to cover both  interest and  principal so that the mortgage  loan will be paid in full by its final payment  date. As a result,  if the monthly payment  increases,  the related  borrower may not be able  to  pay  the  increased  amount  and  may  default  or  may refinance the loan to avoid the higher payment.

                               In  addition,   because  no  scheduled   principal  payments  are
                               required  to be made on these  mortgage  loans  for a  period  of time, the offered  certificates  will receive  smaller  scheduled principal  distributions  during that period than they would have received if the related  borrowers  were required to make monthly payments of interest  and  principal  from  origination  of these mortgage loans. Absent other considerations,  this slower rate of principal  distributions  will result in longer weighted  average lives of the offered  certificates  than would  otherwise  be the case if none of the mortgage loans had interest only periods.

THE RECORDING OF MORTGAGES     The mortgages or  assignments of mortgage for all or a portion of
IN THE NAME OF MERS MAY        the  mortgage  loans  included in the trust  established  for any
AFFECT THE YIELD ON THE        series may have been or may be  recorded  in the name of Mortgage
CERTIFICATES.                  Electronic   Registration  Systems,  Inc.,  or  MERS,  solely  as
                               nominee  for the  originator  and  its  successors  and  assigns.
                               Subsequent   assignments   of  those   mortgages  are  registered
                               electronically  through  the  MERS(R)System.   However,  if  MERS
                               discontinues the MERS(R)System and it becomes  necessary to record an  assignment  of the  mortgage  to the  trustee for any series, then any related  expenses shall be paid by the related trust and will  reduce  the  amount  available  to  pay  principal  of  and interest  on  the  certificates  included  in  that  series  with certificate  principal balances greater than zero with the lowest payment priorities.

                               The  recording  of  mortgages in the name of MERS is a relatively new practice in the mortgage lending  industry.  Public recording officers  and others in the mortgage  industry may have  limited, if any,  experience with lenders seeking to foreclose  mortgages, assignments  of which  are  registered  with  MERS.  Accordingly, delays  and  additional  costs  in  commencing,  prosecuting  and completing  foreclosure  proceedings  and conducting  foreclosure sales of the  mortgaged  properties  could  result.  Those delays and  additional  costs  could in turn delay the  distribution  of liquidation  proceeds to holders of the related  certificates and increase the amount of losses on the mortgage loans.

                               For additional  information  regarding MERS and the MERS(R)System,
                               see   "Description   of   the   Mortgage    Pool--Mortgage    Pool
                               Characteristics"    and    "Certain    Yield    and    Prepayment
                               Considerations"  in this term sheet  supplement and  "Description of the  Certificates--Assignment of Mortgage Loans" in the related base prospectus.

THE YIELD ON YOUR              The offered  certificates of each class included in a series will
CERTIFICATES WILL BE           have different yield  considerations and different  sensitivities
AFFECTED BY THE SPECIFIC       to  the  rate  and  timing  of   principal   distributions.   The
TERMS THAT APPLY TO THAT       following is a general  discussion  of yield  considerations  and
CLASS, DISCUSSED BELOW.        prepayment   sensitivities   of   some  of  the   categories   of
                               certificates that may be included in any series.

                               See "Certain  Yield and Prepayment  Considerations"  in this term sheet supplement.

SENIOR CERTIFICATES            The senior  certificates  of any series,  other than any interest only  certificates,  may be  subject to  various  priorities  for payment of  principal.  Distributions  of principal on the senior certificates  of any series  entitled to principal  distributions with an earlier  priority  of  payment  will be  affected  by the rates of  prepayment of the related  mortgage  loans early in the life of the  related  mortgage  pool.  Those  classes  of  senior certificates  of any series  entitled to principal  distributions with a later  priority  of payment  will be affected by the rates of  prepayment of the related  mortgage  loans  experienced  both before and after the  commencement of principal  distributions on those  classes,  and will be more likely to be affected by losses on the  mortgage  loans  not  covered  by any  applicable  credit enhancement.

                               See "Description of the  Certificates--Principal  Distributions on
                               the Senior Certificates" in this term sheet supplement.

                               A class of variable  strip  principal  only  certificates  of any series will receive a portion of the  principal  payments only on the related  mortgage  loans that have net  mortgage  rates lower than the discount net mortgage rate  described in the pooling and service  agreement related to that series.  Therefore,  the yield on that class of variable strip principal only  certificates will be  extremely  sensitive  to the rate  and  timing  of  principal prepayments and defaults on the related  mortgage loans that have net  mortgage  rates  lower  than  the  applicable  discount  net mortgage rate.

                               Mortgage  loans with lower  mortgage  rates are less likely to be prepaid  than  mortgage  loans with  higher  mortgage  rates.  If prepayments of principal on the related  mortgage loans that have net  mortgage  rates  lower than the  applicable  rate occur at a rate  slower than an  investor  assumed at the time of  purchase, the investor's yield will be adversely affected.

CLASS A-V CERTIFICATES         A class of  variable  strip  interest  only  certificates  of any series will receive a portion of the interest  payments only from the related  mortgage  loans that have net mortgage  rates higher than the discount net mortgage rate  described in the pooling and servicing  agreement  related  to  that  series.  Therefore,  the yield on a class of variable  strip  interest  only  certificates will be  extremely  sensitive to the rate and timing of principal prepayments and defaults on the related  mortgage loans that have net mortgage rates higher than the applicable rate.

                               Mortgage  loans with higher  mortgage rates are more likely to be prepaid than mortgage  loans with lower  mortgage  rates.  If the related  mortgage  loans that have net mortgage rates higher than the  applicable  rate  are  prepaid  at a  rate  faster  than  an investor assumed at the time of purchase,  the yield to investors in that class of variable strip interest only  certificates  will be adversely  affected.  Investors  in a class of variable  strip interest only certificates  should fully consider the risk that a rapid rate of  prepayments  on the  related  mortgage  loans that have net  mortgage  rates higher than the  applicable  rate could result in the failure of such  investors to fully  recover  their investments.

INTEREST ONLY CERTIFICATES     The Class A-V  Certificates  will not,  and, as  described in any final  term  sheet  for a class of  certificates,  certain  other classes  of  certificates  may  not,  be  entitled  to  principal
                               distributions.    Such   certificates   will   receive   interest
                               distributions  based  on a  notional  amount  based  on  all or a portion  of the  certificate  principal  balance  of one or  more
                               classes  of   certificates   included  in  the  related   series.
                               Investors  in a class of  interest  only  certificates  should be aware that the yield on that class  will be  extremely  sensitive to the rate and  timing  of  principal  payments  on the  related class or classes  of  certificates,  and that rate may  fluctuate
                               significantly   over  time.  A  faster  than   expected  rate  of
                               principal   payments   on  the   related   class  or  classes  of
                               certificates  will  have  an  adverse  effect  on  the  yield  to investors  in a class of  interest  only  certificates  and could
                               result  in  their   failure  to  fully   recover   their  initial
                               investments.

ACCRUAL CERTIFICATES AND       Because  accrual  certificates  are not  entitled  to receive any
PARTIAL ACCRUAL CERTIFICATES   distributions  of  interest  for some  period of time and partial accrual  certificates  are entitled to smaller  distributions  of interest  that are  based on only a  portion  of the  certificate
                               principal  balance  of  that  class,   accrual  certificates  and
                               partial   accrual   certificates   of  any  series   will  likely
                               experience  significant  price  and yield  volatility.  Investors should  consider  whether  this  volatility  is suitable to their investment needs.

ADJUSTABLE RATE CERTIFICATES   The  interest  rate on any class of  floating  rate  certificates
                               included  in  any  series  will  vary  in  accordance   with  the
                               applicable  interest rate index set forth in any final term sheet for that class of  certificates.  The interest  rate on any class of inverse  floating  rate  certificates  included  in any series will vary inversely  with the applicable  interest rate index set forth in any final  term  sheet for that  class of  certificates.
                               Therefore, the yields to investors on such certificates,  if any, will be  sensitive to  fluctuations  in the  applicable  interest rate index.

COMPANION CERTIFICATES         A class of  companion  certificates  of any  series  may  receive small or large  distributions  of principal on each  distribution
                               date   to   the   extent   necessary   to   stabilize   principal
                               distributions  to  one  or  more  classes  of  planned  principal
                               certificates,   targeted  principal   certificates  or  scheduled
                               principal  classes of that series.  Due to the  companion  nature of these classes of certificates,  these certificates will likely experience  price and yield  volatility.  Investors in a class of companion  certificates  should consider  whether this volatility is suitable to their investment needs.

COMPONENT CERTIFICATES         A class of  component  certificates  of any series may consist of
                               components   with  different   principal  and  interest   payment
                               characteristics.  As  each  component  of a  class  of  component certificates  may be  identified  as falling  into one or more of
                               the   categories   set   forth   under    "Description   of   the
                               Certificates--General"  in this term sheet supplement,  that class of  component  certificates  may bear the  risks,  including  the price and yield  volatility,  associated  with the  categories of certificates  described  in these  risk  factors to the extent of each  applicable  component.  Investors  in a class of  component certificates  should  consider  whether the risks and  volatility associated  with any component of that class is suitable to their investment needs.

INSURED CERTIFICATES           Investors  in any class of  insured  certificates  of any  series should be aware that payments of principal on those  certificates may be allocated  according to a random lot procedure.  Therefore it is  highly  uncertain  that  payments  will  be  made  to  any investor  in  those  certificates  on the  date  desired  by that investor.

                               In addition,  any class of insured certificates of any series may be subject to special rules regarding the  procedures,  practices and  limitations  applicable to the  distribution of principal to the holders of these certificates.  Insured  certificates subject to these  procedures,  practices  and  limitations  may not be an appropriate  investment for you if you require  distribution of a particular  amount of  principal  on a  predetermined  date or an otherwise predictable stream of principal  distributions.  If you
                               purchase  insured   certificates  subject  to  these  procedures,
                               practices and limitations,  we cannot give you any assurance that you will receive a distribution  in reduction of principal on any particular distribution date.

                               See  "Principal  Distributions  on  Certain  Classes  of  Insured
                               Certificates" in this term sheet supplement.

                               Investors in insured  certificates  of any series should be aware that the related  financial  guaranty  insurance  policy will not
                               cover  interest   shortfalls   attributable   to  prepayments  or
                               interest  shortfalls  related  to Relief  Act  reductions  on the related mortgage loans, except as is otherwise provided.
LOCKOUT CERTIFICATES           As   described   in  any  final   term   sheet  for  a  class  of
                               certificates,  certain  classes of  certificates  may not receive
                               distributions  of  principal   payments  or  prepayments  on  the
                               related  mortgage loans for a period of time and, as described in any  final  term  sheet for a class of  certificates,  may not be
                               expected  to  receive   distributions   of  scheduled   principal
                               payments  on the  related  mortgage  loans  for a period of time.
                               After the  expiration of the initial  period,  such  certificates may receive a distribution  of principal  payments or prepayments on the related  mortgage  loans that is smaller than that class's pro rata share and,  as  described  in any final term sheet for a class of  certificates,  may receive a distribution  of scheduled principal  payments on the related mortgage loans that is smaller than that class's pro rata share.

PLANNED PRINCIPAL              Any  class of  planned  principal  certificates  included  in any
CERTIFICATES OR PACS           series will be  structured  so that  principal  payments  will be made in accordance  with a schedule  related to that series,  but only if the mortgage loans included in the trust  established for that series prepay at a constant  rate within a specified  range.
                               If  prepayments  on the mortgage  loans in the related loan group occur at a rate below such range,  the weighted  average lives of that class of planned  principal  certificates  may be  extended.
                               On the other hand, if  prepayments  on the mortgage  loans in the related  loan  group  occur  at a  rate  above  that  range,  the weighted  average  lives  of  that  class  of  planned  principal certificates may be reduced.

PRINCIPAL ONLY CERTIFICATES    A class of principal only certificates  included in any series is not entitled to receive  distributions of interest.  Investors in a principal only certificate  should be aware that if prepayments of  principal  on  the  mortgage  loans  included  in  the  trust established  for that series and  distributed to that class occur at a  rate  slower  than  an  investor  assumed  at the  time  of purchase, the investor's yield will be lower than anticipated.

SCHEDULED PRINCIPAL            A class  of  scheduled  principal  certificates  included  in any
CERTIFICATES                   series will be  structured  so that  principal  payments  will be made in will be made  in  certain  designated  amounts,  assuming that  prepayments on the mortgage loans in the related loan group occur  each  month  at  a  certain  assumed  rate  or  rates.  If prepayments  on the  mortgage  loans in the  related  loan  group occur at a rate below the  assumed  rate or rates,  the  weighted average lives of that class of scheduled  principal  certificates may be  extended.  On  the  other  hand,  if  prepayments  on the mortgage  loans in the  related  loan group occur at a rate above the assumed  rate or rates,  the weighted  average  lives of that class of scheduled principal certificates may be reduced.

SENIOR SUPPORT CERTIFICATES    Investors  in a  class  of  senior  support  certificates  of any series  should be aware  that all or a  portion  of losses on the mortgage loans in the related loan group  otherwise  allocable to the related  class or classes of super senior  certificates  will be allocated to that class of senior support  certificates as and to the  extent  set  forth  in the  final  term  sheet  for  that series.  Therefore,  the  yield  to  maturity  on that  class  of senior  support  certificates  will  be  extremely  sensitive  to losses  otherwise  allocable  to the related  class or classes of super senior certificates.

TARGETED PRINCIPAL             Any class of  targeted  principal  certificates  of any series is
CERTIFICATES OR TACS           structured  so that  principal  payments  on the  mortgage  loans included  in the trust  established  for that series will be made in accordance  with a schedule  related to that series,  but only if the  mortgage  loans in the related  loan group  prepay at the constant rate assumed in establishing  the related  schedule.  If prepayments  on the  mortgage  loans in the  related  loan  group occur at a rate below that rate,  the weighted  average  lives of that class of targeted  principal  certificates  may be extended.
                               On the other hand, if  prepayments  on the mortgage  loans in the related loan group occur at a rate above that rate,  the weighted average  lives of that class of targeted  principal  certificates may be reduced.

CERTIFICATES RELATED TO ANY    As  set   forth  in  any  final   term   sheet  for  a  class  of
YIELD MAINTENANCE AGREEMENT    certificates,  the  holders of certain  certificates  may benefit from a series of interest  rate cap payments  pursuant to a yield
                               maintenance  agreement.   The  purpose  of  a  yield  maintenance
                               agreement is to partially  mitigate the risk to the  investors in the  related  certificates  that the  pass-through  rate on their certificates  will be lower  than  the  index  plus  the  related margin.

                               However,  the  amount  payable to those  investors  under a yield maintenance  agreement may be based on a notional amount equal to the  lesser of the  aggregate  certificate  principal  balance of related  certificates  and  an  amount  determined  based  on  an assumed rate of prepayments on the mortgage  loans.  Accordingly, if  prepayments  occur at a slower rate than assumed,  the amount payable on the yield maintenance  agreement will be less than the amount of interest  that would  accrue on those  certificates  at the  excess  of the index  over a  certain  rate per annum as set forth in the final term sheet for such  class.  In  addition,  if the index  exceeds  a certain  rate per annum as set forth in the final term sheet for such class of  certificates,  no  additional amounts are payable under the yield  maintenance  agreement.  Any amount  by  which  the  amount  paid  by  the  yield  maintenance agreement  provider is less than the difference between the index plus the  related  margin  and a rate set forth in the final term sheet for such class of  certificates  will not be  payable  from any source on that distribution  date or any future  distribution date.

                               Furthermore,  investors under the yield maintenance agreement are
                               subject  to  the  risk  that  the  yield  maintenance   agreement
                               provider  will  default  on  all  or a  portion  of  its  payment obligations under the yield maintenance agreement.

   CLASS M CERTIFICATES        The  yield  to  investors  in  any  class  of  the   subordinated
                               certificates  of any  series  will be  sensitive  to the rate and timing of losses on the related  mortgage  loans, if those losses are not  covered  by a more  subordinate  class  of  subordinated certificates.

                               It is not  expected  that a class of  subordinated  certificates, other  than  any  class  of  senior  support  certificates,  will receive  any  distributions  of  principal  prepayments  until  a distribution  date  described  in the term  sheet  for a class of
                               certificates.    On   or   after    that    date,    all   or   a
                               disproportionately  large portion of principal prepayments on the mortgage  loans in each loan group,  in the case of a series with common  subordination,  or in the related loan group, in the case of a series with separate subordination,  may be allocated to the related  senior  certificates  as  described  in this term  sheet supplement,  and none or a  disproportionately  small  portion of
                               principal   prepayments  may  be  paid  to  the  holders  of  the
                               subordinated  certificates,   other  than  any  class  of  senior
                               support  certificates.  As a result,  the weighted  average lives of  the  subordinated  certificates  may  be  longer  than  would otherwise be the case.

                               See  "Description  of  the   Certificates--Allocation  of  Losses;
                               Subordination" in this term sheet supplement.

                                                ISSUING ENTITY

    The  depositor  will  establish a trust with  respect to each series on the closing  date for that  series, under a series  supplement,  dated as of the cut-off date for that series, to the standard terms of pooling and servicing  agreement,  dated as of February 1, 2006,  among the depositor,  the master servicer and the trustee together with the series  supplement,  referred to herein as the pooling and servicing  agreement.  The pooling and  servicing  agreement  is  governed  by the laws of the State of New  York.  On the  closing  date for each series,  the  depositor  will  deposit  into the trust a pool of  mortgage  loans  that in the  aggregate  will constitute a mortgage pool,  secured by first liens on one- to four-family  residential  properties  with terms to  maturity of not more than 30 years.  The  mortgage  pool may be a single loan group or divided  into two or more loan groups.  The trust will not have any  additional  equity.  The pooling and servicing  agreement  will authorize the trust to engage only in selling the  certificates  in exchange for the mortgage  loans,  entering into and performing its obligations under the pooling and servicing agreement,  activities necessary,  suitable or convenient to such actions and other  activities as may be required in connection  with the  conservation of the trust fund and making distributions to certificateholders.

    The  pooling  and  servicing  agreement  will  provide  that the  depositor  assigns to the trustee for the benefit of the  certificateholders  without recourse all the right,  title and interest of the depositor in and to the  mortgage  loans.  Furthermore,  the pooling and  servicing  agreement  will state that,  although it is intended  that the  conveyance  by the  depositor to the trustee of the mortgage  loans be construed as a sale, the  conveyance  of the mortgage  loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

    Some  capitalized  terms  used  in  this  term  sheet  supplement  have  the  meanings  given  below  under
"Description of the Certificates--Glossary of Terms" or in the related base prospectus under "Glossary."

                                          SPONSOR AND MASTER SERVICER

    Residential Funding  Corporation,  a Delaware  corporation,  buys residential  mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide,  including  affiliates,  that meet its  seller/servicer  eligibility  requirements and services mortgage loans for its own account and for others.
See "The  Trusts--Mortgage  Collateral  Sellers" and  "--Qualifications  of Sellers" for a general description of applicable  seller/servicer  eligibility  requirements.  Residential Funding Corporation's  principal executive offices are located at 8400 Normandale Lake Boulevard,  Suite 250, Minneapolis,  Minnesota 55437. Its telephone number is (952)  857-7000.  Residential  Funding  Corporation  conducts  operations  from its  headquarters  in
Minneapolis and from offices  located  primarily in California,  Texas,  Maryland,  Pennsylvania  and New York.
Residential Funding Corporation finances its operations primarily through its securitization program.

    Residential  Funding  Corporation was founded in 1982 and began  operations in 1986,  acquiring,  servicing and  securitizing  residential  jumbo mortgage loans secured by first liens on one- to four-family  residential properties.  General  Motors  Acceptance  Corporation  purchased  Residential  Funding  Corporation in 1990. In
1995,  Residential  Funding  Corporation  expanded its business to include  "Alt-A" first lien mortgage  loans, such as the  mortgage  loans  described  in this  prospectus.  Residential  Funding  Corporation  also began to acquire and service both closed-end and revolving loans secured by second liens and subprime loans in 1995.

    Residential  Funding  Corporation's  overall  procedures for originating  and acquiring  mortgage loans are described under  "Description of the Mortgage Pools - The Program" in this term sheet  supplement.  Residential
Funding  Corporation's  material role and  responsibilities in this transaction,  including as master servicer, are described in the  prospectus  under "The Trusts -  Qualification  of Sellers" and "The Trusts - Repurchases
of Mortgage  Collateral" and in this term sheet supplement under "Pooling and Servicing  Agreement - The Master
Servicer and Subservicers -Master Servicer."

    Residential  Funding  Corporation's  wholly-owned  subsidiary,  Homecomings  Financial  Network,  Inc.,  or
Homecomings,  originated and sold to Residential  Funding Corporation certain of the mortgage loans included in the  mortgage  pool.  See  "Affiliations  Among  Transaction  Parties,"  "Description  of the  Mortgage  Pool -
Originators"  and "Pooling and Servicing  Agreement - The Master Servicer and  Subservicers" in this term sheet supplement.

                                    AFFILIATIONS AMONG TRANSACTION PARTIES

        The diagram below illustrates the ownership structure among the affiliated transaction parties.

                                          General Motors Corporation

                                                       |
                                                       |
                                                       |
                                                       |
                                                       |
                                     General Motors Acceptance Corporation
                                               (GMAC)

                                                       |
                                                       |
                                                       |
                                                       |

                                        Residential Capital Corporation

                                                       |
                                                       |
                                                       |
                                                       |

Residential Funding Corporation         Residential Accredit Loans, Inc.
(Sponsor and Master Servicer)                     (Depositor)
           |
           |
           |
           |

Homecomings Financial Network
        (Subservicer)

                                       DESCRIPTION OF THE MORTGAGE POOLS

GENERAL

    The  mortgage  pool for each series will consist of mortgage  loans,  divided into one or more loan groups, secured  by  first  liens  on fee  simple  or  leasehold  interests  in  one-to  four-family  residential  real properties.  The property  securing the mortgage  loan is referred to as the mortgaged  property.  The mortgage pool will  consist of  conventional,  fixed-rate,  fully-amortizing,  first lien  mortgage  loans with terms to maturity of not more than 30 years from the date of origination.

    All of the mortgage loans included in the trust  established  for any series have been or will be purchased by the depositor through its affiliate,  Residential  Funding,  from unaffiliated  sellers as described in this term sheet  supplement  and in the related base  prospectus  or from  HomeComings  Financial  Network,  Inc., a wholly-owned subsidiary of the master servicer, or other affiliated sellers.

    The mortgage  loans were selected for inclusion in the mortgage pool from among  mortgage  loans  purchased in  connection  with the  Expanded  Criteria  Program  described  below based on the  sponsor's  assessment  of investor preferences and rating agency criteria.

    The depositor and Residential Funding will make certain limited  representations  and warranties  regarding the  mortgage  loans  included  in the  trust  established  for any  series as of the date of  issuance  of the certificates  of that  series.  The  depositor  and  Residential  Funding  will be  required to  repurchase  or substitute  for any  mortgage  loan  included  in the  related  mortgage  pool  as to  which  a  breach  of its representations  and  warranties  with respect to that  mortgage  loan occurs,  if such breach  materially  and adversely  affects the  interests  of the  certificateholders  of that series in any of those  mortgage  loans.
Residential  Funding will not assign to the depositor,  and  consequently  the depositor will not assign to the trustee  for the benefit of the  certificateholders,  any of the  representations  and  warranties  made by the mortgage  collateral  sellers or the right to require the related mortgage  collateral seller to repurchase any such mortgage loan if a breach of any of its  representations  and  warranties  occurs.  Accordingly,  the only representations  and warranties  regarding the mortgage loans included in the trust  established for any series
that  will  be  made  for  the  benefit  of  the   certificateholders  of  that  series  will  be  the  limited representations  and  warranties  made by  Residential  Funding and the depositor and the  representations  and warranties  made by the mortgage  collateral  sellers to the limited extent  described in this  paragraph.  See
"The Trusts--Representations with Respect to Mortgage Collateral" in the related base prospectus.

    A limited  amount  of losses on  mortgage  loans as to which  there was fraud in the  origination  of those mortgage  loans  will be  covered  by the  subordination  provided  by the  Class M  Certificates  and  Class B
Certificates as described in this term sheet supplement under  "Description of the  Certificates--Allocation  of
Losses;  Subordination"  and,  subject to any applicable  limitations,  all such losses allocated to a class of
Insured Certificates of any series will be covered by the applicable financial guaranty insurance policy.

    The original  mortgages for some of the mortgage  loans  included in the trust  established  for any series have been,  or in the future may be, at the sole  discretion  of the master  servicer,  recorded in the name of
Mortgage  Electronic  Registration  Systems,  Inc.,  or MERS,  solely as  nominee  for the  originator  and its successors and assigns,  and subsequent  assignments of those  mortgages have been, or in the future may be, at the sole  discretion  of the master  servicer,  registered  electronically  through the MERS(R)System.  In some other cases,  the original  mortgage was or may be recorded in the name of the originator of the mortgage loan, record  ownership was or will be later assigned to MERS,  solely as nominee for the owner of the mortgage loan, and  subsequent  assignments  of the  mortgage  were,  or in the future may be, at the sole  discretion  of the master servicer,  registered  electronically  through the MERS(R)System.  With respect to each of these mortgage loans,  MERS serves as mortgagee of record on the mortgage  solely as a nominee in an  administrative  capacity on behalf of the trustee,  and does not have any  interest in the mortgage  loan.  For  additional  information
regarding   the   recording   of  mortgages   in  the  name  of  MERS  see   "Certain   Yield  and   Prepayment
Considerations--General"  in this term sheet  supplement  and  "Description  of the  Certificates--Assignment  of
Mortgage Loans" in the related base prospectus.

    In connection with mortgage loans secured by a leasehold interest,  if any,  Residential Funding shall have represented  to the  depositor  that,  among  other  things:  the  use of  leasehold  estates  for  residential properties is an accepted  practice in the area where the related  mortgaged  property is located;  residential property in such area  consisting  of  leasehold  estates is readily  marketable;  the lease is recorded and no party is in any way in breach of any  provision  of such lease;  the  leasehold is in full force and effect and is not subject to any prior lien or  encumbrance  by which the leasehold  could be terminated or subject to any charge or  penalty;  and the  remaining  term of the lease  does not  terminate  less than ten years  after the maturity date of such mortgage loan.

    A portion of the  mortgage  loans  included in the trust  established  for any series may be subject to the
Homeownership  and Equity  Protection  Act of 1994, as amended,  as of the closing date for that series,  and a portion of the  mortgage  loans  included  in the trust  established  for any series may be loans  that,  under applicable  state or local law in effect at the time of  origination  of the loan, are referred to as (1) "high cost" or "covered"  loans or (2) any other  similar  designation  if the law imposes  greater  restrictions  or additional  legal  liability for residential  mortgage loans with high interest rates,  points and/or fees. See
"Certain Legal Aspects of Mortgage  Loans--The Mortgage  Loans--Homeownership  Act and Similar State Laws" in the
related base prospectus.

    A portion of the mortgage  loans  included in the trust  established  for any series may be 30 days or more delinquent in payment of principal  and  interest.  For a  description  of the  methodology  used to categorize mortgage loans as delinquent, see "Static Pool Information" in this term sheet supplement.

    A portion of the mortgage loans included in the trust  established for any series may be Buy-Down  Mortgage
Loans or mortgage loans that have been made to an international borrower.

    A portion of the mortgage loans may be balloon loans that do not fully amortize,  if at all,  providing for a substantial principal payment due at maturity.

    Certain  of  the  stipulations  on the  characteristics  of  the  mortgage  loans  included  in  the  trust established for any series may be stipulations  regarding the Credit Scores of the related  mortgagors.  Credit
Scores are obtained by many mortgage  lenders in connection  with mortgage loan  applications  to help assess a borrower's  credit-worthiness.  In addition,  Credit  Scores may be obtained by  Residential  Funding after the origination  of a mortgage loan if the seller does not provide to  Residential  Funding a Credit Score.  Credit
Scores are obtained from credit reports provided by various credit reporting  organizations,  each of which may employ  differing  computer  models and  methodologies.  The Credit  Score is designed  to assess a  borrower's credit history at a single point in time, using objective  information  currently on file for the borrower at a particular  credit reporting  organization.  Information  utilized to create a Credit Score may include,  among other things,  payment  history,  delinquencies  on accounts,  levels of  outstanding  indebtedness,  length of credit history,  types of credit,  and bankruptcy  experience.  Credit Scores range from  approximately  350 to approximately  840, with higher scores  indicating an individual with a more favorable  credit history compared to an  individual  with a lower  score.  However,  a Credit  Score  purports  only to be a  measurement  of the relative  degree  of risk a  borrower  represents  to a  lender,  i.e.,  a  borrower  with a  higher  score  is statistically  expected  to be less  likely to default  in  payment  than a  borrower  with a lower  score.  In addition,  it should be noted that Credit  Scores  were  developed  to indicate a level of default  probability over a two-year period,  which does not correspond to the life of a mortgage loan.  Furthermore,  Credit Scores were not developed  specifically  for use in connection with mortgage loans, but for consumer loans in general, and  assess  only  the  borrower's  past  credit  history.  Therefore,  a  Credit  Score  does  not  take  into
consideration  the  differences  between  mortgage  loans  and  consumer  loans  generally,   or  the  specific
characteristics  of the related  mortgage  loan,  for example,  the LTV ratio,  the collateral for the mortgage loan, or the debt to income ratio.  There can be no assurance  that the Credit  Scores of the  mortgagors  will be an  accurate  predictor  of the  likelihood  of  repayment  of the  mortgage  loans  included  in the  trust established for any series or that any  mortgagor's  Credit Score would not be lower if obtained as of the date of issuance of a class of certificates.

    A portion of the mortgage  loans included in the trust  established  for any series may provide for payment of a prepayment  charge for partial  prepayments  and  prepayments in full,  other than a prepayment  occurring upon the sale of property  securing a mortgage  loan. The prepayment  charge  generally  applies to prepayments made within up to five years  following the  origination  of such mortgage  loan.  The amount of the prepayment charge is generally equal to six months' advance  interest on the amount of the prepayment  that, when added to all other  amounts  prepaid  during the  twelve-month  period  immediately  preceding  the date of  prepayment, exceeds  twenty  percent  (20%) of the original  principal  amount of the  mortgage  loan.  Prepayment  charges received on the mortgage  loans  included in the trust  established  for any series will not be  available  for distribution on the  certificates  included in that series.  See "Certain Yield and Prepayment  Considerations"
in this  term  sheet  supplement  and  "Certain  Legal  Aspects  of the  Mortgage  Loans--Default  Interest  and
Limitations on Prepayments" in the related base prospectus.

STATIC POOL INFORMATION

    Current  static  pool data with  respect to  mortgage  loans  master  serviced  by  Residential  Funding is available on the internet at  www.gmacrfcstaticpool.com  (the "Static Pool Data").  Information presented under
"RALI" as the issuer/shelf and "QS" as the series will include information  regarding prior  securitizations of mortgage loans that are similar to the mortgage loans  included in this mortgage  pool,  based on  underwriting criteria and credit quality.

    As  used in the  Static  Pool  Data,  a loan  is  considered  to be "30 to 59  days"  or "30 or more  days"
delinquent  when a payment due on any due date remains  unpaid as of the close of business on the last business day  immediately  prior to the next following  monthly due date. The  determination  as to whether a loan falls into this  category is made as of the close of business on the last  business day of each month.  Grace periods and partial payments do not affect these determinations.

    From time to time,  the master  servicer or a subservicer  will modify a mortgage loan,  recasting  monthly payments for delinquent borrowers who have experienced  financial  difficulties.  Generally such borrowers make payments under the modified terms for a trial period,  before the modifications  become final.  During any such trial period,  delinquencies  are reported  based on the mortgage  loan's  original  payment  terms.  The trial period is  designed to evaluate  both a  borrower's  desire to remain in the  mortgaged  property  and, in some cases,  a borrower's  capacity to pay a higher  monthly  payment  obligation.  The trial period  generally  may extend  to up to  six  months  before  a  modification  is  finalized.  Once  the  modifications  become  final delinquencies  are  reported  based on the  modified  terms.  Generally  if a borrower  fails to make  payments during a trial  period,  the mortgage loan goes into  foreclosure.  Historically,  the master  servicer has not modified  a  material  number of  mortgage  loans in any pool.  Furthermore,  the  rating  agencies  rating the certificates impose certain limitations on the ability of the master servicer to modify loans.

    Charge offs are taken only when the master  servicer  has  determined  that it has received all payments or cash recoveries which the master servicer  reasonably and in good faith expects to be finally  recoverable with respect to any mortgage loan.

    There can be no assurance  that the  delinquency  and  foreclosure  experience set forth in the Static Pool
Data will be  representative  of the  results  that may be  experienced  with  respect  to the  mortgage  loans included in the trust.

PRIMARY MORTGAGE INSURANCE AND STANDARD HAZARD INSURANCE

    Subject to limited  exceptions,  each of the  mortgage  loans  included  in the trust  established  for any series  will be  required  to be covered by a standard  hazard  insurance  policy,  which is  referred  to as a primary  hazard  insurance  policy.  In  addition,  subject  to  limited  exceptions,  and to the  best  of the depositor's  knowledge,  each mortgage loan included in the trust  established for any series with an LTV ratio at origination in excess of 80% will be insured by a primary mortgage  insurance  policy,  which is referred to as a primary  insurance  policy,  covering at least 35% of the balance of the mortgage loan at  origination  if the LTV ratio is between  100.00% and 95.01%,  at least 30% of the balance of the mortgage loan at  origination if the LTV  ratio  is  between  95.00%  and  90.01%,  at  least  25% of the  balance  of the  mortgage  loan at origination  if the LTV ratio is between  90.00% and 85.01%,  and at least 12% of the  balance of the  mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

    The  primary  insurers  for the  mortgage  loans  included  in the trust for each series will have a claims paying  ability  acceptable,  as of the cut-off date for that  series,  to the rating  agencies  that have been requested  to rate the related  certificates;  however,  no  assurance  as to the actual  ability of any of the primary  insurers to pay claims can be given by the  depositor,  the issuing  entity or the  underwriters.  See
"Insurance Policies on Mortgage Loans or Contracts" in the related base prospectus.

THE PROGRAM

    General.  Residential  Funding,  under its Expanded Criteria Program,  or the program,  purchases  mortgage loans that may not  qualify  for other  first  mortgage  purchase  programs  such as those run by Fannie Mae or
Freddie Mac or by  Residential  Funding in connection  with  securities  issued by the  depositor's  affiliate,
Residential  Funding  Mortgage  Securities I, Inc.  However,  a portion of the mortgage loans under the program may  qualify for the Fannie Mae or Freddie Mac  programs.  Examples of mortgage  loans that may not qualify for such  programs  include  mortgage  loans  secured by  non-owner  occupied  properties,  mortgage  loans made to borrowers  whose  income is not  required to be provided or  verified,  mortgage  loans with high LTV ratios or mortgage  loans made to borrowers  whose  ratios of debt service on the mortgage  loan to income and total debt service on  borrowings  to income are higher  than for those other  programs.  Borrowers  may be  international borrowers.  The  mortgage  loans also  include  mortgage  loans  secured by parcels of land that are smaller or larger than the average  for these  types of loans,  mortgage  loans with higher LTV ratios than in those other programs,  and mortgage  loans with LTV ratios over 80% that do not require  primary  mortgage  insurance.  See
"--Program  Underwriting  Standards" below. The inclusion of those mortgage loans may present certain risks that are not present in those other programs.  The program is  administered by Residential  Funding on behalf of the depositor.

    Qualifications   of  Program  Sellers.   Each  Expanded  Criteria  Program  Seller  has  been  selected  by
Residential  Funding on the basis of criteria  described in  Residential  Funding's  Expanded  Criteria  Seller
Guide, or the Seller Guide.  See "The Trusts--Qualifications of Sellers" in the related base prospectus.

    Program  Underwriting  Standards.  In  accordance  with the Seller  Guide,  the Expanded  Criteria  Program
Seller is required  to review an  application  designed  to provide to the  original  lender  pertinent  credit information  concerning  the mortgagor.  As part of the  description of the  mortgagor's  financial  condition, each  mortgagor is required to furnish  information,  which may have been supplied  solely in the  application, regarding its assets,  liabilities,  income (except as described below), credit history and employment history, and to furnish an  authorization  to apply for a credit report which  summarizes the borrower's  credit history with  local  merchants  and  lenders  and any record of  bankruptcy.  The  mortgagor  may also be  required  to authorize  verifications  of deposits  at  financial  institutions  where the  mortgagor  had demand or savings accounts.  In the case of non-owner  occupied  properties,  income  derived from the mortgaged  property may be considered  for  underwriting  purposes.  For  mortgaged  property  consisting  of a vacation  or second  home, generally no income derived from the property is considered for underwriting purposes.

    Based on the data provided in the application and certain  verifications,  if required,  a determination is made by the original lender that the mortgagor's  monthly income, if required to be stated,  will be sufficient to enable the  mortgagor to meet its monthly  obligations  on the mortgage loan and other  expenses  related to
the  property,   including  property  taxes,   utility  costs,   standard  hazard  insurance  and  other  fixed
obligations.  Generally,  scheduled  payments  on a mortgage  loan during the first year of its term plus taxes and  insurance  and all  scheduled  payments on  obligations  that extend  beyond ten months,  including  those mentioned above and other fixed obligations,  must equal no more than specified  percentages of the prospective mortgagor's  gross  income.  The  originator  may also  consider the amount of liquid  assets  available to the mortgagor after origination.

    Certain of the mortgage  loans have been  originated  under "reduced  documentation"  or "no stated income"
programs,  which  require  less  documentation  and  verification  than  do  traditional  "full  documentation"
programs.  Generally,  under a "reduced  documentation" program, no verification of a mortgagor's stated income is  undertaken by the  originator.  Under a "no stated  income"  program,  certain  borrowers  with  acceptable payment histories will not be required to provide any information  regarding income and no other  investigation regarding the borrower's  income will be undertaken.  Under a "no income/no asset" program,  no verification of a mortgagor's  income or assets is undertaken by the originator.  The underwriting for those mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

    The adequacy of the  mortgaged  property as security for repayment of the related  mortgage loan  generally is  determined  by an appraisal in  accordance  with  appraisal  procedure  guidelines  described in the Seller
Guide.  Appraisers may be staff  appraisers  employed by the  originator.  The appraisal  procedure  guidelines generally  require the  appraiser  or an agent on its behalf to  personally  inspect the property and to verify whether the property is in good  condition and that  construction,  if new, has been  substantially  completed.
The  appraiser is required to consider a market data  analysis of recent sales of  comparable  properties  and, when deemed applicable,  an analysis based on income generated from the property,  or replacement cost analysis based on the current cost of  constructing  or purchasing a similar  property.  In certain  instances,  the LTV ratio is based on the appraised value as indicated on a review appraisal  conducted by the mortgage  collateral seller or originator.

    Prior to  assigning  the  mortgage  loans to the  depositor,  Residential  Funding  will have  reviewed the underwriting  information  provided by the mortgage  collateral  sellers for most of the mortgage loans and, in those cases,  determined  that the mortgage loans were generally  originated in accordance  with or in a manner generally  consistent  with the  underwriting  standards  described  in the  Seller  Guide.  With  regard  to a material portion of these mortgage loans,  this review of underwriting  information by Residential  Funding was performed  using an  automated  underwriting  system.  Any  determination  described  above using an  automated underwriting  system will only be based on the  information  entered  into the system and the  information  the system  is  programmed  to  review.  See "The  Trusts--Underwriting  Policies--Automated  Underwriting"  in the
related base prospectus.

    Because of the program  criteria  and  underwriting  standards  described  above,  the  mortgage  loans may experience  greater rates of  delinquency,  foreclosure  and loss than mortgage  loans required to satisfy more stringent underwriting standards.

    Billing and Payment  Procedures.  The majority of the mortgage  loans require  monthly  payments to be made no later than either the 1st or 15th day of each month,  with a grace period.  The  applicable  servicer  sends monthly  invoices to  borrowers.  In some cases,  borrowers  are provided  with coupon books  annually,  and no invoices  are sent  separately.  Borrowers  may elect for monthly  payments to be deducted  automatically  from deposit  accounts  and may make  payments by various  means,  including  online  transfers,  phone  payment and
Western Union quick check,  although an  additional  fee may be charged for these  payment  methods.  Borrowers may also elect to pay one half of each monthly  payment  amount every other week,  in order to  accelerate  the amortization of their loans.

UNDERWRITING STANDARDS

    All of the  mortgage  loans in the  mortgage  pool were  originated  in  accordance  with the  underwriting criteria of  Residential  Funding  described  under "--The Program" in this term sheet  supplement.  Residential
Funding will review each mortgage loan for  compliance  with its  underwriting  standards  prior to purchase as described under "The Trusts - Underwriting Policies - Automated Underwriting" in the prospectus.

    The  applicable  underwriting  standards  include a set of  specific  criteria  by which  the  underwriting evaluation is made.  However,  the application of the underwriting  standards does not imply that each specific criterion  was  satisfied  individually.  Rather,  a  mortgage  loan will be  considered  to be  originated  in accordance with the  underwriting  standards  described above if, based on an overall  qualitative  evaluation, the loan is in substantial  compliance with the  underwriting  standards.  For example,  a mortgage loan may be considered to comply with the underwriting  standards  described above,  even if one or more specific  criteria included in the  underwriting  standards were not satisfied,  if other factors  positively  compensated for the criteria that were not satisfied.

ADDITIONAL INFORMATION

    Prior to the issuance of the offered  certificates,  Residential  Funding  Corporation  may remove mortgage loans from the mortgage  pool as a result of incomplete or defective  documentation,  or if it determines  that the mortgage loan does not satisfy  certain  characteristics.  Residential  Funding  Corporation may also add a limited number of other  mortgage loans to the mortgage pool prior to the issuance of the offered  certificates in substitution for removed loans.

    A current  report on Form 8-K will be  available  to  purchasers  of the offered  certificates  and will be filed by the issuing  entity,  in its own name,  together  with the pooling and servicing  agreement,  with the
Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates.

                                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The trust will issue  certificates  pursuant to the  pooling and  servicing  agreement.  The  certificates consist of certain  publicly  offered  classes of certificates as reflected in any final term sheet for a class of  certificates,  which are referred to collectively as the offered  certificates,  and one or more classes of
Class B  Certificates  which  are not  publicly  offered.  The  various  classes  of Class A  Certificates  are referred  to  collectively  as the Class A  Certificates.  The  various  classes  of Class R  Certificates  are referred  to  collectively  as the  Class  R,  or  Residual,  Certificates.  The  various  classes  of  Class A
Certificates  and Class R Certificates  are referred to  collectively as the Senior  Certificates.  In addition to the Senior  Certificates,  except as is  otherwise  set forth in any final term  sheet  supplement  for that series,  each series of certificates will include six classes of subordinate  certificates which are designated as the Class M-1 Certificates,  Class M-2 Certificates,  Class M-3 Certificates,  Class B-1 Certificates, Class
B-2  Certificates  and Class B-3  Certificates,  collectively  referred  to as the  subordinated  certificates.
Those classes of certificates  that have a pass-through  rate based on an index,  such as LIBOR, plus a related
pass-through  margin  are  referred  to  collectively  as  Adjustable  Rate  Certificates.   Those  classes  of
certificates  that  have a  pass-through  rate  based  on  LIBOR  are  collectively  referred  to as the  LIBOR
Certificates.  Those  classes of  certificates  that receive a portion of the  principal  payments  only on the related  mortgage  loans that have net mortgage rates lower than the Discount Net Mortgage Rate are referred to collectively  as the Class A-P  Certificates.  Those  classes  of  certificates  that  receive a portion of the interest  payments only from the related  mortgage  loans that have net mortgage rates higher than the Discount
Net Mortgage Rate are referred to  collectively as the Variable Strip  Certificates or Class A-V  Certificates.
See  "Glossary"  in the  related  base  prospectus  for the  meanings of  capitalized  terms and  acronyms  not otherwise defined in this term sheet supplement.

    The  certificates  of any series will  evidence  the entire  beneficial  ownership  interest in the related trust.  For any series the related trust will consist of:

               the mortgage loans;

           the  cash  deposited  in  respect  of  the  mortgage  loans  in  the  Custodial  Account  and in the
               Certificate Account and belonging to the trust;

               property  acquired by  foreclosure  of the mortgage  loans  transferred to that trust or deed in lieu of foreclosure;

           with respect to any class of Insured  Certificates of that series,  any applicable  reserve fund and any applicable rounding account;

               any applicable primary insurance policies and standard hazard insurance policies; and

               all proceeds of any of the foregoing.

    Where the  mortgage  loans in a trust  established  for a series  have been  divided  into two or more loan groups,  the Senior  Certificates will receive  distributions of principal and interest from the mortgage loans in the loan group or loan groups designated in the final term sheet for any such class of certificates.

    As used in this term sheet  supplement,  references to the related (or words of similar  effect) loan group will  mean,  in the  case of a  series  with  multiple  loan  groups,  the  loan  group  from  which a class of certificates will receive  distributions of principal and interest,  and, in the case of a series with a single loan group, the mortgage pool.

    For some  series of  certificates,  referred to herein as series  with  common  subordination,  subordinate
certificates  will  be  issued  related  to  all  Senior   Certificates  of  that  series.   These  subordinate
certificates  will receive  payments on the mortgage loans in each loan group for that series and will serve as credit enhancement for all Senior Certificates of that series, as described in this term sheet supplement.

    References to the related  mortgage loans with respect to the  subordinate  certificates in any series with common subordination will mean the mortgage loans.

    For some  series of  certificates,  referred to herein as series with  separate  subordination,  a separate group of  subordinate  certificates  will be issued  related  solely to that  group and  assigned  a  numerical designation,  such as Class  I-M-1 and Class  II-M-1,  to denote  the group to which the  certificates  belong.
These  subordinate  certificates will receive payments on the mortgage loans in the related loan group and will serve as credit  enhancement  solely for the related  group of Senior  Certificates,  as described in this term sheet supplement.

    References to the related  mortgage loans with respect to the  subordinate  certificates of any certificate group in a series with separate subordination will mean the mortgage loans in the related loan group.

    As used in this term sheet  supplement,  references  to the  related (or words of similar  effect)  Class M
Certificates  or Class B  Certificates  will mean,  in the case of a series with  separate  subordination,  the
Class M Certificates or Class B Certificates in the related certificate group.

    The Senior Certificates,  other than the Residual Certificates,  and the Class M Certificates identified in the final term sheet for any class of offered  certificates  will be available only in book-entry  form through facilities of The Depository  Trust  Company,  or DTC, and are  collectively  referred to as the DTC registered certificates.

    The DTC registered  certificates of any series will be represented by one or more  certificates  registered in the  name of Cede & Co.,  as the  nominee  of DTC.  No  beneficial  owner  will be  entitled  to  receive  a certificate of any class in fully  registered  form, or a definitive  certificate,  except as described in this term sheet  supplement  under  "--Book-Entry  Registration  of Certain  of the  Offered  Certificates--Definitive
Certificates."  Unless and until definitive  certificates are issued for the DTC registered  certificates under the limited circumstances described in this term sheet supplement:

               all references to actions by certificateholders  with respect to the DTC registered certificates shall refer to actions taken by DTC upon instructions from its participants; and

               all references in this term sheet supplement to distributions,  notices,  reports and statements
               to  certificateholders   with  respect  to  the  DTC  registered  certificates  shall  refer  to distributions,  notices,  reports and statements to DTC or Cede & Co., as the registered  holder of the DTC registered  certificates,  for distribution to beneficial owners by DTC in accordance with DTC procedures.

GLOSSARY OF TERMS

    The  following  terms  are  given  the  meanings  shown  below  to help  describe  the  cash  flows  on the certificates for any series:

    ACCRETION  TERMINATION  DATE--The  earlier to occur of (i) the  distribution  date on which the  Certificate
Principal Balance of the Accretion  Directed  Certificates has been reduced to zero and (ii) the Credit Support
Depletion Date.

    ACCRUAL  DISTRIBUTION  AMOUNT--With  respect to any specified class or classes of Accrual  Certificates,  if any, of any series and each  distribution  date  preceding the Accretion  Termination  Rate for that class,  an amount  equal to the  aggregate  amount of  Accrued  Certificate  Interest  on such class or classes of Accrual
Certificates for that date which will be added to the Certificate  Principal  Balance thereof,  and distributed to the holders of the related class or classes of Accretion  Directed  Certificates,  as described in any final term sheet for that class of  certificates,  as principal in reduction of the  Certificate  Principal  Balances thereof.  Any  distributions  of the  Accrual  Distribution  Amount  for any  specified  classes  or classes of
Accrual  Certificates  to the  related  class or classes of  Accretion  Directed  Certificates  will reduce the
Certificate  Principal  Balances of such related class or classes of  certificates  by that amount.  The amount that is added to the Certificate  Principal Balances of any class of Accrual  Certificates will accrue interest at the  pass-through  rate for that class.  On each  distribution  date on or after the  Accretion  Termination
Date for a class of Accretion Directed  Certificates of any series, the entire Accrued Certificate  Interest on the Accrual  Certificates  for that date will be payable to the holders of those  certificates,  as interest to the extent not  required to fully  reduce the amounts of the  Accretion  Directed  Certificates  to zero on the
Accretion  Termination Date; provided,  however,  that if the Accretion  Termination Date is the Credit Support
Depletion  Date,  the entire  Accrual  Distribution  Amount for that date will be  payable as  interest  to the holders of the Accrual Certificates.

    ACCRUED CERTIFICATE  INTEREST--With  respect to any class of offered certificates and any distribution date, an  amount  equal to (a) in the case of each  class of  offered  certificates,  other  than the  Interest  Only
Certificates  and Principal Only  Certificates,  interest accrued during the related Interest Accrual Period on the Certificate  Principal  Balance of the certificates of that class  immediately  prior to that  distribution date at the related  pass-through rate and (b) in the case of the Interest Only Certificates,  interest accrued during  the  related  Interest  Accrual  Period  on the  related  Notional  Amount  immediately  prior  to that distribution date at the  then-applicable  pass-through rate on that class for that distribution  date; in each case  less  interest  shortfalls  on the  mortgage  loans in the  related  loan  group  included  in the  trust established for that series,  if any,  allocated  thereto for that distribution date to the extent not covered, with respect to the Senior  Certificates for that series, by the subordination  provided by the related Class B
Certificates  and the related Class M  Certificates,  in the case of a series with separate  subordination,  or the  Class B  Certificates  and  Class M  Certificates  of that  series,  in the case of a series  with  common subordination,  and, only with respect to a class of Super Senior  Certificates,  if any, by the  subordination provided  by  the  related  Senior  Support  Certificates,  and,  only  with  respect  to a  class  of  Insured
Certificates,  if any, by any applicable  reserve fund and the additional  credit  enhancement  provided by the applicable  financial guaranty insurance policy,  and, with respect to the Class M Certificates,  to the extent not covered by the  subordination  provided by the related Class B  Certificates,  in the case of a series with separate  subordination,  or the Class B  Certificates  of that  series,  in the case of a series  with  common subordination  and any related class or classes of Class M Certificates,  in the case of a series with separate subordination  or the Class M Certificates  of that series,  in the case of a series with common  subordination having a lower payment priority, including in each case:

        (i)    any  Prepayment  Interest  Shortfall on the mortgage loans in the related loan group included in the trust  established  for that series to the extent not covered by the master  servicer as  described  in this term sheet supplement under "Description of the Certificates--Interest Distributions";

        (ii)   the interest portions of Realized Losses,  including Excess Special Hazard Losses,  Excess Fraud
    Losses,  Excess Bankruptcy Losses and Extraordinary  Losses on the mortgage loans in the related loan group included in the trust established for that series not allocated through subordination;

        (iii)  the  interest  portion  of any  Advances  that were made with  respect to  delinquencies  on the mortgage  loans in the  related  loan group  included  in the trust  established  for that series that were ultimately  determined to be Excess Special Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy Losses
    or Extraordinary Losses; and

        (iv)   any other  interest  shortfalls on the mortgage  loans in the related loan group included in the trust  established  for that  series not  covered by the  subordination  provided  by the  related  Class M
    Certificates or Class B Certificates,  including interest shortfalls  relating to the Servicemembers  Civil
    Relief Act, as amended, or similar legislation or regulations, all allocated as described below.

Any reductions  will be allocated  among the holders of the related  classes of  certificates  in proportion to the respective amounts of Accrued  Certificate  Interest that would have been payable on that distribution date from the related loan group or trust established for that series absent these  reductions.  The shortfalls that are allocated to the Insured  Certificates,  other than Prepayment Interest Shortfalls to the extent covered by amounts due from the master  servicer or from funds on deposit in the Reserve  Fund or  shortfalls  relating to the  application  of the Relief Act or similar  legislation  or  regulations  to the extent covered by funds on deposit  in the  Reserve  Fund,  will  be  covered  by the  policy.  In the  case  of  each  class  of  Class M
Certificates,  Accrued  Certificate  Interest on that class will be further  reduced by the  allocation  of the
interest portion of certain losses thereto, if any, as described below  under     "--Allocation    of    Losses;
Subordination."   Accrued  Certificate   Interest  on  each  class  of  related  Senior  Certificates  will  be distributed on a pro rata basis.  Accrued  Certificate  Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

    ADVANCE--As to any mortgage  loan and any  distribution  date, an amount equal to the scheduled  payments of principal  and interest  due on the  mortgage  loan during the related Due Period which were not received as of the close of business on the business day preceding the related determination date.

    AVAILABLE  DISTRIBUTION  AMOUNT--With respect to any distribution  date and each loan group, as applicable, an amount equal to the aggregate of:

               the aggregate  amount of scheduled  payments on the mortgage loans in the related loan group due during the related Due Period and received on or prior to the related  determination date, after
               deduction  of  the  related  master  servicing  fees  and  any  subservicing   fees,  which  are
               collectively  referred to as the servicing fees and payment of any premium and to the applicable
               Certificate  Insurer with respect to any financial  guaranty  insurance  policy  related to that series;

               all unscheduled  payments on the mortgage loans in the related loan group,  including  mortgagor prepayments,  Insurance Proceeds,  Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases  of and  substitutions  for these  mortgage  loans  occurring  during the  preceding calendar month or, in the case of mortgagor  prepayments in full, during the related  Prepayment
               Period; and

               all Advances on the mortgage  loans in the related loan group made for that  distribution  date, in each case net of amounts reimbursable therefrom to the master servicer and any subservicer.

    In addition to the  foregoing  amounts,  with respect to  unscheduled  collections  on the  mortgage  loans included in the trust established for that series,  not including  mortgagor  prepayments,  the master servicer may elect to treat such amounts as included in the related Available  Distribution  Amount for the distribution date in the month of  receipt,  but is not  obligated  to do so. As  described  in this term  sheet  supplement under  "--Principal  Distributions on the Senior  Certificates,"  any amount with respect to which such election is so made shall be treated as having been  received on the last day of the  preceding  calendar  month for the purposes of  calculating  the amount of principal  and  interest  distributions  to any class of  certificates.
With  respect  to any  distribution  date,  the  determination  date is the second  business  day prior to that distribution date.

    AVAILABLE FUNDS CAP--With respect to any distribution  date on or before the distribution  date set forth in any final term sheet for a class of certificates  and the related classes of  certificates,  a certain rate per annum, plus amounts,  if any, paid pursuant to the yield  maintenance  agreement and allocated to that class of certificates,  expressed  as a per  annum  rate.  With  respect  to any  distribution  date  on or  before  the distribution  date set forth in any final term sheet for a class of  certificates  and the  related  classes of certificates, a certain rate per annum.

    CAPITALIZATION  REIMBURSEMENT  AMOUNT--With  respect  to any  distribution  date  and  each  loan  group  as determined  separately  for each loan group,  the amount of Advances or Servicing  Advances  that were added to the  outstanding  principal  balance of the  mortgage  loans in the  related  loan group  during the  preceding calendar month and reimbursed to the master  servicer or  subservicer  on or prior to such  distribution  date, plus  the  related  Capitalization  Reimbursement  Shortfall  Amount  remaining  unreimbursed  from  any  prior distribution  date for that series and  reimbursed to the master  servicer or  subservicer  on or prior to such distribution  date.  The master  servicer or  subservicer  will be entitled to be reimbursed  for these amounts only from the principal collections on the mortgage loans in the related loan group.

    CAPITALIZATION  REIMBURSEMENT  SHORTFALL AMOUNT--With respect to any distribution date and a loan group, the amount,  if any,  by which the amount of  Advances  or  Servicing  Advances  that were  added to the  principal balance of the  mortgage  loans in the related  loan group  during the  preceding  calendar  month  exceeds the amount of principal  payments on the mortgage loans included in the related Available  Distribution  Amount for that series and distribution date.

    CERTIFICATE  PRINCIPAL  BALANCE--With  respect to any  offered  certificate  of any  series,  other than the
Interest  Only  Certificates,  as of any date of  determination,  an amount equal to the sum of (x) the initial
Certificate  Principal  Balance of that  certificate and (y) in the case of any class of Accrual  Certificates, if any, an amount equal to the Accrued  Certificate  Interest  added to the  Certificate  Principal  Balance of that class of Accrual  Certificates on each  distribution  date prior to the applicable  Accretion  Termination
Date  for  that  series,  reduced  by the  aggregate  of (a) all  amounts  allocable  to  principal  previously distributed  with respect to that  certificate and (b) any reductions in the Certificate  Principal  Balance of that  certificate  deemed to have occurred in connection with allocations of Realized Losses for that series in the manner described in this term sheet  supplement,  provided that, after the Certificate  Principal  Balances of the  Class B  Certificates,  in the case of a series  with  common  subordination,  or the  related  Class B
Certificates  in the case of a series with separate  subordination,  for that series have been reduced to zero, the  Certificate  Principal  Balance of any  certificate of the class of the related Class M  Certificates  for that series with the highest payment priority to which Realized Losses,  other than Excess  Bankruptcy  Losses,
Excess Fraud Losses,  Excess Special Hazard Losses and  Extraordinary  Losses on the mortgage loans included in the trust  established  for that series,  have been  allocated  shall be increased by the  percentage  interest evidenced thereby multiplied by the amount of any Subsequent  Recoveries not previously  allocated,  but not by more than the amount of Realized Losses  previously  allocated to reduce the Certificate  Principal  Balance of that certificate,  and the Certificate Principal Balance of the class of certificates,  in the case of a series with  common  subordination,  or  related  certificates  in  a  series  with  separate  subordination,  with  a
Certificate  Principal  Balance greater than zero with the lowest payment  priority shall be further reduced by an amount equal to the  percentage  interest  evidenced  thereby  multiplied by the excess,  if any, of (i) the then-aggregate  Certificate  Principal  Balance of all classes of certificates of that series then  outstanding over (ii) the  then-aggregate  Stated  Principal  Balance of all of the mortgage loans, in the case of a series with common subordination, or the related mortgage loans in a series with separate subordination.

    CLASS A-P  COLLECTION  SHORTFALL-- With respect to any  distribution  date and a loan group,  the extent to which (1) the  amount  included  under  clause  (iii) of the  definition  of Class A-P  Principal  Distribution
Amount for that distribution  date and loan group, as applicable,  is less than (2) the amount described in (a)
under clause (iii) of such definition of Class A-P Principal  Distribution  Amount.  Notwithstanding  any other provision of this term sheet supplement,  any distribution relating to any Class A-P Collection  Shortfall,  in the  case  of a  series  with  common  subordination,  to the  extent  not  covered  by any  amounts  otherwise distributable  to the Class B-3  Certificates  of that  series  shall  result in a  reduction  of the amount of principal  distributions  on that  distribution  date on (i) first,  the Class B-2  Certificates  and Class B-1
Certificates,  and (ii)  second,  the Class M  Certificates,  in each case in  reverse  order of their  payment priority,  or in the case of a series  with  separate  subordination,  to the extent not covered by any amounts otherwise  distributable  to the related Class B-3  Certificates  of that series shall result in a reduction of the  amount  of  principal  distributions  on that  distribution  date on (i)  first,  the  related  Class  B-2
Certificates and Class B-1  Certificates,  and (ii) second,  the related Class M Certificates,  in each case in reverse order of their payment priority.

    CLASS  A-P  PRINCIPAL  DISTRIBUTION  AMOUNT--With  respect  to any  distribution  date  and loan  group,  as applicable,  a distribution  allocable to principal made to holders of the related Class A-P Certificates  from the related Available  Distribution  Amount remaining after the related Senior Interest  Distribution Amount is distributed, equal to the aggregate of:

        (i)    the related Discount  Fraction of the principal portion of the scheduled monthly payment on each
    Discount  Mortgage  Loan in the  related  loan group due  during the  related  Due  Period,  whether or not received  on or prior to the related  determination  date,  less the  Discount  Fraction  of the  principal portion of any related Debt Service  Reductions which together with other  Bankruptcy  Losses are in excess of the Bankruptcy Amount;

        (ii)   the related Discount  Fraction of the principal  portion of all unscheduled  collections on each
    Discount  Mortgage Loan in the related loan group,  other than amounts  received in connection with a Final
    Disposition  of a Discount  Mortgage  Loan in the  related  loan group  described  in clause  (iii)  below,
    including  mortgagor   prepayments,   repurchases  of  Discount  Mortgage  Loans  or,  in  the  case  of  a substitution,  amounts  representing  a principal  adjustment,  as  required  by the pooling and  servicing agreement,  Liquidation  Proceeds,  Subsequent  Recoveries and Insurance Proceeds, to the extent applied as recoveries  of  principal,  received  during  the  preceding  calendar  month or, in the case of  mortgagor prepayments in full, during the related Prepayment Period;

        (iii)  in connection with the Final  Disposition of a Discount  Mortgage Loan in the related loan group that did not result in any Excess Special Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy Losses or
    Extraordinary  Losses, an amount equal to the lesser of (a) the applicable  Discount Fraction of the Stated
    Principal  Balance of that Discount  Mortgage Loan immediately  prior to that distribution date and (b) the aggregate  amount of  collections  on that Discount  Mortgage  Loan to the extent  applied as recoveries of principal;

        (iv)   any amounts  allocable to principal for any previous  distribution  date calculated  pursuant to clauses (i) through (iii) above that remain undistributed; and

        (v)    an amount  equal to the  aggregate  of the  related  Class  A-P  Collection  Shortfalls  for all distribution  dates on or prior to such  distribution  date,  less any amounts  paid under this clause on a prior  distribution  date, until paid in full;  provided,  that  distributions  under this clause (v) shall only be made to the extent of Eligible Funds for such group on any distribution date; minus

        (vi)   the related Discount Fraction of the portion of the Capitalization  Reimbursement Amount for the related loan group for such  distribution  date,  if any,  related to each  Discount  Mortgage  Loan in the related loan group.

Notwithstanding  the  forgoing,  on or after the  Credit  Support  Depletion  Date,  the  Class  A-P  Principal
Distribution  Amount with respect to any distribution  date and loan group will equal the Discount  Fraction of the principal  portion of scheduled  payments and  unscheduled  collections  received or advanced in respect of
Discount  Mortgage  Loans in the related loan group minus the related  Discount  Fraction of the portion of the related  Capitalization  Reimbursement  Amount for such  distribution  date,  if any,  related to each Discount
Mortgage Loan in the related loan group.

    CLASS M  PERCENTAGE-- With respect to the Class M-1,  Class M-2 and Class M-3  Certificates  for any series with common  subordination and any distribution  date, a percentage equal to the Certificate  Principal Balance of the  related  class of Class M  Certificates  of that series  immediately  prior to that  distribution  date divided  by the  aggregate  Stated  Principal  Balance  of all of the  mortgage  loans  included  in the  trust established for that series,  other than the related Discount  Fraction of the Stated Principal Balance of each
Discount  Mortgage  Loan for that series,  immediately  prior to that  distribution  date.  With respect to the
Class  M-1,  Class M-2 and Class M-3  Certificates  related  to any loan  group for any  series  with  separate subordination  and any  distribution  date, a percentage that will equal the Certificate  Principal  Balance of the  class  of  related  Class M  Certificates  immediately  prior to that  distribution  date  divided  by the aggregate  Stated  Principal  Balance of all of the mortgage  loans in the related  loan group,  other than the related  Discount  Fraction  of each  Discount  Mortgage  Loan in that loan  group,  immediately  prior to that distribution date.

    CREDIT  SUPPORT  DEPLETION  DATE--For any series  that is a series  with  common  subordination,  the first distribution  date on which the  Senior  Percentage  equals  100%,  and for any  series  that is a series  with separate  subordination  and each loan group, the first  distribution  date on which the aggregate  Certificate
Principal  Balance of the related Class M Certificates  and the related Class B  Certificates  has been reduced to zero.

    DECEASED  HOLDER--For any series with a class of Random Lot Insured  Certificates,  a beneficial  owner of a
Random  Lot  Insured  Certificate  of that  class who was a  natural  person  living at the time that  holder's interest was  acquired  and whose  executor or other  authorized  representative  causes to be furnished to the participant,  evidence  of  death  satisfactory  to the  participant  and  any  tax  waivers  requested  by the participant.

    DISCOUNT  FRACTION--With  respect to each Discount  Mortgage Loan included in each loan group of any series, a fraction,  expressed as a  percentage,  the  numerator of which is the Discount  Mortgage  Rate for that loan group  minus  the Net  Mortgage  Rate for such  Discount  Mortgage  Loan  and the  denominator  of which is the
Discount  Mortgage  Rate for that loan  group.  The Class A-P  Certificates  related  to any loan group will be entitled to payments  based on the Discount  Fraction of the Discount  Mortgage  Loans  included in the related loan group.

    DISCOUNT  MORTGAGE  LOAN--Any  mortgage  loan  included in the trust  established  for any series with a Net
Mortgage Rate less than the related Discount Net Mortgage Rate.

    DISCOUNT NET MORTGAGE  RATE--With  respect to any series and any loan group,  as set forth in any final term sheet for a class of certificates.

    DUE  DATE--With  respect to any  distribution  date and any mortgage  loan,  the date during the related Due
Period on which scheduled payments are due.

    DUE  PERIOD--With  respect to any  distribution  date,  the calendar  month in which the  distribution  date occurs.

    ELIGIBLE  FUNDS--With  respect to any  distribution  date and for each loan group of any  series,  an amount equal to the excess of (i) the related  Available  Distribution  Amount over (ii) the sum of the related Senior
Interest  Distribution  Amount, the related Senior Principal  Distribution Amount (determined without regard to clause (iv) of the  definition  of "Senior  Principal  Distribution  Amount"),  the related Class A-P Principal
Distribution  Amount  (determined  without  regard to clause  (v) of the  definition  of "Class  A-P  Principal
Distribution Amount") and, in the case of a series with common  subordination,  the aggregate amount of Accrued
Certificate  Interest on the Class M, Class B-1 and Class B-2 Certificates  for that series.,  and, in the case of a series with separate  subordination,  the aggregate amount of Accrued Certificate  Interest on the related
Class M, Class B-1, and Class B-2 Certificates.

    EXCESS  BANKRUPTCY  LOSSES-- Bankruptcy  Losses on the mortgage  loans included any loan group in excess of the Bankruptcy Amount for that loan group.

    EXCESS FRAUD LOSSES--Fraud Losses on the mortgage  loans  included in any loan group in excess of the Fraud
Loss Amount for that loan group.

    EXCESS  SPECIAL  HAZARD  LOSSES-- Special Hazard Losses on the mortgage loans included in any loan group in excess of the Special Hazard Amount for that loan group.

    EXCESS  SUBORDINATE  PRINCIPAL  AMOUNT--For any series that is a series with common  subordination and with respect  to a loan  group and any  distribution  date on which the  Certificate  Principal  Balance of the most subordinate  class or classes of certificates  related to that loan group then  outstanding is to be reduced to zero and on which Realized  Losses are to be allocated to that class or those classes,  the amount,  if any, by which (i) the amount of principal  that would  otherwise  be  distributable  on that class or those  classes of certificates on that distribution  date is greater than (ii) the excess,  if any, of the aggregate  Certificate
Principal  Balance of that class or those classes of certificates  immediately  prior to that distribution date over the aggregate  amount of Realized  Losses to be allocated to that class or those  classes of  certificates on that  distribution  date, as reduced by any amount  calculated  with respect to that loan group  pursuant to clause (v) of the definition of "Class A-P Principal  Distribution  Amount." The Excess  Subordinate  Principal
Amount will be allocated among the groups of Senior  Certificates  on a pro rata basis,  based on the amount of
Realized Losses in the respective loan groups allocated to the certificates on that distribution date.

    For any  series  that is a series  with  separate  subordination  and with  respect to a loan group and any distribution  date on which the  Certificate  Principal  Balance  of the most  subordinate  class or classes of certificates  related to a loan group then  outstanding is to be reduced to zero and on which  Realized  Losses are to be allocated to that class or those  classes,  the amount,  if any, by which (i) the amount of principal that would  otherwise be  distributable  on that class or those classes of  certificates  on that  distribution date is greater than (ii) the excess, if any, of the aggregate  Certificate  Principal Balance of that class or those  classes  of  certificates  immediately  prior to that  distribution  date over the  aggregate  amount of
Realized Losses to be allocated to that class or those classes of certificates  on that  distribution  date, as reduced by any amount  calculated  pursuant to clause (v) of the related  definition of "Class A-P Distribution
Amount." The Excess  Subordinate  Principal  Amount will be allocated  between the Senior  Certificates  (other than the related Class A-P  Certificates),  on a pro rata basis,  and then to the Class M Certificates in order of payment  priority  related to each loan  group,  in  accordance  with the amount of  Realized  Losses on the mortgage loans in the related loan group allocated to the related certificates on that distribution date.

    FINAL  DISPOSITION--With  respect  to a  defaulted  mortgage  loan,  a Final  Disposition  is deemed to have occurred upon a determination by the master servicer that it has received all Insurance  Proceeds,  Liquidation
Proceeds and other payments or cash recoveries  which the master servicer  reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.
    INTEREST ACCRUAL PERIOD--For all classes of certificates,  other than the Adjustable Rate Certificates,  the calendar month preceding the month in which the distribution  date occurs.  The Interest Accrual Period for the
Adjustable  Rate  Certificates  is the one-month  period  commencing on the 25th day of the month preceding the month in which the  distribution  date occurs and ending on the 24th day of the month in which the distribution date occurs.  Notwithstanding  the foregoing,  the  distributions of interest on any distribution  date for all classes of  certificates,  including the Adjustable  Rate  Certificates,  will reflect  interest  accrued,  and receipts  for that  interest  accrued,  on the  mortgage  loans in the  related  loan  group for the  preceding calendar month, as may be reduced by any Prepayment  Interest  Shortfall and other shortfalls in collections of interest to the extent described in this term sheet supplement.

    LOCKOUT PERCENTAGE--As described in any final term sheet for a class of certificates.

    NET MORTGAGE  RATE--As to a mortgage  loan,  the mortgage rate minus the rate per annum at which the related master servicing and subservicing fees accrue.

    NON-DISCOUNT MORTGAGE LOAN--The mortgage loans other than the Discount Mortgage Loans.

    NOTIONAL  AMOUNT--As  of  any  date  of  determination,  the  Notional  Amount  of  any  class  of  Notional
Certificates  is equal to all or a portion  of the  aggregate  Certificate  Principal  Balance  of the  related
Certificates  immediately prior to that date.  Reference to a Notional Amount with respect to any Interest Only
Certificate  is solely for  convenience  in specific  calculations  and does not represent the right to receive any distributions allocable to principal.

    NOTIONAL  CERTIFICATES-- Any class of  certificates  for which interest  accrues on a Notional Amount based on the aggregate Certificate Principal Balance of another class of certificates.

    RANDOM LOT INSURED  CERTIFICATES--For  any series, any class of Insured  Certificates of that series subject to random lot procedures and certain rules  regarding the procedures,  practices and limitations  applicable to the  distribution of principal on the related  mortgage  loans, as described in this term sheet  supplement and any final term sheet for that class.

    RECORD DATE--With  respect to any  certificates,  other than the Adjustable Rate Certificates for so long as the Adjustable Rate  Certificates are in book-entry  form, and any distribution  date, the close of business on the last business day of the preceding  calendar month.  With respect to the Adjustable Rate  Certificates  and any distribution  date provided the Adjustable Rate  Certificates are in book-entry form, the close of business on the business day prior to that distribution date.

    SENIOR  ACCELERATED  DISTRIBUTION  PERCENTAGE-- The  Senior  Accelerated  Distribution  Percentage  for any
distribution  date and any loan group  occurring  after the first five years following the closing date will be as follows:

               for any  distribution  date during the sixth year after the  closing  date,  the related  Senior
               Percentage for that  distribution date plus 70% of the related  Subordinate  Percentage for that distribution date;

               for any  distribution  date during the seventh year after the closing date,  the related  Senior
               Percentage for that  distribution date plus 60% of the related  Subordinate  Percentage for that distribution date;

               for any  distribution  date during the eighth year after the closing  date,  the related  Senior
               Percentage for that  distribution date plus 40% of the related  Subordinate  Percentage for that distribution date;

               for any  distribution  date during the ninth year after the  closing  date,  the related  Senior
               Percentage for that  distribution date plus 20% of the related  Subordinate  Percentage for that distribution date; and

               for any distribution date thereafter, the related Senior Percentage for that distribution date.

If on any  distribution  date the Senior  Percentage  for the related  loan group  exceeds  the initial  Senior
Percentage  for that loan group the Senior  Accelerated  Distribution  Percentage  for that loan group for that distribution date will once again equal 100%.

    Any scheduled  reduction to the Senior  Accelerated  Distribution  Percentage for a loan group shall not be made as of any distribution date unless either:

        (a)(i)(X) the outstanding  principal  balance of mortgage loans in the related loan group delinquent 60 days or more,  including  mortgage loans in foreclosure  and REO,  averaged over the last six months,  as a percentage of the aggregate  outstanding  Certificate Principal Balance of the related Class M Certificates and related Class B  Certificates,  is less than 50% or (Y) the outstanding  principal  balance of mortgage loans in the related loan group  delinquent 60 days or more,  including  mortgage loans in foreclosure  and
    REO, averaged over the last six months, as a percentage of the aggregate  outstanding  principal balance of all mortgage loans in the related loan group averaged over the last six months, does not exceed 2%, and

        (ii)   Realized  Losses on the mortgage  loans in the related loan group to date for that  distribution date, if occurring during the sixth,  seventh,  eighth, ninth or tenth year, or any year thereafter,  after the  closing  date,  are less than 30%,  35%,  40%,  45% or 50%,  respectively,  of the sum of the  initial
    Certificate Principal Balances of the related Class M Certificates and related Class B Certificates; or

        (b)(i) the  outstanding  principal  balance of mortgage  loans in the related loan group  delinquent 60 days or more,  including  mortgage loans in foreclosure  and REO,  averaged over the last six months,  as a percentage of the aggregate  outstanding  principal balance of all mortgage loans in the related loan group averaged over the last six months, does not exceed 4%, and

        (ii)   Realized  Losses on the mortgage  loans in the related loan group to date for that  distribution date, if occurring during the sixth,  seventh,  eighth,  ninth or tenth year or any year thereafter,  after the  closing  date,  are less than 10%,  15%,  20%,  25% or 30%,  respectively,  of the sum of the  initial
    Certificate Principal Balances of the related Class M Certificates and related Class B Certificates.

    Notwithstanding  the  foregoing,  upon  reduction  of the  Certificate  Principal  Balances  of the  Senior
Certificates  related to a loan group,  other than the related  Class A-P  Certificates,  to zero,  the related
Senior Accelerated Distribution Percentage will equal 0%.

    SENIOR INTEREST  DISTRIBUTION  AMOUNT--With respect to any distribution  date and loan group, the amount of
Accrued  Certificate  Interest to be  distributed to the holders of the related  Senior  Certificates  for that distribution date.

    SENIOR  PERCENTAGE--For  each loan group of any  series and with  respect  to each  distribution  date,  the percentage equal to the aggregate  Certificate  Principal Balance of the related group of Senior  Certificates, other than the related  Class A-P  Certificates,  immediately  prior to that  distribution  date divided by the aggregate  Stated  Principal  Balance of all of the mortgage  loans  included in the related loan group,  other than the related  Discount  Fraction of the Stated  Principal  Balance of the Discount  Mortgage  Loans in that loan group,  immediately  prior to that  distribution  date.  The initial  Senior  Percentage  is less than the initial  percentage  interest in the trust evidenced by the Senior  Certificates in the aggregate  because that percentage  is  calculated  without  regard  to  either  the  Certificate  Principal  Balance  of the Class A-P
Certificates or the Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan.

    SENIOR PRINCIPAL  DISTRIBUTION  AMOUNT--With respect to any distribution  date and a loan group, the lesser of (a) the balance of the related  Available  Distribution  Amount  remaining after the related Senior Interest
Distribution  Amount and related Class A-P Principal  Distribution  Amount (determined without regard to clause
(v) of the definition of "Class A-P Principal  Distribution  Amount"), in each case, for the related loan group have been distributed and (b) the sum of:

        (i)    the product of (A) the  then-applicable  related Senior  Percentage and (B) the aggregate of the following amounts:

           (1) the principal  portion of all scheduled  monthly  payments on the mortgage  loans in the related loan group other than the related  Discount  Fraction of the principal  portion of those  payments with respect to each Discount  Mortgage  Loan in the related loan group,  due during the related Due Period, whether or not received on or prior to the related  determination  date, less the principal  portion of
        Debt Service Reductions,  other than the related Discount Fraction of the principal portion of the Debt
        Service  Reductions with respect to each such Discount  Mortgage Loan in the related loan group,  which together with other related Bankruptcy Losses are in excess of the related Bankruptcy Amount;

           (2) the  principal  portion of all  proceeds  of the  repurchase  of a mortgage  loan in the related loan group or, in the case of a substitution,  amounts representing a principal adjustment,  other than the related Discount  Fraction of the principal portion of those proceeds with respect to each Discount
        Mortgage Loan in the related loan group, as required by the pooling and servicing  agreement during the preceding calendar month; and

           (3) the principal portion of all other unscheduled  collections,  including  Subsequent  Recoveries, received with respect to the related loan group during the preceding  calendar  month,  other than full and partial mortgagor  prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below,  to the extent applied as recoveries of principal,  other than the related Discount  Fraction of the principal  portion of those  unscheduled  collections,  with respect to each Discount Mortgage Loan in the related loan group;

        (ii)   in connection  with the Final  Disposition of a mortgage loan in the related loan group (x) that occurred in the preceding  calendar  month and (y) that did not result in any Excess Special Hazard Losses,
    Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

            (1)       the  then-applicable  related Senior  Percentage for that series of the Stated  Principal
         Balance of the  mortgage  loan,  other than the  related  Discount  Fraction  of the Stated  Principal
         Balance, with respect to a Discount Mortgage Loan; and

            (2)       the then-applicable  related Senior Accelerated  Distribution  Percentage for that series of the related  unscheduled  collections on the mortgage loans included in the trust  established  for that  series,  including  Insurance  Proceeds  and  Liquidation  Proceeds,  to the  extent  applied as recoveries of  principal,  in each case other than the portion of the  collections,  with respect to a
         Discount Mortgage Loan in the related loan group,  included in clause (iii) of the definition of Class
         A-P Principal Distribution Amount;

        (iii)  the then-applicable  related Senior Accelerated  Distribution  Percentage for that series of the aggregate of all partial  mortgagor  prepayments on the mortgage  loans  included in the trust  established for that series made during the  preceding  calendar  month and mortgagor  prepayments  in full made during the related  Prepayment  Period with  respect to the related  loan group,  other than the related  Discount
    Fraction of mortgagor prepayments, with respect to each Discount Mortgage Loan in the related loan group;

        (iv)   any  Excess  Subordinate  Principal  Amount  allocated  to  the  related  loan  group  for  that distribution date; and

        (v)    any amounts  allocable to principal for any previous  distribution  date calculated  pursuant to clauses (i) through (iii) above that remain  undistributed  to the extent that any of those amounts are not attributable  to Realized  Losses which were allocated to the related Class M  Certificates  or the related
    Class B Certificates; minus

        (vi)   the  related  Capitalization  Reimbursement  Amount for that series on such  distribution  date, other than the related  Discount  Fraction of any portion of that amount related to each Discount  Mortgage
    Loan in the related loan group,  multiplied  by a fraction,  the  numerator of which is the related  Senior
    Principal  Distribution  Amount for that series on such  distribution  date,  without giving effect to this clause  (vi),  and the  denominator  of  which is the sum of the  principal  distribution  amounts  for all classes of related  certificates  of that series  other than the related  Class A-P  Certificates,  payable from the Available  Distribution  Amount for the related loan group without giving effect to any reductions for the related Capitalization Reimbursement Amount.

    SUBORDINATE  PERCENTAGE-- With  respect to any loan group,  as of any date of  determination  a  percentage equal to 100% minus the Senior Percentage for that loan group as of that date.

    SUBSEQUENT  RECOVERIES--Subsequent  recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

    SUPER SENIOR OPTIMAL  PERCENTAGE-- For any specified  class or classes of Super Senior  Certificates of any series and as to any  distribution  date on or after the  Credit  Support  Depletion  Date for that  series,  a percentage  expressed as a fraction,  the  numerator  of which is the  Certificate  Principal  Balance of those
Super Senior  Certificates  immediately  prior to that  distribution  date and the  denominator of which is the aggregate  Certificate  Principal  Balance of the Senior  Certificates  (other than the Class A-P Certificates)
immediately prior to that distribution date.

    SUPER SENIOR  OPTIMAL  PRINCIPAL  DISTRIBUTION  AMOUNT--For any specified  class or classes of Super Senior
Certificates of any series and as to any  distribution  date on or after the Credit Support  Depletion Date for that series and with  respect to those Super  Senior  Certificates,  an amount  equal to the product of (a) the related  Super Senior  Optimal  Percentage  and (b) the amounts  described in clause (b) of the  definition  of
Senior Principal Distribution Amount for that series.

INTEREST DISTRIBUTIONS

    Holders of each class of Senior  Certificates  of any series  other than the  Principal  Only  Certificates will be entitled to receive interest  distributions in an amount equal to the Accrued  Certificate  Interest on that class on each  distribution  date,  to the extent of the related  Available  Distribution  Amount for that series for that  distribution  date,  commencing on the first  distribution  date in the case of all classes of
Senior Certificates of that series entitled to interest  distributions other than the Accrual Certificates,  if any,  and  commencing  on the  Accretion  Termination  Date  for  that  series  in  the  case  of  the  Accrual
Certificates.  To the  extent  provided  in any final term  sheet for a class of  certificates,  holders of any class of  certificates  intended to be the beneficiary of a yield  maintenance  agreement will also be entitled to receive payments, if any, made pursuant to such yield maintenance agreement.

    Holders  of each  class  of Class M  Certificates  of any  series  will be  entitled  to  receive  interest distributions in an amount equal to the Accrued  Certificate  Interest on that class on each distribution date, to the extent of the  Available  Distribution  Amount the  related  loan  group,  in the case of a series  with separate  subordination,  and each loan  group,  in the case of a series  with  common  subordination,  on that distribution  date after  distributions  of interest and principal to the Senior  Certificates  of that series, reimbursements  for some Advances on the mortgage  loans in the related  mortgage  pool to the master  servicer and  distributions  of interest and  principal  to any class of Class M  Certificates  of that series  having a higher payment priority.

    As described in the definition of "Accrued  Certificate  Interest",  Accrued  Certificate  Interest on each class of Certificates is subject to reduction in the event of specified interest  shortfalls  allocable to that class.  However,  in the event that any  interest  shortfall  is  allocated  to any Insured  Certificates  of a series, the amount of the allocated  interest  shortfall will be drawn under the applicable  financial guaranty policy and distributed to the holders of the Insured  Certificates;  provided that no such draw will be made in respect of any interest  shortfall  otherwise  covered by the master servicer in the form of a reduction in its servicing  compensation  or by the  Reserve  Fund.  However,  if payments  were not made as required  under the applicable  financial guaranty policy, any interest shortfalls may be allocated to the Insured  Certificates as set forth in the definition of  "Accrued Certificate Interest."

    The Principal Only Certificates are not entitled to distributions of interest.

    Prepayment  Interest  Shortfalls will result because interest on prepayments in full is paid by the related mortgagor  only to the date of  prepayment,  and because no interest is  distributed on prepayments in part, as these  prepayments  in part are applied to reduce the  outstanding  principal  balance of the related  mortgage loans as of the Due Date in the month of prepayment.

    However,  with  respect  to any  distribution  date for any  series,  any  Prepayment  Interest  Shortfalls resulting  from  prepayments  in full or prepayments in part made on a mortgage loan in a loan group during the preceding  calendar month that are being distributed to the related  certificateholders  of that series on that distribution  date will be offset by the master  servicer,  but only to the extent  those  Prepayment  Interest
Shortfalls do not exceed an amount equal to the lesser of (a)  one-twelfth  of 0.125% of the  aggregate  Stated
Principal  Balance of the mortgage  loans in the related loan group  immediately  preceding  that  distribution date and (b) the sum of the  master  servicing  fee  payable to the master  servicer  for its master  servicing activities  and  reinvestment  income  received by the master  servicer on amounts  payable with respect to the mortgage loans in the related loan group on that  distribution  date. No assurance can be given that the master servicing  compensation  available to cover Prepayment  Interest  Shortfalls will be sufficient  therefor.  Any
Prepayment  Interest  Shortfalls which are not covered by the master servicer on any distribution date will not be  reimbursed  on any future  distribution  date.  See "Pooling and  Servicing  Agreement--Servicing  and Other
Compensation and Payment of Expenses" in this term sheet supplement.

    If on any  distribution  date the Available  Distribution  Amount with respect to a loan group is less than the Accrued Certificate  Interest on the Senior  Certificates  payable from that loan group, the shortfall will be allocated among the holders of the related Senior  Certificates  in proportion to the respective  amounts of
Accrued  Certificate  Interest  payable  from that loan group for that  distribution  date.  In  addition,  the amount of any such interest  shortfalls that are covered by subordination,  specifically,  interest  shortfalls not described in clauses (i) through (iv) in the  definition of Accrued  Certificate  Interest,  will be unpaid
Accrued  Certificate  Interest  and will be  distributable  to holders  of the  certificates  of those  classes entitled to those amounts on subsequent  distribution  dates, in each case to the extent of available funds for the related loan group after interest  distributions as described in this prospectus  supplement.  However, any interest  shortfalls  resulting from the failure of the yield maintenance  agreement  provider to make payments pursuant to the yield  maintenance  agreement will not be unpaid Accrued  Certificate  Interest and will not be paid from any source on any distribution date.

    Interest  shortfalls that are  distributable on future  distribution  dates as described above could occur, for example,  if  delinquencies  on the mortgage  loans  included in the related loan group were  exceptionally high and were  concentrated  in a  particular  month and  Advances  by the  master  servicer  did not cover the shortfall.  Any  amounts so  carried  forward  will not bear  interest.  Any  interest  shortfalls  will not be offset by a  reduction  in the  servicing  compensation  of the master  servicer  or  otherwise,  except to the limited extent described in the second preceding paragraph with respect to Prepayment Interest Shortfalls.

    Prior to the  distribution  date on which  the  Accretion  Termination  Date  occurs,  interest  shortfalls allocated to Accrual  Certificates,  if any, will reduce the amount that is added to the Certificate  Principal
Balance of those  certificates in respect of Accrued  Certificate  Interest on that distribution date, and will result in a  corresponding  reduction  of the amount  available  for  distributions  relating to  principal  on
Accretion Directed  Certificates and Accrual Certificates and will cause the Certificate  Principal Balances of those  certificates  to be  reduced to zero later than would  otherwise  be the case.  See  "Certain  Yield and
Prepayment  Considerations"  in this term sheet  supplement.  Because  any  interest  shortfalls  allocated  to
Accrual  Certificates,  if any,  prior to the  Accretion  Termination  Date for that  series will result in the
Certificate  Principal  Balance of those  certificates  being less than they would  otherwise be, the amount of
Accrued  Certificate  Interest that will accrue on those certificates in the future and the amount that will be available for distributions  relating to principal on Accretion Directed  Certificates and Accrual Certificates
will be reduced.

    The  pass-through  rates on all  classes of offered  certificates  will be as  described  in any final term sheet for a class of certificates.

    The  pass-through  rate on the  Variable  Strip  Certificates  on each  distribution  date  will  equal the weighted  average,  based on the Stated  Principal  Balance of the mortgage  loans  immediately  preceding that distribution  date, of the pool strip rates on each of the mortgage  loans in the related loan group.  The pool strip rate on any mortgage  loan is equal to its Net Mortgage  Rate minus the Discount Net Mortgage  Rate,  but not less than 0.00%.

    As described in this term sheet supplement,  the Accrued  Certificate  Interest  allocable to each class of certificates,  other  than  the  Principal  Only  Certificates,  of  any  series  which  are  not  entitled  to distributions  of interest,  of any series is based on the Certificate  Principal  Balance of that class or, in the case of any class of the Interest Only Certificates, on the Notional Amount of that class.

DETERMINATION OF LIBOR

    LIBOR for any Class of LIBOR  Certificates  and any  Interest  Accrual  Period  after the initial  Interest
Accrual Period will be determined as described in the three succeeding paragraphs.

    LIBOR  shall be  established  by the  trustee  for each  Interest  Accrual  Period  other than the  initial
Interest  Accrual  Period,  LIBOR will equal the rate for United  States  dollar  deposits  for one month which appears on the Telerate  Screen Page 3750 of the Moneyline  Telerate  Capital  Markets Report as of 11:00 A.M.,
London time, on the second LIBOR business day prior to the first day of that Interest  Accrual  Period,  or the
LIBOR rate  adjustment  date.  Telerate  Screen  Page 3750  means the  display  designated  as page 3750 on the
Telerate  Service or any other page as may replace  page 3750 on that  service  for the  purpose of  displaying
London  interbank  offered rates of major banks.  If the rate does not appear on that page or any other page as may  replace  that page on that  service,  or if the  service  is no longer  offered,  any  other  service  for displaying  LIBOR or comparable  rates that may be selected by the trustee after  consultation  with the master servicer, the rate will be the reference bank rate.

    The  reference  bank rate will be determined  on the basis of the rates at which  deposits in U.S.  Dollars are offered by the reference  banks,  which shall be three major banks that are engaged in  transactions in the
London interbank market,  selected by the trustee after  consultation  with the master servicer.  The reference bank rate will be  determined as of 11:00 A.M.,  London time,  on the day that is one LIBOR  business day prior to the immediately  preceding  distribution  date to prime banks in the London interbank market for a period of one  month  in  amounts  approximately  equal to the  aggregate  Certificate  Principal  Balance  of the  LIBOR
Certificates  then  outstanding.  The trustee will request the principal London office of each of the reference banks to  provide a  quotation  of its rate.  If at least two  quotations  are  provided,  the rate will be the arithmetic  mean of the  quotations.  If on that date fewer than two quotations are provided as requested,  the rate will be the arithmetic  mean of the rates quoted by one or more major banks in New York City,  selected by the trustee after  consultation  with the master  servicer,  as of 11:00 A.M., New York City time, on that date for loans in U.S.  Dollars to leading European banks for a period of one month in amounts  approximately  equal to the aggregate  Certificate  Principal Balance of the LIBOR  Certificates then outstanding.  If no quotations can be  obtained,  the rate will be LIBOR for the prior  distribution  date;  provided  however,  if, under the priorities listed  previously in this paragraph,  LIBOR for a distribution date would be based on LIBOR for the previous  distribution date for the third consecutive  distribution date, the trustee shall, after consultation with the master servicer,  select an alternative  comparable index over which the trustee has no control,  used for  determining  one-month  Eurodollar  lending  rates that is  calculated  and  published or  otherwise  made available by an  independent  party.  LIBOR business day means any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking  institutions  in the city of London,  England are required or authorized by law to be closed.

    The  establishment  of LIBOR  by the  trustee  and the  master  servicer's  subsequent  calculation  of the pass-through  rates  applicable to the LIBOR  Certificates  for the relevant  Interest  Accrual Period,  in the absence of manifest error, will be final and binding.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

    The holders of the Senior Certificates,  other than the Interest Only Certificates,  which are not entitled to  distributions  of principal,  of any series will be entitled to receive on each  distribution  date, in the priority  described  in this term sheet  supplement  for that  series  and to the extent of the  portion of the related  Available  Distribution  Amount for that series remaining after the distribution of the related Senior
Interest  Distribution  Amount,  a distribution  allocable to principal  equal to in the case of (i) the Senior
Certificates,  other than the Class A-P  Certificates,  the related Senior  Principal  Distribution  Amount and
(ii) the Class A-P  Certificates,  the related Class A-P Principal  Distribution  Amount or Class A-P Principal
Distribution Amounts.

    After the  distribution  of the Senior  Interest  Distribution  Amount  distributions  of  principal to the
Senior Certificates related to each loan group on each distribution date will be made as follows:

        (a)Prior to the occurrence of the Credit Support Depletion Date:

           (i) the Class A-P Principal  Distribution Amount shall be distributed to the Class A-P Certificates, until the Certificate Principal Balance of the Class A-P Certificates has been reduced to zero;

           (ii)       any  Accrual  Distribution  Amount  for a class of Accrual  Certificates  related to that loan group shall be  distributed  (x) first,  to the  related  class or classes of  Accretion  Directed
        Certificates  in  reduction  of the  Certificate  Principal  Balance  thereof,  until  the  Certificate
        Principal  Balance  thereof has been reduced to zero,  in  accordance  with the priority of payment set forth in any final  term sheet for that  class,  and (y)  second,  to the  related  class or classes of
        Accrual  Certificates,   in  reduction  of  the  Certificate  Principal  Balances  thereof,  until  the
        Certificate Principal Balances thereof have been reduced to zero; and

           (iii) The related Senior  Principal  Distribution  Amount shall be distributed to the related Senior
        Certificates, as described in the final term sheet for the related Class of Senior Certificates.

        (b)    On or  after  the  occurrence  of the  Credit  Support  Depletion  Date  for a group  of  Senior
    Certificates,  all  priorities  relating to  distributions  as  described  in clause (a) above  relating to principal  among the Senior  Certificates  will be disregarded.  Instead,  an amount equal to the Class A-P
    Principal  Distribution  Amount will be  distributed  to the related Class A-P  Certificates,  and then the applicable  Senior  Principal  Distribution  Amount will be distributed to the related  outstanding  Senior
    Certificates  remaining,  other  than the  Class  A-P  Certificates,  pro  rata in  accordance  with  their respective  outstanding  Certificate  Principal  Balances.  However,  in some cases, until reduction of the
    Certificate Principal Balance of any class of Senior Support  Certificates,  if any, to zero, the aggregate amount  distributable  to the related Super Senior  Certificates,  if any, and such class of Senior Support
    Certificates  in respect of the  aggregate  Accrued  Certificate  Interest  thereon and in respect of their aggregate pro rata portion of the related Senior Principal  Distribution  Amount will be distributed  among those  certificates in the following  priority:  first, to such class of Super Senior  Certificates,  up to an amount equal to the Accrued  Certificate  Interest on the Super  Senior  Certificates;  second,  to such class of Super Senior  Certificates,  up to an amount equal to the related Super Senior  Optimal  Principal
    Distribution  Amount,  in reduction of the Certificate  Principal  Balance  thereof,  until the Certificate
    Principal  Balance thereof has been reduced to zero;  third, to such class of Senior Support  Certificates, up to an amount equal to the Accrued  Certificate  Interest  thereon;  and fourth,  to such class of Senior
    Support  Certificates,  the remainder,  until the Certificate Principal Balance thereof has been reduced to zero.

        (c)    After  reduction  of  the  Certificate  Principal  Balances  of  the  Senior  Certificates  of a
    Certificate  Group,  other than the related Class A-P Certificates,  of any series to zero but prior to the
    Credit Support Depletion Date, for that series, the Senior  Certificates,  other than the related Class A-P
    Certificates,  will be  entitled  to no  further  distributions  of  principal  and the  related  Available
    Distribution  Amount for that series will be paid solely to the holders of the Class A-P,  Variable  Strip,
    Class M and Class B Certificates, in each case as described in this term sheet supplement.

PRINCIPAL DISTRIBUTIONS ON CERTAIN CLASSES OF INSURED CERTIFICATES

    A class of Insured  Certificates  for any series may be subject to random lot  procedures and special rules regarding  the  procedures,  practices  and  limitations  applicable  to the  distribution  of principal on the mortgage loans in the related loan group included in the trust established for that series.

    General.  Beneficial  owners of any class of Random  Lot  Insured  Certificates  have the right to  request that  distributions of principal be made with respect to their  certificates on any distribution  date on which that  class of  certificates  is  entitled  to receive  distributions  of  principal.  As to  distributions  of principal  among holders of any class of Random Lot Insured  Certificates of any series,  Deceased  Holders who request  distributions  will be entitled to first  priority,  and beneficial  owners of any class of Random Lot
Insured  Certificates  other than Deceased Holders,  referred to as Living Holders,  who request  distributions will be entitled to a second priority.

    Prospective  certificateholders  in any class of Random Lot Insured  Certificates  of any series  should be aware that  distributions of principal on those  certificates  may be  significantly  earlier or later than the date that may be  desired  by that  certificateholder.  All such  requested  distributions  are  subject to the priorities  described  below under  "--Priority  of  Requested  Distributions"  and are  further  subject to the limitation  that they be made (i) only in lots equal to integral  multiples  of $1,000 of the  related  initial
Certificate  Principal  Balance,  each such certificate  referred to as an Individual  Insured  Certificate and
(ii) only to the extent  that the portion of the Senior  Principal  Distribution  Amount for the  related  loan group allocated to any class of Random Lot Insured  Certificates on the applicable  distribution date (plus any amounts  available  from the related  Rounding  Account for that  series)  provides  sufficient  funds for such requested  distributions.  To the extent that amounts  available for  distributions  in respect of principal on any class of Random Lot  Insured  Certificates  on any  distribution  date exceed the  aggregate  amount of the requests  made  by  Deceased  Holders  and  Living  Holders  for  principal  distributions  applicable  to that distribution  date,  such excess amounts will be  distributed  to the beneficial  owners of any class of Random
Lot Insured  Certificates by random lot, as described  below under  "--Mandatory  Distributions  of Principal on any Class of Random Lot Insured Certificates".

    On each  distribution  date on which amounts are available for distribution in reduction of the Certificate
Principal  Balance  of any class of Random  Lot  Insured  Certificates  of any  series,  the  aggregate  amount allocable  to such  distributions  for that class  will be  rounded,  as  necessary,  to an amount  equal to an integral  multiple of $1,000,  except as provided  below,  in accordance with the limitations set forth in this term  sheet  supplement.  Such  rounding  will  be  accomplished  on  the  first  distribution  date  on  which distributions  of principal on that class of Random Lot Insured  Certificates  are made by withdrawing from the related  Rounding  Account for that series the amount of funds,  if any,  needed to round the amount  otherwise available for that  distribution  with respect to that class of Random Lot Insured  Certificates  upward to the next higher  integral  multiple of $1,000.  On each  succeeding  distribution  date on which  distributions  of principal on that class of Random Lot Insured  Certificates  are to be made, the aggregate  amount allocable to that class of Random Lot  Insured  Certificates  will be applied  first to repay any funds  withdrawn  from the
Rounding  Account for that series on the prior  distribution  date,  and then the  remainder of such  allocable amount,  if any, will be similarly  rounded upward through  another  withdrawal  from the Rounding  Account for that series and distributed in reduction of the Certificate  Principal  Balance of that class of Random Insured
Lot Certificates.  This process will continue on succeeding  distribution dates until the Certificate Principal
Balance of that  class of Random Lot  Insured  Certificates  has been  reduced  to zero.  Thus,  the  aggregate distribution  made in  reduction  of the  Certificate  Principal  Balance of that  class of Random Lot  Insured
Certificates  on each  distribution  date may be slightly more or less than would be the case in the absence of such rounding  procedures,  but such difference will be no more than $999.99 on any distribution date. Under no circumstances will the sum of all distributions  made in reduction of the Certificate  Principal Balance of any class of Random Lot Insured  Certificates of any series,  through any  distribution  date, be less than the sum of such distributions that would have resulted in the absence of such rounding procedures.

    Notwithstanding  any provisions in this term sheet supplement to the contrary,  on each  distribution  date following the first  distribution  date on which any Realized Losses are allocated to the Insured  Certificates of any series,  including any Realized Losses  allocated to the Insured  Certificates  for which payment is not made  under the  policy,  distribution  in  reduction  of the  Certificate  Principal  Balance  of the  Insured
Certificates  will be made pro rata among the  holders  of the  Insured  Certificates  in  accordance  with the outstanding  Certificate  Principal Balance and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

    There is no assurance  that a beneficial  owner of a Random Lot Insured  Certificate  of any series who has submitted  a request  for a  distribution  will  receive  the  distribution  at any  particular  time after the distribution  is  requested,  since there can be no  assurance  that funds will be  available  for making those distributions  on any  particular  distribution  date,  or, even if funds are  available  for making  principal distributions on that class of Random Lot Insured  Certificates,  that such  distributions  will be made to any particular  beneficial owner whether that beneficial  owner is a Deceased Holder or a Living Holder.  Also, due to the procedure for mandatory  distributions  described below under "--Mandatory  Distributions of Principal on any Class of Random Lot Insured  Certificates,"  there can be no  assurance  that on any  distribution  date on which the funds  available  for  distribution  in respect  of  principal  of that  class of Random Lot  Insured
Certificates  exceed the aggregate  amount of distributions  requested by beneficial  owners of certificates of that class,  any particular  beneficial  owner will receive a principal  distribution  from those excess funds.
THUS, THE TIMING OF DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE  PRINCIPAL  BALANCE FOR ANY PARTICULAR RANDOM
LOT INSURED  CERTIFICATE,  WHETHER OR NOT THE SUBJECT OF A REQUEST FOR  DISTRIBUTION  BY A DECEASED HOLDER OR A
LIVING  HOLDER,  IS HIGHLY  UNCERTAIN  AND MAY BE MADE  EARLIER OR LATER THAN THE DATE THAT MAY BE DESIRED BY A
BENEFICIAL OWNER OF THAT CERTIFICATE.

    Priority of Requested  Distributions.  Subject to the limitations  described in this term sheet supplement, including  the timing and the order of the receipt of the request for  distributions  as described  below under
"--Procedure for Requested Distributions,"  beneficial owners of any class of Random Lot Insured Certificates of any series have the right to request  that  distributions  be made in reduction  of the  Certificate  Principal
Balance  of  those  certificates.  On each  distribution  date  on  which  distributions  in  reduction  of the
Certificate  Principal  Balance of any class of Random Lot Insured  Certificates are made, those  distributions will be made in the following order of priority among the beneficial  owners of that class:  (i) any request by a Deceased  Holder,  in an amount up to but not  exceeding  $100,000  per  request;  and (ii) any  request by a
Living Holder,  in an amount up to but not exceeding  $10,000 per request.  Thereafter,  distributions  will be made as  provided  in clauses  (i) and (ii)  above up to a second  $100,000  and  $10,000,  respectively.  This sequence of priorities  will be repeated for each request for principal  distributions  made by the  beneficial owners of any class of  Random  Lot  Insured  Certificates  of any  series  until all such  requests  have been honored.

    Procedure  for  Requested  Distributions.  Under the  current  procedures  of DTC, a  beneficial  owner may request  that  distributions  in  reduction  of the  Certificate  Principal  Balance of its Random Lot  Insured
Certificates  be made on a distribution  date by delivering a written  request for those  distributions  to the participant or indirect  participant  that maintains the beneficial  owner's account with respect to that class of  Random  Lot  Insured  Certificates  so that such  request  is  received  by the  trustee  from DTC on DTC's
"participant  terminal  system" on or before the close of business on the last  business  day of the month next preceding the month in which the related  distribution  date occurs,  or the record date for such  distribution date.  In the case of a request  on behalf of a  Deceased  Holder,  appropriate  evidence  of death and any tax waivers are required to be forwarded to the participant  under separate cover.  Furthermore,  those requests of
Deceased  Holders that are incomplete may not be honored by the  participant.  The participant  shall forward a certification  satisfactory  to the trustee for that series  certifying the death of the  beneficial  owner and the receipt of the appropriate  death and tax waivers.  The participant  should in turn make the request of DTC
(or, in the case of an indirect  participant,  such firm must notify the related  participant  of such request, which participant  should make the request of DTC) on DTC's participant  terminal system.  The trustee will not accept a  request  from a person  other  than DTC.  DTC may  establish  such  procedures  as it deems  fair and equitable to establish  the order of receipt of requests for those  requests for  distributions  received by it on the same day. None of the master servicer,  the depositor,  the related  Certificate  Insurer or the trustee shall be liable for any delay by DTC, any  participant or any indirect  participant in the delivery of requests for  distributions  or  withdrawals  of those  distributions  to the  trustee  or for any  changes  made to the procedures  described herein by DTC, any participant or any indirect  participant.  Requests for  distributions are to be  honored  in the  order of  their  receipt  (subject  to the  priorities  described  in the  previous paragraph).  The exact  procedures  to be  followed by the trustee  for  purposes of  determining  the order of receipt of such requests will be those  established  from time to time by DTC.  Requests for  distributions  of principal  received by DTC and forwarded to the trustee on DTC's  participant  terminal system after the record date for such  distribution date and requests for principal  distributions  received in a timely manner but not accepted with respect to a given  distribution  date, will be treated as requests for distributions on the next succeeding  distribution  date and each succeeding  distribution date thereafter until each request is accepted or is withdrawn as described below.  Each request for  distributions in reduction of the Certificate  Principal
Balance of a Random Lot Insured  Certificate of any series  submitted by a beneficial owner of that certificate will be held on DTC's  participant  terminal  system until such request has been accepted by the trustee or has been  withdrawn by the  participant  in writing.  Each Random Lot Insured  Certificate of any series covered by that request  will  continue to bear  interest at the related  pass-through  rate through the Interest  Accrual
Period related to such distribution date.

    In the  case  of a  request  on  behalf  of a  Deceased  Holder,  the  related  participant  shall  forward certification  satisfactory to the trustee  certifying the death of the beneficial owner and the receipt of the appropriate  death and tax  waivers.  Random  Lot  Insured  Certificates  beneficially  owned by tenants by the entirety,  joint tenants or tenants in common will be considered  to be  beneficially  owned by a single owner.
The death of a tenant by the  entirety,  joint tenant or tenant in common will be deemed to be the death of the beneficial  owner,  and the  Random  Lot  Insured  Certificates  of any  series so  beneficially  owned will be eligible to request priority with respect to distributions  in reduction of the Certificate  Principal  Balance of those  certificates,  subject  to the  limitations  stated in this term  sheet  supplement.  Any  Random Lot
Insured  Certificates  beneficially  owned  by a trust  will be  considered  to be  beneficially  owned by each beneficiary  of the trust to the extent of such  beneficiary's  beneficial  interest in that  trust,  but in no event will a trust's  beneficiaries  collectively  be deemed to be beneficial  owners of a number of Individual
Insured  Certificates  greater than the number of Individual  Insured  Certificates  of which such trust is the owner.  The death of a  beneficiary  of a trust  will be deemed  to be the death of a  beneficial  owner of the
Random Lot Insured  Certificates  beneficially  owned by the trust but only to the extent of such beneficiary's beneficial  interest in that trust.  The death of an individual who was a tenant by the entirety,  joint tenant or tenant in common in a  tenancy  which is the  beneficiary  of a trust  will be deemed to be the death of the beneficiary  of the  trust.  The  death  of a  person  who,  during  his  or  her  lifetime,  was  entitled  to substantially all of the beneficial  ownership interests in Random Lot Insured  Certificates of any series will be deemed to be the death of the  beneficial  owner of those  certificates  regardless of the  registration  of ownership,  if that  beneficial  interest can be  established  to the  satisfaction  of the  participant.  Such beneficial  interest  will be deemed to exist in typical cases of street name or nominee  ownership,  ownership by a trustee,  ownership  under the Uniform Gift to Minors Act and community  property or other joint ownership arrangements  between a husband and wife.  Beneficial  interest  shall  include the power to sell,  transfer or otherwise  dispose of a Random Lot  Insured  Certificate  of any series and the right to receive  the  proceeds therefrom,  as well as interest and  distributions  of principal  with  respect  thereto.  As used in this term sheet  supplement,  a request for a distribution in reduction of the Certificate  Principal Balance of a Random
Lot  Insured  Certificate  of  any  series  by  a  Deceased  Holder  shall  mean  a  request  by  the  personal representative,  surviving  tenant by the entirety,  surviving joint tenant or a surviving  tenant in common of the Deceased Holder.

    With  respect  to Random  Lot  Insured  Certificates  of any  series  as to which  beneficial  owners  have requested  distributions to be made on a particular  distribution date and on which  distributions of principal are being made, the trustee will notify DTC prior to that distribution  date whether,  and the extent to which, those  certificates  have been  accepted for  distributions.  Participants  and indirect  participants  holding
Random Lot Insured  Certificates  of any series are required to forward such notices to the  beneficial  owners of those certificates.  Individual Insured  Certificates that have been accepted for a distribution will be due and payable on the  applicable  distribution  date and will cease to bear interest  after the Interest  Accrual
Period related to such distribution date.

    Any  beneficial  owner of a Random Lot Insured  Certificate  of any series who has requested a distribution may withdraw its request by so notifying in writing the  participant  or indirect  participant  that  maintains that beneficial owner's account. In the event that such account is maintained by an indirect  participant,  the indirect  participant  must notify the related  participant  which in turn must forward the  withdrawal of such request,  on DTC's participant  terminal system. If that notice of withdrawal of a request for distribution has not been  received on DTC's  participant  terminal  system on or before the record  date for such  distribution date,  the  previously  made  request  for  distribution  will be  irrevocable  with  respect  to the making of distributions in reduction of the Certificate  Principal Balance of that Random Lot Insured  Certificate on the applicable distribution.

    Mandatory  Distributions of Principal on any Class of Random Lot Insured  Certificates.  To the extent,  if any,  that  distributions  in  reduction  of the  Certificate  Principal  Balance  of  that  class  of  Insured
Certificates  on a distribution  date exceed the  outstanding  Certificate  Principal  Balance of that class of
Random Lot  Insured  Certificates  with  respect  to which  distribution  requests  have been  received  by the applicable record date,  additional  Random Lot Insured  Certificates of that class in lots equal to Individual
Insured   Certificates   will  be  selected  to  receive   principal   distributions  in  accordance  with  the
then-applicable  established random lot procedures of DTC, and the  then-applicable  established  procedures of the  participants  and  indirect  participants,  which may or may not be by random lot. No prior notice will be provided  by the  depositor,  the master  servicer,  the  related  Certificate  Insurer  or the  trustee to the beneficial owners of the Random Lot Insured  Certificates of that class for those  distributions made by random lot.  Investors may ask those  participants  or indirect  participants  what  allocation  procedures  they use.
Participants  and indirect  participants  holding  Random Lot Insured  Certificates  of that class selected for mandatory  distributions  of principal are required to provide notice of those mandatory  distributions  to the affected beneficial owners.

CROSS-COLLATERALIZATION MECHANICS IN A SERIES WITH COMMON SUBORDINATION

    Notwithstanding  the  foregoing in the case of any series with common  subordination,  on any  distribution date prior to the Credit Support  Depletion Date on which the aggregate  Certificate  Principal  Balance of any of the Senior  Certificates in any certificate  group is greater than the aggregate Stated Principal Balance of the mortgage  loans in the related loan group in each case after giving effect to  distributions  to be made on such  distribution  date, (1) 100% of the mortgagor  prepayments,  exclusive of the related Discount  Fraction, otherwise  allocable to the Class M Certificates  and Class B  Certificates  on the mortgage loans in the other loan groups will be distributed to the class or classes of Senior  Certificates in that  certificate  group and in accordance with the priorities set forth in the clauses (a) and (b) above for that  certificate  group,  and in reduction of the Certificate  Principal Balances thereof,  until the aggregate Certificate Principal Balance of such class or classes of certificates  equals the aggregate Stated  Principal  Balance of the mortgage loans in the related  loan group,  and (2) an amount  equal to one month's  interest at the  applicable  pass-through rate for such class or classes of certificates  on the amount of such  difference will be distributed  from the related  Available  Distribution  Amount for the other loan groups  otherwise  allocable on a pro rata basis to the Class M  Certificates  and Class B Certificates  first to pay any unpaid  interest on such class or classes of  certificates  and then to pay principal on such classes in the manner  described in (1) above. In addition, prior to the  occurrence  of the Credit  Support  Depletion  Date but after the  reduction  of the  Certificate
Principal  Balances  of the  Senior  Certificates  in any  certificate  group  to zero,  100% of the  mortgagor prepayments on the mortgage loans in the related loan group,  exclusive of the related Discount Fraction,  will be allocated to the  remaining  Senior  Certificates  in the other  certificate  groups (other than the related
Class A-P  Certificates),  as applicable,  on a pro rata basis, and in accordance with the priorities set forth in clause  (b) above for that  certificate  group,  and in  reduction  of the  Certificate  Principal  Balances thereof, on any distribution date unless (i) the weighted average of the Subordinate  Percentages,  weighted on the basis of the Stated  Principal  Balances of the mortgage  loans in the related loan group,  is at least two times the weighted  average of the initial  Subordinate  Percentages  for each loan group,  calculated  on such basis, and (ii) the outstanding  principal  balance of the mortgage loans in each loan group delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate  outstanding  Certificate Principal
Balance of the Class M Certificates and Class B Certificates, is less than 50%.

PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

    Holders  of each class of the Class M  Certificates  of each  series  will be  entitled  to receive on each distribution  date,  to the extent of the portion of the  Available  Distribution  Amount for the related  loan group, in the case of a series with separate  subordination,  and each loan group, in the case of a series with common subordination remaining after:

               the sum of the Senior Interest  Distribution Amounts,  Class A-P Principal  Distribution Amounts
               and Senior Principal Distribution Amounts for that series is distributed;

               reimbursement  is made to the master  servicer for some Advances on the mortgage  loans included in the trust for that series  remaining  unreimbursed  following  the final  liquidation  of the related mortgage loan to the extent described below under "Advances";

               the aggregate amount of Accrued  Certificate  Interest and principal  required to be distributed to any related class of Class M Certificates of that series having a higher payment  priority on that distribution date is distributed; and

               the aggregate amount of Accrued  Certificate  Interest  required to be distributed to that class of Class M Certificates on that  distribution date is distributed,  a distribution  allocable to principal in the sum of the following for the related loan group:

           (i) such  class's  pro rata  share,  based on the  Certificate  Principal  Balance  of each class of related  Class M  Certificates  and  Class  B  Certificates,  in the  case of a  series  with  separate subordination,  and each class of Class M and Class B Certificates, in the case of a series with common subordination,  then outstanding, of the aggregate of the following amounts, to the extent not included in the Senior Principal Distribution Amount for the related loan group:

               (1)    the principal  portion of all  scheduled  monthly  payments on the mortgage  loans in the related  loan group,  other than the related  Discount  Fraction of the  principal  portion of those payments  with  respect  to a Discount  Mortgage  Loan in the  related  loan  group,  due during the related Due Period,  whether or not  received on or prior to the related  determination  date,  less the principal  portion of Debt Service  Reductions,  other than the related Discount Fraction of the principal  portion of the Debt Service  Reductions  with respect to each  Discount  Mortgage Loan in the related loan group,  which  together with other  Bankruptcy  Losses are in excess of the related
           Bankruptcy Amount;

               (2)    the  principal  portion of all  proceeds  of the  repurchase  of a  mortgage  loan in the related loan group or, in the case of a substitution,  amounts representing a principal  adjustment, other than the related  Discount  Fraction of the principal  portion of the proceeds with respect to a Discount  Mortgage  Loan in the  related  loan group,  as  required  by the pooling and  servicing agreement during the preceding calendar month; and

               (3)    the  principal  portion  of  all  other  unscheduled  collections,  including  Subsequent
           Recoveries,  received  with respect to the related loan group during the preceding  calendar  month, other than full and partial  mortgagor  prepayments  and any amounts  received in connection  with a
           Final  Disposition  of a mortgage  loan  described  in clause (ii) below,  to the extent  applied as recoveries of principal,  other than the related Discount  Fraction of the principal amount of those unscheduled collections, with respect to a Discount Mortgage Loan in the related loan group;

           (ii)       that class' pro rata share,  based on the Certificate  Principal Balance of each class of related  Class  M  Certificates  and  Class  B  Certificates  in the  case of a  series  with  separate subordination,  and of the  Class M and  Class B  Certificates  in the  case of a  series  with  common subordination  then outstanding,  of all amounts received in connection with the Final Disposition of a mortgage  loan in the related loan group,  other than the related  Discount  Fraction of those  amounts with  respect to a Discount  Mortgage  Loan in the related  loan group,  (x) that  occurred  during the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses,  Excess Fraud
        Losses,  Excess  Bankruptcy  Losses or  Extraordinary  Losses,  to the extent  applied as recoveries of principal and to the extent not otherwise payable to the Senior Certificates;

           (iii)      with  respect to mortgage  loans in the  related  loan  group,  the portion of  mortgagor prepayments  in full made by the respective  mortgagors  during the related  Prepayment  Period and the portion of  partial  mortgagor  prepayments  made by the  respective  mortgagors  during the  preceding calendar  month,  other than the Discount  Fraction of those  mortgagor  prepayments  with respect to a
        Discount  Mortgage  Loan in that  loan  group,  allocable  to that  class  of Class M  Certificates  as described in the third succeeding paragraph;

           (iv)        if that class is the most senior class of related  certificates  then outstanding with a
        Certificate  Principal Balance greater than zero, an amount equal to the Excess  Subordinate  Principal
        Amount  allocated to the related  loan group,  as described  in the  definition  of Excess  Subordinate
        Principal Amount, if any; and

           (v) any amounts  allocable to principal for any previous  distribution  date calculated  pursuant to clauses (i) through (iii) above that remain  undistributed  to the extent that any of those amounts are not  attributable  to Realized Losses which were allocated to any class of related Class M Certificates with a lower payment priority or the related Class B Certificates; minus

           (vi)       the   Capitalization   Reimbursement   Amounts  for  the  related  loan  group  for  such
        distribution  date, other than the related  Discount  Fraction of any portion of that amount related to each  Discount  Mortgage  Loan in the related loan group,  multiplied  by a fraction,  the numerator of which is the  principal  distribution  amount for such class of Class M  Certificates,  without  giving effect to this clause  (vi),  and the  denominator  of which is the sum of the  principal  distribution amounts for all classes of related certificates other than the related Class A-P Certificates,  payable from the  Available  Distribution  Amount for the  related  loan  group  without  giving  effect to any reductions for the Capitalization Reimbursement Amount.

    References in this term sheet  supplement to "payment  priority" of the Class M Certificates  of any series refer to a payment  priority among those classes of certificates  as follows:  (a) in the case of a series with separate  subordination,  first,  to the related  Class M-1  Certificates;  second,  to the  related  Class M-2
Certificates;  and third, to the related Class M-3  Certificates.,  and (b) in the case of a series with common subordination,  first, to the Class M-1 Certificates;  second, to the Class M-2 Certificates; and third, to the
Class M-3 Certificates.

    As to each class of Class M Certificates of any series, on any distribution  date, any Accrued  Certificate
Interest thereon  remaining unpaid from any previous  distribution  date will be distributable to the extent of related  Available  Distribution  Amount  available for that purpose.  Notwithstanding  the  foregoing,  if the
Certificate  Principal  Balances of the related  Class B  Certificates,  in the case of a series with  separate subordination,  and the Class B  Certificates,  in the case of a series  with common  subordination,  have been reduced to zero, on any  distribution  date, with respect to the class of related Class M Certificates,  in the case of a series with separate  subordination,  and Class M  Certificates,  in the case of a series with common subordination  outstanding on that  distribution  date with a Certificate  Principal  Balance greater than zero with the lowest payment  priority,  Accrued  Certificate  Interest  thereon  remaining unpaid from any previous distribution  date will not be  distributable,  except in the  limited  circumstances  provided  in the related pooling and  servicing  agreement.  In addition,  any  interest  shortfalls  resulting  from the failure of any yield maintenance  agreement  provider to make payments  pursuant to a yield maintenance  agreement will not be unpaid Accrued Certificate Interest and will not be paid from any source on any distribution date.

    All  mortgagor  prepayments  on the mortgage  loans  included in the trust  established  for any series not otherwise  distributable  to the related  Senior  Certificates  of that series will be  allocated on a pro rata basis among the class of related Class M  Certificates,  in the case of a series with  separate  subordination, and Class M Certificates,  in the case of a series with common  subordination,  of that series with the highest payment priority then outstanding with a Certificate  Principal  Balance greater than zero and each other class of  related  Class  M  Certificates  and  Class  B  Certificates,  in  the  case  of  a  series  with  separate subordination,  and  Class M  Certificates  and  Class B  Certificates,  in the  case of a series  with  common subordination,  of that  series,  respectively,  only if the sum of the  current  percentage  interests  in the related mortgage pool evidenced by that class and each class, if any,  subordinate  thereto were at least equal to the sum of the initial  percentage  interests in the related  mortgage pool evidenced by that class and each class, if any, subordinate thereto.

    As stated  above  under  "--Principal  Distributions  on the Senior  Certificates,"  the Senior  Accelerated
Distribution  Percentage  for each series  will be 100% during the first five years after the closing  date for that series,  unless the  Certificate  Principal  Balances of the related Senior  Certificates  of that series, other than the related Class A-P  Certificates,  are reduced to zero before the end of that  five-year  period, and will  thereafter  equal 100%  whenever the related  Senior  Percentage  of that series  exceeds the initial related  Senior  Percentage.  Furthermore,  as  described  in this term sheet  supplement,  the related  Senior
Accelerated  Distribution  Percentage  for each series will exceed the  related  Senior  Percentage  during the sixth through ninth years following the closing date for that series,  and scheduled  reductions to the related
Senior Accelerated  Distribution  Percentage may be postponed due to the loss and delinquency experience of the mortgage loans in the related loan group.  Accordingly,  each class of the Class M  Certificates  of any series will not be entitled to any mortgagor  prepayments on the related  mortgage loans in the related  mortgage pool for at least the first five years after the closing  date for that  series,  unless the  Certificate  Principal
Balances of the related  Senior  Certificates  of that series (other than the related  Class A-P  Certificates)
have been  reduced to zero  before  the end of such  period,  and may  receive no  mortgagor  prepayments  or a disproportionately  small portion of mortgagor  prepayments  relative to the related Class M Percentage  during certain  periods after this five year period.  See "--Principal  Distributions  on the Senior  Certificates"  in
this term sheet supplement.

ALLOCATION OF LOSSES; SUBORDINATION

    The  subordination  provided to the Senior  Certificates for any series by the related Class B Certificates and Class M  Certificates,  in the case of a series with separate  subordination,  and the Class B Certificates and Class M Certificates,  in the case of a series with common  subordination,  and the subordination  provided to each class of Class M Certificates  by the related Class B Certificates  and by any class of related Class M
Certificates  subordinate  thereto,  in the case of a series with  separate  subordination,  and by the Class B
Certificates  and by any  class of  Class M  Certificates  subordinate  thereto,  in the case of a series  with common  subordination,  will cover Realized  Losses on the mortgage loans included in the trust for that series that are Defaulted  Mortgage Losses,  Fraud Losses,  Bankruptcy Losses and Special Hazard Losses.  Any Realized
Losses on the  mortgage  loans  included  in the trust for that  series  which are not  Excess  Special  Hazard
Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

    in the case of a series with separate subordination,

    -   first, to the related Class B Certificates;

    -   second, to the related Class M-3 Certificates;

    -   third, to the related Class M-2 Certificates;

    -   fourth, to the related Class M-1 Certificates; and

    in the case of a series with common subordination,

    -   first, to the Class B Certificates;

    -   second, to the Class M-3 Certificates;

    -   third, to the Class M-2 Certificates; and

    -   fourth, to the Class M-1 Certificates;

in each case until the Certificate  Principal  Balance of that class of certificates  has been reduced to zero;
and  thereafter,  if any Realized  Loss is on a Discount  Mortgage  Loan, to the Class A-P  Certificates  in an
amount  equal to the  related  Discount  Fraction  of the  principal  portion  of the  Realized  Loss until the
Certificate  Principal  Balance of the Class A-P  Certificates  has been reduced to zero,  and the remainder of the  Realized  Losses on  Discount  Mortgage  Loans and the entire  amount of Realized  Losses on  Non-Discount
Mortgage Loans will be allocated  among all the remaining  classes of Senior  Certificates on a pro rata basis;
provided,  however,  that all losses otherwise allocable to a class of Super Senior Certificates,  if any, will be allocated to the related Senior Support  Certificates,  if any, until the Certificate  Principal  Balance of such Senior Support  Certificates  has been reduced to zero.  Subject to any applicable  limitations,  Realized
Losses on the  mortgage  loans  included  in the  trust  established  for any  series  with a class of  Insured
Certificates  that are  allocated  to that class of  Insured  Certificates  will be  covered by the  applicable financial guaranty insurance policy.

        On any  distribution  date,  Realized  Losses  will  be  allocated  as  described  in this  term  sheet supplement after distributions of principal as described in this term sheet supplement.

        Investors  in the  Senior  Certificates  of a series  with  common  subordination  should be aware that because  the  Class M  Certificates  and Class B  Certificates  represent  interests  in all loan  groups,  the
Certificate  Principal Balances of the Class M  Certificates and Class B  Certificates could be reduced to zero as a result of a  disproportionate  amount of Realized Losses on the mortgage loans in one or more loan groups.
Therefore,  notwithstanding  that Realized  Losses on the mortgage  loans in a loan group may only be allocated to the related Senior  Certificates,  the allocation to the Class M  Certificates  and Class B  Certificates of
Realized Losses on the mortgage loans in the other loan groups will reduce the  subordination  provided to such
Senior  Certificates  by the Class M  Certificates  and Class B  Certificates  and increase the likelihood that
Realized  Losses on the  mortgage  loans in the  related  loan  group may be  allocated  to any class of Senior
Certificates.

        Any allocation of a Realized Loss, other than a Debt Service  Reduction,  to a certificate will be made by reducing:

               its Certificate  Principal  Balance,  in the case of the principal portion of the Realized Loss, in each case until the  Certificate  Principal  Balance of that class has been  reduced to zero, provided that no reduction shall reduce the aggregate  Certificate  Principal Balance of, in the case of a series with common subordination,  the certificates, and, in the case of a series with separate  subordination,  the portion of the related certificates  representing the related loan group,  below the aggregate Stated  Principal  Balance of the mortgage loans in the related loan group; and

               the Accrued  Certificate  Interest thereon,  in the case of the interest portion of the Realized
               Loss, by the amount so allocated as of the  distribution  date occurring in the month  following the calendar month in which the Realized Loss was incurred.

In addition,  any  allocation  of a Realized  Loss to a Class M  Certificate  of any series may also be made by operation  of  the  payment  priority  to  the  related  Senior  Certificates  of any  series  described  under
"--Principal  Distributions  on the Senior  Certificates"  and any class of related Class M Certificates  in the case of a series with separate  subordination,  and Class M  Certificates,  in the case of a series with common subordination with a higher payment priority.

    As used in this term sheet  supplement,  subordination  refers to the  provisions  discussed  above for the sequential  allocation  of Realized  Losses on the mortgage  loans  included in the trust  established  for any series among the various classes of  certificates  for that series,  as well as all provisions  effecting those allocations  including the  priorities  for  distribution  of cash flows in the amounts  described in this term sheet supplement.

    In  instances  in which a mortgage  loan is in default or if  default  is  reasonably  foreseeable,  and if determined by the master servicer to be in the best interest of the  certificateholders  of the related series, the master  servicer  or  subservicer  may permit  servicing  modifications  of the  mortgage  loan rather than proceeding with foreclosure,  as described under "Description of the  Certificates--Servicing and Administration
of Mortgage  Collateral" in the related base prospectus.  However,  the master servicer's and the subservicer's ability to perform servicing  modifications  will be subject to some limitations,  including but not limited to the  following.  Advances and other  amounts may be added to the  outstanding  principal  balance of a mortgage loan  only once  during  the life of a  mortgage  loan.  Any  amounts  added to the  principal  balance  of the mortgage loan, or capitalized  amounts added to the mortgage loan,  will be required to be fully amortized over the  remaining  term of the mortgage  loan.  All  capitalizations  are to be  implemented  in  accordance  with
Residential  Funding's  program guide and may be implemented  only by  subservicers  that have been approved by the  master  servicer  for that  purpose.  The  final  maturity  of any  mortgage  loan  included  in the trust established  for any series shall not be extended beyond the assumed final  distribution  date for that series.
No servicing  modification  with respect to a mortgage  loan will have the effect of reducing the mortgage rate below  one-half  of the  mortgage  rate as in  effect on the  applicable  cut-off  date,  but not less than the applicable  servicing  fee rate.  Further,  the  aggregate  current  principal  balance of all  mortgage  loans included in the trust  established  for any series  subject to  modifications  can be no more than five percent
(5%) of the aggregate  principal  balance of those mortgage  loans as of the cut-off date for that series,  but this limit may  increase  from time to time with the  consent  of the rating  agencies  rating  that  series of certificates.

    Any  Advances  made on any  mortgage  loan will be reduced to reflect any related  servicing  modifications previously  made.  The mortgage  rate and Net Mortgage  Rate as to any mortgage loan will be deemed not reduced by any servicing  modification,  so that the calculation of Accrued Certificate Interest payable on the offered certificates of the related series will not be affected by the servicing modification.

    Allocations  of the principal  portion of Debt Service  Reductions  for any series to each class of Class M
Certificates  and Class B  Certificates  of that series will result from the priority of  distributions  of the related  Available  Distribution  Amount for that  series as  described  in this term sheet  supplement,  which distributions  shall  be  made  first  to the  related  Senior  Certificates,  second  to the  related  Class M
Certificates,  in the case of a series with separate subordination,  and the Class M Certificates,  in the case of a series with common  subordination,  in the order of their payment  priority and third to the related Class
B  Certificates,  in the case of a series with separate  subordination,  and the Class B  Certificates,  in the case of a series with common  subordination.  An allocation of the interest  portion of a Realized Loss as well as the principal  portion of Debt Service  Reductions on the mortgage loans  included in the trust  established for any series  will not reduce the level of  subordination  for that  series,  as that term is defined in this term  sheet  supplement,  until an  amount  in  respect  thereof  has been  actually  disbursed  to the  Senior
Certificateholders or the Class M Certificateholders of that series, as applicable.

    The holders of the offered  certificates  will not be entitled to any  additional  payments with respect to
Realized  Losses from amounts  otherwise  distributable  on any classes of  certificates  subordinate  thereto, except in  limited  circumstances  in respect of any Excess  Subordinate  Principal  Amount,  or in the case of
Class A-P Collection  Shortfalls,  to the extent of related  Eligible  Funds.  Accordingly,  the  subordination provided to the Senior  Certificates,  other than the Class A-P  Certificates,  of any series and to each class of  related  Class M  Certificates  in the  case of a  series  with  separate  subordination,  and the  Class M
Certificates,  in the case of a series with common  subordination,  by the respective  classes of  certificates subordinate  thereto with respect to Realized  Losses on the mortgage loans in the related loan group allocated on any  distribution  date will be effected  primarily by  increasing  the related  Senior  Percentage,  or the respective  Class M  Certificates  allocable  share,  of future  distributions  of principal  of the  remaining mortgage loans in the related mortgage pool.  Because the Discount  Fraction of each Discount  Mortgage Loan in the  related  loan group will not change  over time,  the  protection  from  losses  provided  to the Class A-P
Certificates  by the  related  Class M  Certificates  and  Class B  Certificates  in the case of a series  with separate  subordination,  and the Class M Certificates  and Class B Certificates,  in the case of a series with common  subordination,  is limited to the prior right of the Class A-P Certificates to receive distributions in respect  of  principal  as  described  in this term  sheet  supplement.  Furthermore,  principal  losses on the mortgage loans that are not covered by subordination  will be allocated to the Class A-P  Certificates  only to the extent  they  occur on a Discount  Mortgage  Loan in the  related  loan group and only to the extent of the related Discount  Fraction of those losses.  The allocation of principal losses on the Discount  Mortgage Loans may result in those losses  being  allocated in an amount that is greater or less than would have been the case had those losses been  allocated in proportion to the  Certificate  Principal  Balance of the related Class A-P
Certificates.  Thus,  the  Senior  Certificates,  other than the Class A-P  Certificates,  will bear the entire amount of losses on the mortgage  loans in the related loan group that are not  allocated to the related  Class
M Certificates  and Class B Certificates in the case of a series with separate  subordination,  and the Class M
Certificates  and Class B  Certificates,  in the case of a series  with  common  subordination,  other than the amount  allocable to the Class A-P  Certificates,  which  losses will be allocated  among all classes of Senior
Certificates, other than the Class A-P Certificates, as described in this term sheet supplement.

    Because the Class A-P  Certificates  are entitled to receive in connection with the Final  Disposition of a
Discount  Mortgage  Loan in the related loan group,  on any  distribution  date,  an amount equal to all unpaid
Class A-P  Collection  Shortfalls  to the extent of Eligible  Funds on that  distribution  date,  shortfalls in distributions  of principal on any class of related Class M Certificates  in the case of a series with separate subordination,  and the Class M Certificates,  in the case of a series with common  subordination,  could occur under  some  circumstances,  even  if that  class  is not the  most  subordinate  class  of  certificates  then outstanding with a Certificate Principal Balance greater than zero.

    Any Excess Special Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses,  Extraordinary  Losses
related to any loan group or other  losses of a type not  covered by  subordination  on  Non-Discount  Mortgage
Loans in any loan group will be  allocated  on a pro rata basis among the related  Senior  Certificates,  other than the related Class A-P  Certificates,  related Class M  Certificates  and related Class B  Certificates  of that series.  Any Realized  Losses so allocated to the related  Senior  Certificates  in any loan group,  other than the related Class A-P  Certificates,  or the related Class M Certificates or the Class B Certificates will be  allocated  without  priority  among the  various  classes of related  Senior  Certificates,  other than the related Class A-P  Certificates,  or the related Class M Certificates  or the Class B  Certificates;  provided, however,  that all or any portion of such losses for any series otherwise  allocable to any class or classes of
Super Senior  Certificates  of that series will be allocated to the related class or classes of Senior  Support
Certificates  of  that  series  until  the  Certificate   Principal  Balance  of  the  related  Senior  Support
Certificates  has been  reduced  to zero,  as and to the  extent  described  in the final  term sheet for those classes of  certificates.  The principal  portion of these losses on Discount  Mortgage Loans in any loan group will be  allocated  to the  related  Class  A-P  Certificates  in an  amount  equal to their  related  Discount
Fraction,  and the  remainder  of the  losses on those  Discount  Mortgage  Loans will be  allocated  among the remaining related certificates of that series on a pro rata basis;  provided,  however, that all or any portion of such losses  otherwise  allocable to any class or classes Super Senior  Certificates  of that series will be allocated to the related class or classes Senior Support Certificates, as described in the preceding sentence

    An  allocation of a Realized  Loss on a "pro rata basis" among two or more classes of  certificates  of any series or any  certificate  group means an allocation to each of those classes of  certificates on the basis of its then outstanding  Certificate  Principal Balance prior to giving effect to distributions to be made on that distribution  date in the case of an  allocation  of the  principal  portion of a Realized  Loss on the related mortgage loans,  or based on the Accrued  Certificate  Interest  thereon payable from the related loan group in respect of that  distribution  date in the case of an allocation of the interest  portion of a Realized Loss on the  related  mortgage  loans;  provided  that in  determining  the  Certificate  Principal  Balance of Accrual
Certificates,  if any, for the purpose of allocating any portion of a Realized Loss to those certificates,  the
Certificate Principal Balance of those certificates shall be deemed to be the lesser of:

               the original Certificate Principal Balance of those certificates, and the Certificate  Principal Balance of those certificates prior to giving effect to distributions to be made on that distribution date.

In the case of a series with common  subordination,  the pro rata  allocation of Realized Losses to the related class of  Class M  Certificates  and  Class B  Certificates  will be  determined  on the  basis of the  related
Subordinate Percentage.

    In order to maximize the likelihood of distribution in full of the Senior  Interest  Distribution  Amounts,
Class A-P Principal  Distribution Amounts and Senior Principal  Distribution Amounts in each case for each loan group, on each  distribution  date,  holders of the related Senior  Certificates of each series have a right to distributions of the related  Available  Distribution  Amount that is prior to the rights of the holders of the related Class M Certificates  and Class B Certificates of that series,  to the extent  necessary to satisfy the related Senior Interest  Distribution  Amount,  Class A-P Principal  Distribution  Amount and Senior  Principal
Distribution  Amount in each case,  with respect to the related loan group.  Similarly,  holders of the related
Class M  Certificates  of each  series have a right to  distributions  of the  related  Available  Distribution
Amount prior to the rights of holders of the related Class B  Certificates  and holders of any class of related
Class  M  Certificates  with a lower  payment  priority.  In  addition,  holders  of a class  of  Super  Senior
Certificates,  if any, will have a right,  on each  distribution  date occurring on or after the related Credit
Support Depletion Date, to that portion of the related  Available  Distribution  Amount otherwise  allocable to the related Senior Support  Certificates,  if any, to the extent  necessary to satisfy the Accrued  Certificate
Interest on such Super Senior Certificates and the related Super Senior Optimal Principal Distribution Amount.

    The  application  of the related  Senior  Accelerated  Distribution  Percentage  for each  series,  when it exceeds the related Senior Percentage,  to determine the related Senior Principal  Distribution Amount for that series will  accelerate the  amortization  of the related Senior  Certificates  of that series,  other than the
Class A-P  Certificates,  in the aggregate  relative to the actual  amortization  of the mortgage  loans in the related  loan  group.  The related  Class A-P  Certificates  for each  series  will not  receive  more than the
Discount  Fraction of any  unscheduled  payment  relating to a Discount  Mortgage  Loan included in the related loan group.  To the extent that the related Senior  Certificates  for any series in the  aggregate,  other than the related Class A-P  Certificates,  are amortized  faster than the mortgage  loans in the related loan group, in the absence of  offsetting  Realized  Losses  allocated  to the  related  Class M  Certificates  and Class B
Certificates of that series,  the percentage  interest  evidenced by those related Senior  Certificates in that loan group will be decreased,  with a  corresponding  increase in the interest in that loan group  evidenced by the Class M Certificates  and the Class B Certificates of that series,  thereby  increasing,  relative to their respective  Certificate  Principal  Balances,  the  subordination  afforded  those Senior  Certificates  by the related Class M Certificates  and the Class B Certificates  of that loan group  collectively.  In addition,  if losses on the  mortgage  loans in the  related  loan group  exceed  the  amounts  described  in this term sheet supplement  under  "--Principal  Distributions  on the Senior  Certificates,"  a greater  percentage of full and partial  mortgagor  prepayments  will be allocated  to the related  Senior  Certificates  of that series in the aggregate,  other  than the  related  Class  A-P  Certificates,  than  would  otherwise  be the  case,  thereby accelerating  the  amortization of those Senior  Certificates  relative to the related Class M Certificates and
Class B  Certificates  of that  series.  In the  case of a  series  with  common  subordination,  prior  to the occurrence of the Credit Support Depletion Date but after the reduction of the Certificate  Principal  Balances of the related Senior  Certificates  to zero, the remaining  related  Senior  Certificates  will be entitled to receive,  in addition to any mortgagor  prepayments  related to such certificates'  respective loan group, 100%
of the mortgagor  prepayments on the mortgage loans in the loan groups related to the Senior  Certificates that have been reduced to zero,  subject to certain  conditions as described under "--Principal  Distributions on the
Senior  Certificates,"  thereby accelerating the amortization of such Senior Certificates relative to the Class
M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

    The  priority of  payments,  including  principal  prepayments  on the  mortgage  loans in the related loan group,  among the Class M Certificates  of that series,  as described in this term sheet  supplement,  also has the effect during some periods,  in the absence of losses, of decreasing the percentage  interest  evidenced by any class of related Class M Certificates with a higher payment priority,  thereby increasing,  relative to its
Certificate  Principal  Balance,  the subordination  afforded to that class of the related Class M Certificates by the related Class B  Certificates  and any class of Class M  Certificates  with a lower payment  priority of that series.

    The Special  Hazard  Amount for each loan group of any series will be an amount  acceptable  to each rating agency  rating any  certificates  of that series.  As of any date of  determination  following the cut-off date for any series,  the Special  Hazard Amount shall equal the initial  amount for that series less the sum of any amounts allocated  through  subordination  relating to Special Hazard Losses.  In addition,  the Special Hazard
Amount  will be  further  reduced  from time to time to an  amount,  if lower,  that is not less than 1% of the outstanding principal balance of the mortgage loans.

    The Fraud  Loss  Amount  for each loan  group of any series  will be an amount  acceptable  to each  rating agency  rating any  certificates  of that  series.  The Fraud Loss Amount  shall be reduced over the first five years after the closing date in  accordance  with the terms of the pooling and servicing  agreement.  After the first five years after the closing date, the Fraud Loss Amount will be zero.

    The  Bankruptcy  Amount for each loan  group of any  series  will be an amount  acceptable  to each  rating agency  rating  any  certificates  of  that  series.  As of any  date  of  determination  prior  to  the  first anniversary of the cut-off date for that series,  the Bankruptcy  Amount will equal the initial amount for that loan group less the sum of any  amounts  allocated  through  subordination  for such  losses up to such date of determination.  As of any date of determination  on or after the first  anniversary of the cut-off date for any series,  the Bankruptcy  Amount for each loan group will equal the excess, if any, of (1) the lesser of (a) the
Bankruptcy  Amount for that loan group as of the business day next  preceding  the most recent  anniversary  of the cut-off  date for that  series and (b) an amount  calculated  under the terms of the pooling and  servicing agreement,  which amount as  calculated  will provide for a reduction in the  Bankruptcy  Amount,  over (2) the aggregate  amount of Bankruptcy  Losses with respect to the related loan group allocated  solely to any Class M
Certificates or Class B Certificates of that series through subordination since that anniversary.

    Notwithstanding  the  foregoing,  the  provisions  relating  to  subordination  will not be  applicable  in connection with a Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:

           the master  servicer is  diligently  pursuing any  remedies  that may exist in  connection  with the representations and warranties made regarding the related mortgage loan; and

               either:

               the related mortgage loan is not in default with regard to payments due thereunder; or

               delinquent  payments of principal and interest under the related  mortgage loan and any premiums on any applicable  standard hazard insurance policy and any related escrow payments  relating to that  mortgage  loan  are  being  advanced  on a  current  basis  by the  master  servicer  or a subservicer.

    The Special Hazard Amount,  Fraud Loss Amount and Bankruptcy  Amount may be further reduced as described in the related base prospectus under "Subordination."

    Notwithstanding  the  foregoing,  with  respect to any class of Insured  Certificates  of any  series,  the related financial  guaranty  insurance policy,  subject to any applicable  limitations set forth therein,  will cover the interest and principal  portions of all Realized  Losses on the mortgage  loans included in the trust established  for that series and  allocated  thereto.  If such  payments  are not required to be made under the related financial guaranty  insurance policy or are not made as required under the policy for any series,  such
Realized  Losses  allocated  to the  Insured  Certificates  of that series will be borne by the holders of such certificates.

ADVANCES

    Prior to each  distribution  date, the master  servicer is required to make Advances of payments which were due on the  mortgage  loans on the Due Date in the related Due Period and not received on the business day next preceding the related determination date.

    These  Advances are required to be made on mortgage  loans  included the trust  established  for any series only to the extent they are deemed by the master  servicer to be  recoverable  from related  late  collections,
Insurance  Proceeds,  Liquidation  Proceeds or amounts  otherwise payable to the holders of the related Class B
Certificates  or Class M Certificates in the case of a series with separate  subordination,  and the Class B or the Class M Certificates,  in the case of a series with common  subordination.  Recoverability is determined in the context of existing outstanding  arrearages,  the current loan-to-value ratio and an assessment of the fair market  value of the  related  mortgaged  property.  The  purpose of making  these  Advances  is to  maintain a regular cash flow to the  certificateholders,  rather than to guarantee or insure  against  losses.  The master servicer  will not be required to make any  Advances  with respect to  reductions  in the amount of the monthly payments on the mortgage loans due to Debt Service  Reductions or the  application of the Relief Act or similar legislation  or  regulations.  Any  failure by the master  servicer  to make an Advance as  required  under the pooling and servicing  agreement for any series will constitute an event of default  thereunder,  in which case the trustee,  as successor  master  servicer,  will be obligated to make any Advance,  in  accordance  with the terms of the pooling and servicing agreement for that series.

    All Advances on mortgage loans included in the trust  established  for any series will be  reimbursable  to the master  servicer  on a first  priority  basis from  either (a) late  collections,  Insurance  Proceeds  and
Liquidation  Proceeds  from the mortgage loan as to which such  unreimbursed  Advance was made or (b) as to any
Advance that remains  unreimbursed in whole or in part following the final  liquidation of the related mortgage loan,  from  any  amounts  otherwise  distributable  on any of the  related  Class B  Certificates  or  Class M
Certificates in the case of a series with separate subordination,  and the Class B or Class M Certificates,  in the case of a series  with common  subordination;  provided,  however,  that any  Advances  that were made with respect to  delinquencies  which  ultimately were  determined to be Excess Special Hazard Losses,  Excess Fraud
Losses,  Excess  Bankruptcy  Losses or Extraordinary  Losses are reimbursable to the master servicer out of any funds in the  Custodial  Account in respect of the  related  loan group  prior to  distributions  on any of the related  certificates  and the  amount of those  losses  will be  allocated  as  described  in this term  sheet supplement.

    The  effect of these  provisions  on any  class of the Class M  Certificates  of any  series is that,  with respect to any Advance  which remains  unreimbursed  following the final  liquidation  of the related  mortgage loan,  the entire  amount of the  reimbursement  for that  Advance  will be borne  first by the  holders of the related  Class B  Certificates  or any  class of  related  Class M  Certificates  in the case of a series  with separate  subordination,  and of the Class B Certificates or any class of Class M Certificates,  in the case of a series with common  subordination  having a lower payment  priority to the extent that the  reimbursement  is covered by amounts otherwise  distributable to those classes,  and then by the holders of that class of Class M
Certificates of that series,  except as provided above,  to the extent of the amounts  otherwise  distributable to  them.  In  addition,  if the  Certificate  Principal  Balances  of the  Class M  Certificates  and  Class B
Certificates  of any series have been reduced to zero, any Advances  related to any loan group  previously made which are  deemed by the  master  servicer  to be  nonrecoverable  from  related  late  collections,  Insurance
Proceeds and  Liquidation  Proceeds may be reimbursed to the master  servicer out of any funds in the Custodial
Account in respect of the related loan group with respect to the related loan group prior to  distributions  on the Senior Certificates of that series.

    The pooling and servicing  agreement for any series will provide that the master  servicer may enter into a facility with any person which provides that such person, or the advancing  person,  may directly or indirectly fund Advances  and/or  Servicing  Advances on the mortgage  loans  included in the trust  established  for that series,  although no such facility  will reduce or otherwise  affect the master  servicer's  obligation to fund these Advances and/or Servicing  Advances.  No facility will require the consent of any  certificateholders  or the trustee.  Any Advances  and/or  Servicing  Advances made by an advancing  person would be reimbursed to the advancing  person  under the same  provisions  pursuant  to which  reimbursements  would be made to the  master servicer  if those  advances  were  funded by the  master  servicer,  but on a  priority  basis in favor of the advancing  person as opposed to the master  servicer  or any  successor  master  servicer,  and  without  being subject to any right of offset  that the trustee or the trust  might have  against  the master  servicer or any successor master servicer.

RESIDUAL INTERESTS

    Holders of the Class R  Certificates  will be entitled to receive any residual  cash flow from the mortgage pool,  which is not expected to be significant.  The Class R Certificates  will not be entitled to any payments other than their nominal  principal  amount and accrued  interest on that amount  unless the  aggregate  amount received by the issuing entity with respect to the mortgage  loans exceeds the aggregate  amount payable to the other  Certificateholders,  which is highly  unlikely.  A holder of Class R Certificates  will not have a right to alter the  structure  of this  transaction.  The Class R  Certificates  may be retained by the  Depositor or transferred to any of its affiliates, subsidiaries of the sponsor or any other party.

                                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

    The yield to maturity on each class of offered  certificates  of any series will be  primarily  affected by the following factors:

    the rate and timing of  principal  payments  on the  mortgage  loans in the related  loan group,  including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

    the allocation of principal payments among the various classes of offered certificates of that series;

    realized  losses and interest  shortfalls on the mortgage  loans in the related loan group  included in the trust established for that series;

    the pass-through rate on the offered certificates of that series;

    to the extent  provided in any final term sheet for a class of  certificates,  with respect to any class of certificates intended to be the beneficiary of a yield maintenance  agreement,  payments, if any, made pursuant to such yield maintenance agreement;

    with respect to any class of Insured  Certificates of that series,  payments,  if any, made pursuant to the related financial guaranty insurance policy; and

    the purchase price paid for the offered certificates of that series.

    For  additional   considerations   relating  to  the  yields  on  the  offered  certificates,   see  "Yield
Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

PREPAYMENT CONSIDERATIONS

    The  yields  to  maturity  and  the  aggregate  amount  of  distributions  on  each  class  of the  offered certificates  will be  affected  by the rate and timing of  principal  payments  on the  mortgage  loans in the related  loan  group,  as  applicable.  The  yields  may be  adversely  affected  by a  higher  or  lower  than anticipated  rate of  principal  payments  on the  mortgage  loans  in the  related  loan  group.  The  rate of principal  payments  on the  mortgage  loans will in turn be  affected  by the  amortization  schedules  of the mortgage loans, the rate and timing of mortgagor  prepayments on the mortgage loans,  liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

    The timing of changes in the rate of prepayments,  liquidations  and purchases of the mortgage loans in the related loan group may  significantly  affect the yield to an investor in that series of certificates,  even if the average rate of principal  payments  experienced  over time is consistent  with an investor's  expectation.
In addition,  the rate of prepayments of the mortgage  loans included in the trust  established  for any series and the yields to  investors  on the  related  certificates  of that  series  may be  affected  by  refinancing programs,  which may include  general or targeted  solicitations,  as described  under "Maturity and Prepayment
Considerations"  in the  related  base  prospectus.  Since the rate and  timing of  principal  payments  on the mortgage  loans will  depend on future  events and on a variety of  factors,  as  described  in this term sheet supplement  and in the related base  prospectus  under "Yield  Considerations"  and  "Maturity  and  Prepayment
Considerations",  no assurance  can be given as to the rate or the timing of principal  payments on the offered certificates of any series.

    The mortgage  loans may be prepaid by the  mortgagors  at any time;  provided,  however,  that the mortgage loans  may  impose a  prepayment  charge  for  partial  prepayments  and  full  prepayments,  which  may have a substantial  effect on the rate of  prepayment  of those  mortgage  loans.  See  "Description  of the  Mortgage
Pool--Mortgage  Pool  Characteristics"  in this term sheet supplement.  Unless otherwise  specified in the final term sheet, the prepayment charges will not be available for distribution on the offered certificates.

    Some state laws  restrict the  imposition  of  prepayment  charges even when the mortgage  loans  expressly provide for the collection of those charges.  It is possible that  prepayment  charges and late fees may not be collected  even on mortgage  loans that provide for the payment of these  charges.  In any case,  these amounts will not be available for  distribution  on the offered  certificates.  See "Certain  Legal Aspects of Mortgage
Loans and Contracts--Default Interest and Limitations on Prepayments"  in the related base prospectus.

    Prepayments,  liquidations  and purchases of the mortgage loans included in the trust  established for that series  will  result in  distributions  to holders of the  offered  certificates  of that  series of  principal amounts which would  otherwise be  distributed  over the remaining  terms of the mortgage  loans in the related pool.  Factors affecting  prepayment,  including  defaults and liquidations,  of mortgage loans include changes
in  mortgagors'  housing  needs,  job  transfers,  unemployment,   mortgagors'  net  equity  in  the  mortgaged
properties,  changes in the value of the mortgaged  properties,  mortgage market interest rates,  solicitations and servicing  decisions.  In addition,  if prevailing  mortgage  rates fell  significantly  below the mortgage rates on the mortgage loans, the rate of prepayments,  including  refinancings,  would be expected to increase.
Conversely,  if prevailing  mortgage rates rose  significantly  above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

    The rate of defaults on the mortgage  loans will also affect the rate and timing of  principal  payments on the mortgage  loans.  In general,  defaults on mortgage  loans are expected to occur with greater  frequency in their early years. As a result of the program  criteria and underwriting  standards  applicable to the mortgage loans,  the mortgage  loans may  experience  rates of  delinquency,  foreclosure,  bankruptcy and loss that are higher than those  experienced by mortgage  loans that satisfy the standards  applied by Fannie Mae and Freddie
Mac first  mortgage loan purchase  programs,  or by Residential  Funding for the purpose of acquiring  mortgage loans to collateralize  securities issued by Residential Funding Mortgage  Securities I, Inc. For example,  the rate of default on mortgage  loans that are secured by non-owner  occupied  properties,  mortgage loans made to borrowers  whose income is not required to be provided or verified,  mortgage loans made to borrowers with high debt-to-income  ratios,  and  mortgage  loans  with  high LTV  ratios,  may be higher  than for other  types of
mortgage  loans.  See  "Description  of  the  Mortgage   Pool--The  Program"  in  this  term  sheet  supplement.
Furthermore,  the rate and timing of  prepayments,  defaults and  liquidations  on the  mortgage  loans will be affected  by the  general  economic  condition  of the  region of the  country in which the  related  mortgaged properties  are  located.  The risk of  delinquencies  and loss is greater and  prepayments  are less likely in regions where a weak or deteriorating  economy exists, as may be evidenced by, among other factors,  increasing unemployment  or falling  property  values.  See "Maturity and Prepayment  Considerations"  in the related base prospectus.

    Most of the mortgage loans contain  due-on-sale  clauses.  The terms of the pooling and servicing agreement for any series  generally  require the master servicer or any  subservicer,  as the case may be, to enforce any due-on-sale  clause to the  extent  it has  knowledge  of the  conveyance  or the  proposed  conveyance  of the underlying  mortgaged  property and to the extent  permitted by  applicable  law,  except that any  enforcement action that would  impair or threaten to impair any  recovery  under any related  insurance  policy will not be required or permitted.

ALLOCATION OF PRINCIPAL PAYMENTS

    The yields to maturity  on the offered  certificates  of any series will be affected by the  allocation  of
principal   payments   among   the   offered   certificates.   As   described   under   "Description   of   the
Certificates--Principal  Distributions on the Senior Certificates" and "--Principal  Distributions on the Class M
Certificates"  in this term sheet  supplement,  during  specified  periods  all or a  disproportionately  large percentage of principal  prepayments on the mortgage loans  included in the trust  established  for that series will be allocated among the related Senior  Certificates,  other than the Interest Only  Certificates and Class
A-P  Certificates,  of that series and during  specified  periods no principal  prepayments or, relative to the related pro rata share,  a  disproportionately  small portion of principal  prepayments  on the mortgage  loans included in the trust  established  for that series will be  distributed  to each class of Class M Certificates in the case of a series with  separate  subordination,  and the Class M  Certificates,  in the case of a series with  common  subordination.  In  addition  to the  foregoing,  if on any  distribution  date,  the loss  level established  for the Class M-2  Certificates  or Class M-3  Certificates  of any series is exceeded and a class of  Class M  Certificates  of that  series  having  a  higher  payment  priority  is  then  outstanding  with a
Certificate  Principal  Balance greater than zero, the Class M-2 Certificates or Class M-3 Certificates of that series,  as the  case may be,  will  not  receive  distributions  relating  to  principal  prepayments  on that distribution date.

    Some of the  mortgage  loans  included  in the trust  established  for any series may  require  the related borrowers to make monthly  payments of accrued  interest,  but not principal,  for a certain  period  following origination.  During this  period,  the payment made by the related  borrower  will be less than it would be if the mortgage  loan  amortized.  In addition,  the  mortgage  loan balance will not be reduced by the  principal portion of scheduled monthly payments during this period.  As a result,  no principal  payments will be made to the related  certificates  of that series from these mortgage loans during their interest only period except in the case of a prepayment.

    In the case of  mortgage  loans with an initial  interest  only  period,  after the initial  interest  only period,  the scheduled  monthly  payment on these mortgage  loans will increase,  which may result in increased delinquencies  by the related  borrowers,  particularly  if interest  rates have  increased and the borrower is unable to refinance.  In addition,  losses may be greater on these  mortgage  loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans.  Although the amount of principal  included in each  scheduled  monthly  payment for a traditional  mortgage loan is relatively  small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

    Mortgage loans with an initial  interest only period are relatively  new in the mortgage  marketplace.  The performance  of these mortgage loans may be  significantly  different than mortgage loans that fully  amortize.
In particular,  there may be a higher  expectation by these borrowers of refinancing  their mortgage loans with a new mortgage  loan,  in  particular  one with an initial  interest  only  period,  which may result in higher prepayment  speeds than would  otherwise be the case.  In addition,  the failure to build equity in the related mortgaged  property by the related  mortgagor may affect the  delinquency  and  prepayment  experience of these mortgage loans.

    Senior  Certificates:  The Senior  Certificates,  other than the Class A-P  Certificates  and Interest Only
Certificates,  are entitled to receive  distributions  in  accordance  with various  priorities  for payment of principal  as  described  in this term sheet  supplement.  Distributions  of  principal  on  classes  having an earlier  priority of payment will be affected by the rates of  prepayment  of the  mortgage  loans early in the life of the mortgage pool.  The timing of  commencement  of principal  distributions  and the weighted  average lives of  certificates  with a later  priority of payment  will be affected by the rates of  prepayment  of the mortgage loans both before and after the  commencement  of principal  distributions  on those classes.  Holders of any  class of Senior  Certificates  with a longer  weighted  average  life bear a greater  risk of loss than holders  of Senior  Certificates  with a shorter  weighted  average  life  because  the  Certificate  Principal
Balances  of the Class M  Certificates  and Class B  Certificates  could be reduced  to zero  before the Senior
Certificates are retired.

    Sequentially  Paying  Certificates:  The Senior  Certificates,  other than the Principal Only  Certificates and Variable Strip  Certificates,  are entitled to receive  distributions in accordance with various priorities for payment of  principal.  Distributions  of principal on classes  having an earlier  priority of payment will be affected by the rates of  prepayment  of the  mortgage  loans early in the life of the  mortgage  pool.  The timing of commencement of principal  distributions  and the weighted average lives of certificates with a later priority of payment will be affected by the rates of  prepayment  of the  mortgage  loans both before and after the commencement of principal distributions on those classes.

    Accretion  Directed  Certificates  and Accrual  Certificates:  Prior to the Accretion  Termination Date for
any class of any series,  any class or classes of Accretion  Directed  Certificates  of that series,  as and to the extent  described in the final term sheet for a class of  certificates,  will receive as monthly  principal distributions the related Accrual Distribution  Amount.  Prior to the Accretion  Termination Date for any class of any series,  interest  shortfalls on the mortgage loans in the related loan group  allocated to any class or classes of Accrual  Certificates  of that  series  will reduce the amount  added to the  Certificate  Principal
Balance  of those  certificates  relating  to  interest  accrued  thereon  and will  result in a  corresponding reduction of the amount  available for  distributions  relating to principal on the related class or classes of
Accretion  Directed  Certificates.   Furthermore,   because  these  interest  shortfalls  will  result  in  the
Certificate  Principal  Balance  of any class or classes  of  Accrual  Certificates  being less than they would otherwise  be, the amount of  interest  that will  accrue in the future on those  Accrual  Certificates  and be available  for  distributions  relating to  principal  on the related  class or classes of  Accretion  Directed
Certificates  will be reduced.  Accordingly,  the  weighted  average  lives of the related  class or classes of
Accretion Directed Certificates would be extended.

    In addition,  investors in any Accrual  Certificates  and any  Accretion  Directed  Certificates  should be aware that the applicable  Accretion  Termination Date may be later, or earlier,  than otherwise assumed.  As a result,  the  applicable  Accretion  Termination  Date  could be  different  from that  assumed  at the time of purchase.

    Because any Accrual  Certificates  are not  entitled to receive  any  distributions  of interest  until the occurrence of the Accretion  Termination  Date, those  certificates  will likely  experience  greater price and yield  volatility  than would  mortgage  pass-through  certificates  that are  otherwise  similar but which are entitled to current  distributions  of interest.  Investors should consider whether this volatility is suitable to their investment needs.

    Companion  Certificates:  Investors in any  Companion  Certificates  of any series should be aware that the stabilization  provided by that class of Companion  Certificates for any related planned  principal,  scheduled principal or targeted  principal  classes of that series is sensitive to the rate of mortgagor  prepayments  on the  mortgage  loans in the  related  loan  group,  and the  Certificate  Principal  Balance  of any  Companion
Certificates may be reduced to zero significantly earlier than anticipated.

    Any Companion  Certificates  of any series will generally  receive  monthly  principal  distributions  from amounts  included in the related  Senior  Principal  Distribution  Amount  only after  distribution  of amounts sufficient to reduce the Certificate  Principal Balance of the related planned principal,  scheduled  principal or  targeted  principal  classes  of  that  series  to  the  planned,  scheduled  and/or  targeted  amount,  as applicable.  Due to the  companion  nature  of any  Companion  Certificates,  these  certificates  will  likely experience  price and yield  volatility.  Investors  should  consider  whether such  volatility  is suitable to their investment needs.

    Component  Certificates:  A class of Component  Certificates  of any series may consist of components  with different  principal  and  interest  payment  characteristics.  As  each  component  of a  class  of  Component
Certificates  may be identified as falling into one or more of the categories  described  above in "Description of the  Certificates-General",  that class of Component  Certificates may bear the special yield and prepayment considerations  and price and yield  volatility  associated  with the categories of  certificates  described in this term sheet  supplement  to the extent of each  applicable  component.  Investors  in a class of  Component
Certificates should consider whether such  considerations and volatility  associated with any component of that class is suitable to their investment needs.

    Insured  Certificates:  IN  ADDITION  TO THE  CONSIDERATIONS  DESCRIBED  ABOVE,  INVESTORS  IN ANY CLASS OF
INSURED  CERTIFICATES  SHOULD BE AWARE THAT THOSE  CERTIFICATES  MAY NOT BE AN  APPROPRIATE  INVESTMENT FOR ALL
PROSPECTIVE INVESTORS.

    Investors  in any  class of Random  Lot  Insured  Certificates  of any  series  also  should be aware  that distributions  of principal to that class of Random Lot Insured  Certificates may be allocated by DTC according to a  random  lot  procedure.  Due to  this  random  lot  procedure,  there  can be no  assurance  that  on any distribution  date,  any  holder  of a class of Random  Lot  Insured  Certificates  will  receive  a  principal distribution.  Thus,  the timing of  distributions  in  reduction  of the  Certificate  Principal  Balance with respect to any particular Random Lot Insured  Certificate,  even if a request for distribution has been made by an  investor,  is highly  uncertain  and may be  earlier  or later  than the date that may be  desired  by that certificateholder.

    For these reasons,  any class of Random Lot Insured  Certificates  would not be an  appropriate  investment for any investor  requiring a distribution  of a particular  amount of principal or interest on a specific date or dates or an otherwise  predictable  stream of cash payments.  The timing of those  distributions  may have a significant  effect on an investor's yield on those  certificates if the certificate is purchased at a discount or a premium.

    Furthermore,  investors in the Insured  Certificates  of any series should be aware that because that class of Insured  Certificates  may have a later  priority of payment with respect to a substantial  portion of their principal  payments in relation to other classes of Senior  Certificates of that series,  and in this case, the effect on the market  value of that  class of Insured  Certificates  of  changes  in market  interest  rates or market  yields  for  similar  securities  would be greater  than  would be the effect of such  changes on other
classes  of  that  series  or  Senior  Certificates  of  that  series  entitled  to  principal   distributions.
Furthermore,  this later payment priority would make any class of Insured Certificates  particularly  sensitive to the rate and timing of principal  prepayments  on the mortgage  loans.  If prepayments on the mortgage loans in the related  mortgage pool occur at a higher rate than  anticipated,  the weighted average life of any class of Insured  Certificates  may be shortened.  Conversely,  if  prepayments  on the mortgage loans in the related mortgage  pool  occur at a lower  rate than  anticipated,  the  weighted  average  life of any class of Insured
Certificates may be extended.

    Lockout  Certificates:  Investors in any class of Lockout  Certificates of any series should be aware that, unless  the  Credit  Support  Depletion  Date  applicable  to that  class has  occurred,  that class of Lockout
Certificates  may not be expected to receive  distributions  of principal  prepayments on the mortgage loans in the  related  loan group for a period of time and may not be  expected to receive  distributions  of  scheduled principal  payments on these  mortgage  loans for a period of time. In addition,  after the  expiration of this initial period for any class of Lockout  Certificates for any series,  that class of Lockout  Certificates will receive a  distribution  of  principal  prepayments  on the  mortgage  loans in the related  loan group that is smaller than that class's pro rata share and will receive a  distribution  of scheduled  principal  payments on the related mortgage loans that is smaller than that class's pro rata share,  unless the Certificate  Principal
Balances of the related Senior  Certificates of that series,  other than any related Lockout  Certificates  and related Class A-P  Certificates,  have been reduced to zero.  Consequently,  the weighted  average lives of any class of Lockout  Certificates  of any series will be longer than would  otherwise  be the case.  The effect on the market  value of any class of Lockout  Certificates  of any series of changes in market  interest  rates or market yields for similar  securities  will be greater than for other classes of Senior  Certificates  entitled to earlier principal distributions.

    PAC  Certificates:  Any  class  of PAC  Certificates  of any  series  will  have  been  structured  so that principal  distributions will be made in certain specified  amounts,  assuming that prepayments on the mortgage loans in the  related  loan group  occur each month at a constant  level  within the  applicable  PAC  targeted range, and based on other assumptions.

    There  can be no  assurance  that  funds  available  for  distribution  of  principal  on any  class of PAC
Certificates  will result in the Certificate  Principal  Balance thereof equaling the planned principal balance for any  distribution  date.  To the extent that  prepayments  on the mortgage  loans in the related loan group occur at a level below the applicable PAC targeted range,  the funds available for principal  distributions  on any  class of PAC  Certificates  on each  distribution  date may be  insufficient  to  reduce  the  Certificate
Principal  Balance  thereof to the  planned  principal  balance  for that  distribution  date and the  weighted average  lives of the PAC  Certificates  may be extended.  Conversely,  to the extent that  prepayments  on the mortgage loans in the related loan group occur at a level above the applicable  PAC targeted  range,  after the amounts of any related Companion  Certificates have been reduced to zero, the Certificate  Principal Balance of any  class  of PAC  Certificates  may be  reduced.  In  addition,  the  averaging  of high  and  low  mortgagor prepayment  rates,  even if the average  prepayment level is within the applicable PAC targeted range, will not ensure the  distributions  on any class of PAC  Certificates  of an amount that will result in the  Certificate
Principal  Balance thereof equaling its planned  principal balance on any distribution date because the balance of the related Senior Principal  Distribution  Amount for that series remaining after distribution on any class of PAC  Certificates  will be  distributed  on each  distribution  date and therefore will not be available for subsequent distributions on any class of PAC Certificates.

    Investors  in any  class of PAC  Certificates  should  be  aware  that the  stabilization  provided  by any
Companion  Certificates  is sensitive to the rate of the  mortgagor  prepayments  on the mortgage  loans in the related loan group,  and that the Certificate  Principal  Balance of any Companion  Certificates may be reduced to zero significantly earlier than anticipated.

    Scheduled Principal  Certificates:  Any class of Scheduled  Principal  Certificates of any series will have been  structured so that principal  distributions  will be made in certain  designated  amounts,  assuming that prepayments  on the  mortgage  loans in the related  loan group occur each month at a certain  assumed  rate or rates, and based on some other assumptions.

    There can be no assurance  that funds  available  for  distribution  of principal on any class of Scheduled
Principal  Certificates  will result in the  Certificate  Principal  Balance  thereof  equaling  the  scheduled principal  balance for any  distribution  date.  To the extent that  prepayments  on the mortgage  loans in the related  loan group occur at a level below the rate or rates  assumed in  developing  the  schedule,  the funds available for principal  distributions on any class of Scheduled  Principal  Certificates on each  distribution date may be  insufficient  to reduce the  Certificate  Principal  Balance  thereof to the  scheduled  principal balance for that distribution date and the weighted average lives of the Scheduled  Principal  Certificates may be  extended.  Conversely,  to the extent that  prepayments  on the  mortgage  loans in the related  loan group occur at a level above the rate or rates assumed in developing  the schedule,  after the amounts of any related
Companion  Certificates have been reduced to zero, the Certificate  Principal Balance of any class of Scheduled
Principal  Certificates  may be reduced.  In  addition,  the  averaging  of high and low  mortgagor  prepayment rates,  even if the average  prepayment level is at the rate or rates assumed in developing the schedule,  will not ensure the  distributions  on any class of Scheduled  Principal  Certificates of an amount that will result in the Certificate  Principal  Balance thereof  equaling its scheduled  principal  balance on any  distribution date because the balance of the related Senior  Principal  Distribution  Amount for that series remaining after distribution on any class of Scheduled  Principal  Certificates  will be distributed on each  distribution date and  therefore  will  not be  available  for  subsequent  distributions  on any  class of  Scheduled  Principal
Certificates.

    Investors  in any  class  of  Scheduled  Principal  Certificates  should  be aware  that the  stabilization provided by any Companion  Certificates  is sensitive to the rate of the mortgagor  prepayments on the mortgage loans in the related loan group, and that the Certificate  Principal Balance of any Companion  Certificates may
be reduced to zero significantly earlier than anticipated.

    TAC  Certificates:  Any  class  of TAC  Certificates  of any  series  will  have  been  structured  so that principal  distributions will be made in certain specified  amounts,  assuming that prepayments on the mortgage loans in the related  loan group occur each month at the  specified  constant  level and assumed in  developing the targeted principal balances, and based on certain other assumptions.

    There  can be no  assurance  that  funds  available  for  distribution  of  principal  on any  class of TAC
Certificates will result in the Certificate  Principal Balance thereof equaling its targeted  principal balance for any  distribution  date.  To the extent that  prepayments  on the mortgage  loans in the related loan group occur at a level below the designated  constant level,  the funds available for principal  distributions on any class of TAC  Certificates on each  distribution  date may be insufficient to reduce the Certificate  Principal
Balance thereof to its targeted  principal  balance for that  distribution  date and the weighted average lives of that class may be  extended.  Conversely,  to the  extent  that  prepayments  on the  mortgage  loans in the related  loan group occur at a level above the  designated  constant  level,  after the  Certificate  Principal
Balance of any Companion  Certificate has been reduced to zero, the Certificate  Principal Balance of any class of TAC  Certificates  may be reduced  below its targeted  principal  balance and the weighted  average lives of that class may be reduced.

    Investors in any class of TAC  Certificates  should be aware that the  stabilization  provided by any class of Companion  Certificates  is  sensitive  to the rate of the  mortgagor  prepayments  on the related  mortgage loans,  and that the Certificate  Principal  Balance of any class of Companion  Certificates  may be reduced to zero significantly earlier than anticipated.

    Certificates  with  Subordination  Features:  After  the  Certificate  Principal  Balances  of the  Class B
Certificates in the case of a series with separate  subordination  or the Class B Certificates in the case of a series  with  common  subordination  have been  reduced to zero,  the yield to maturity on the class of Class M
Certificates  of that series with a Certificate  Principal  Balance  greater than zero with the lowest  payment priority will be extremely  sensitive to losses on the mortgage  loans  included in the trust  established  for that  series  and the  timing  of those  losses  because  the  entire  amount  of losses  that are  covered  by subordination  will be allocated  to that class of related  Class M  Certificates  in the case of a series with separate  subordination,  or the Class M Certificates  and Class B  Certificates,  in the case of a series with common  subordination.  See  "-Class  M-2 and Class M-3  Certificate  Yield  Considerations"  below.  After the
Credit  Support  Depletion  Date, the yield to maturity of the Senior  Support  Certificates  will be extremely sensitive to losses on the mortgage  loans,  and the timing  thereof,  because the entire amount of losses that would be otherwise  allocable to a class of Super Senior  Certificates  will be allocated to the related Senior
Support  Certificates,  as and to the extent  described in any final term sheet for that  series.  Furthermore, because  principal  distributions  are paid to some  classes of Senior  Certificates  and Class M  Certificates before  other  classes,  holders of classes  having a later  priority of payment  bear a greater risk of losses than holders of classes having an earlier priority for distribution of principal.

REALIZED LOSSES AND INTEREST SHORTFALLS

    The yields to maturity  and the  aggregate  amount of  distributions  on the offered  certificates  will be affected by the timing of mortgagor  defaults  resulting in Realized Losses on the related  mortgage loans. The timing of Realized  Losses on the mortgage loans and the allocation of Realized  Losses to the related  offered certificates  could  significantly  affect the yield to an investor in the offered  certificates.  In addition,
Realized  Losses on the mortgage loans may affect the market value of the offered  certificates,  even if these losses are not allocated to the offered certificates.

    After the Certificate  Principal  Balances of the related Class B Certificates of any series are reduced to zero, the yield to maturity on the class of related Class M Certificates  then  outstanding  with a Certificate
Principal  Balance greater than zero with the lowest payment priority will be extremely  sensitive to losses on the mortgage  loans in the related loan group for that series and the timing of those  losses  because  certain amounts of losses that are covered by  subordination  will be allocated to that class of Class M  Certificates.
See  "--Class  M-2 and Class  M-3  Certificate  Yield  Considerations"  below.  Furthermore,  because  principal distributions  are paid to some classes of Senior  Certificates  and Class M Certificates  of any series before some other  classes,  holders of classes  having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

    Investors in the Senior  Certificates  of a series with common  subordination  should be aware that because the Class M  Certificates  and Class B  Certificates  represent  interests in all loan groups,  the Certificate
Principal  Balances of the Class M  Certificates and Class B  Certificates could be reduced to zero as a result of a  disproportionate  amount of Realized Losses on the mortgage loans in one or more loan groups.  Therefore, notwithstanding  that  Realized  Losses on the  mortgage  loans in a loan  group may only be  allocated  to the related Senior  Certificates,  the allocation to the Class M  Certificates and Class B Certificates of Realized
Losses on the  mortgage  loans in the other loan groups will reduce the  subordination  provided to such Senior
Certificates by the Class M  Certificates  and Class B  Certificates  and increase the likelihood that Realized
Losses on the mortgage loans in the related loan group may be allocated to any class of Senior Certificates.

    As described under "Description of the  Certificates--Allocation of Losses;  Subordination" and "--Advances,"
amounts  otherwise  distributable  to holders of one or more classes of the Class M Certificates  of any series may be made  available  to protect the holders of the related  Senior  Certificates  and holders of any related
Class M Certificates  with a higher payment priority of that series against  interruptions in distributions due to some mortgagor  delinquencies  on the mortgage loans in the related mortgage pool, to the extent not covered by  Advances.  These  delinquencies  may  affect  the  yields  to  investors  on those  classes  of the Class M
Certificates,  and, even if subsequently  cured,  may affect the timing of the receipt of  distributions by the holders of those classes of Class M  Certificates.  Similarly,  if the  Certificate  Principal  Balances of the
Class M Certificates and Class B Certificates  are reduced to zero,  delinquencies on the mortgage loans to the extent not covered by Advances  will affect the yield to  investors  on the Senior  Support  Certificates  more than  otherwise  anticipated  because  the  amount  of any  shortfall  resulting  from such  delinquencies  and otherwise  attributable  to a class of Super Senior  Certificates  will be borne by the related  Senior Support
Certificates  to the  extent  those  certificates  are  then  outstanding  as  described  in  this  term  sheet supplement.  Furthermore,  the Class A-P  Certificates  will share in the principal  portion of Realized Losses on the mortgage  loans only to the extent that they are incurred  with respect to Discount  Mortgage  Loans and only to the  extent  of the  related  Discount  Fraction  of those  losses.  Thus,  after the  related  Class B
Certificates  and Class M  Certificates  in the case of a series with  separate  subordination,  or the Class M
Certificates  and Class B  Certificates,  in the case of a series with common  subordination  are retired or in the case of Excess Special Hazard  Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses and  Extraordinary
Losses, the related Senior  Certificates,  other than the related Class A-P Certificates,  may be affected to a greater  extent by losses on  Non-Discount  Mortgage  Loans in the  related  loan group than losses on Discount
Mortgage  Loans in the related  loan group.  In  addition,  a higher than  expected  rate of  delinquencies  or losses will also affect the rate of principal  payments on one or more classes of the Class M  Certificates  of any series if it delays the scheduled reduction of the related Senior Accelerated  Distribution  Percentage for that  series or affects the  allocation  of  prepayments  among the related  Class M  Certificates  and Class B
Certificates of that series.

    The amount of  interest  otherwise  payable to holders of the  offered  certificates  of any series will be reduced by any  interest  shortfalls  with  respect to the related loan group for that series to the extent not covered by subordination or the master  servicer,  or, solely with respect to any Insured  Certificates of that series,  by the related policy and any applicable  reserve fund as described in any applicable final term sheet for that  series,  including  Prepayment  Interest  Shortfalls  and,  in the case of each  class of the Class M
Certificates  of that  series,  the  interest  portions of Realized  Losses  allocated  solely to that class of certificates.  These  shortfalls  will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise,  except as described in this term sheet  supplement with respect to Prepayment  Interest
Shortfalls.   See  "Yield   Considerations"   in  the  related  base   prospectus  and   "Description   of  the
Certificates--Interest  Distributions" in this term sheet supplement for a discussion of the effect of principal prepayments on the mortgage  loans on the yield to maturity of the related  offered  certificates  and possible shortfalls in the  collection of interest.  Certain  interest  shortfalls on the mortgage loans included in the trust  established for any series  allocable to the Insured  Certificates of that series will be covered by the related  policy and any  applicable  reserve fund,  as and to the extent  described in any final term sheet for that series.

    The yields to investors in the offered  certificates  will be affected by  Prepayment  Interest  Shortfalls allocable  thereto in the month preceding any distribution  date to the extent that those shortfalls exceed the amount  offset by the master  servicer  or,  with  respect to the Insured  Certificates,  by the policy and the
Reserve Fund.  See "Description of the Certificates--Interest Distributions" in this term sheet supplement.  .

    The  recording  of mortgages  in the name of MERS is a  relatively  new  practice in the  mortgage  lending industry.  While the  depositor  expects that the master  servicer or  applicable  subservicer  will be able to commence  foreclosure  proceedings  on  the  mortgaged  properties,  when  necessary  and  appropriate,  public recording  officers and others in the mortgage industry,  however,  may have limited,  if any,  experience with lenders  seeking to foreclose  mortgages,  assignments of which are registered with MERS.  Accordingly,  delays and additional costs in commencing,  prosecuting and completing foreclosure  proceedings,  defending litigation commenced by third parties and conducting  foreclosure  sales of the mortgaged  properties could result.  Those delays and  additional  costs with  respect to the mortgage  loans  included in the trust  established  for any series could in turn delay the distribution of liquidation  proceeds to the  certificateholders  of that series and increase  the amount of Realized  Losses on those  mortgage  loans.  In  addition,  if, as a result of MERS discontinuing  or becoming  unable to continue  operations  in  connection  with the MERS(R)System,  it becomes necessary to remove any mortgage loan included in the trust  established  for any series from  registration  on the MERS(R)System and to arrange for the  assignment of the related  mortgages to the trustee,  then any related expenses  shall be  reimbursable  by the trust for that  series to the master  servicer,  which will reduce the amount  available to pay principal of and interest on the outstanding  class or classes of certificates of that series  with a  Certificate  Principal  Balance  greater  than zero with the  lowest  payment  priorities.  For additional  information  regarding  the  recording  of mortgages  in the name of MERS see  "Description  of the
Mortgage   Pool--Mortgage  Pool  Characteristics"  in  this  term  sheet  supplement  and  "Description  of  the
Certificates--Assignment of Mortgage Loans" in the related base prospectus.

PASS-THROUGH RATES

    The yields to maturity on the offered  certificates will be affected by their pass-through  rates.  Because the mortgage rates on the mortgage loans and the  pass-through  rates on the offered  certificates,  other than the Adjustable Rate  Certificates and Variable Strip  Certificates,  are fixed,  these rates will not change in response to changes in market  interest  rates.  The  pass-through  rate on the Variable Strip  Certificates is based on the  weighted  average of the pool strip rates on the  mortgage  loans in the  related  loan group and these pool strip  rates will not change in  response  to  changes in market  interest  rates.  Accordingly,  if market  interest rates or market yields for securities  similar to the offered  certificates  were to rise, the market  value  of  the  offered  certificates  may  decline.  The  pass-through  rate  on the  Adjustable  Rate
Certificates  is based on the  applicable  interest rate index set forth in any final term sheet for that class of  certificates.  Accordingly,  the yields to investors  on such  certificates,  if any,  will be sensitive to fluctuations  in the  applicable  interest  rate  index.  The  Pass-Through  Rates on some  classes  of offered certificates  may be based on, or subject to a cap equal to, the weighted  average of the Net Mortgage Rates of the related  mortgage  loans.  Consequently,  the prepayment of mortgage  loans with higher  mortgage rates may result in a lower Pass-Through Rate on those classes of offered certificates.

PURCHASE PRICE

    In addition,  the yield to maturity on each class of the offered  certificates  will depend on, among other things,  the price paid by the  holders of the offered  certificates  and the related  pass-through  rate.  The extent to which the yield to maturity of an offered  certificate  is sensitive to prepayments  will depend,  in part,  upon the degree to which it is  purchased  at a discount or premium.  In general,  if a class of offered certificates  is  purchased  at a premium  and  principal  distributions  thereon  occur at a rate  faster than assumed at the time of purchase,  the  investor's  actual yield to maturity will be lower than  anticipated  at the  time of  purchase.  Conversely,  if a class  of  offered  certificates  is  purchased  at a  discount  and principal  distributions  thereon occur at a rate slower than assumed at the time of purchase,  the  investor's actual yield to maturity will be lower than anticipated at the time of purchase.
ASSUMED FINAL DISTRIBUTION DATE

    The  assumed  final  distribution  date with  respect to each  class of the  offered  certificates  will be specified in the final term sheet for a class of  certificates  or in the pooling and  servicing  agreement for that series.  No event of default,  change in the  priorities  for  distribution  among the various  classes or other provisions  under the pooling and servicing  agreement will arise or become  applicable  solely by reason of the failure to retire the entire  Certificate  Principal  Balance of any class of  certificates on or before its assumed final distribution date.

WEIGHTED AVERAGE LIFE

    Weighted  average  life refers to the average  amount of time that will elapse from the date of issuance of a security to the date of  distribution  to the investor of each dollar  distributed  in reduction of principal of the security.  The weighted  average life of the offered  certificates  will be  influenced  by, among other things,  the rate at which  principal of the mortgage loans in the related loan group is paid,  which may be in the form of scheduled amortization, prepayments or liquidations.

    Prepayments  on mortgage  loans are  commonly  measured  relative to a  prepayment  standard or model.  For example,  CPR,  represents a constant rate of prepayment each month relative to the then outstanding  principal balance  of a pool of  mortgage  loans.  CPR does not  purport to be a  historical  description  of  prepayment experience or a prediction of the anticipated  rate of prepayment of any pool of mortgage loans,  including the mortgage  loans in this  mortgage  pool. In addition,  it is very unlikely that the mortgage  loans will prepay at a constant  level of CPR until  maturity or that all of the mortgage  loans will prepay at the same level of
CPR.  Moreover,  the diverse  remaining  terms to  maturity  and  mortgage  rates of the  mortgage  loans could produce slower or faster principal  distributions  than indicated at the various  constant  percentages of CPR, even if the weighted  average  remaining  term to maturity and weighted  average  mortgage rate of the mortgage loans are as assumed.  Any difference  between the assumptions and the actual  characteristics  and performance of the  mortgage  loans,  or actual  prepayment  or loss  experience,  will affect the  percentages  of initial
Certificate  Principal Balances  outstanding over time and the weighted average lives of the classes of offered certificates.

ADJUSTABLE RATE CERTIFICATE YIELD CONSIDERATIONS

    The yields to investors on the  Adjustable  Rate  Certificates  will be  sensitive to  fluctuations  in the level of the applicable  interest rate index.  The  pass-through  rates on the Floater  Certificates  will vary with the applicable  interest rate index and the pass-through  rates on the Inverse Floater  Certificates  will vary  inversely  with the  applicable  interest  rate index.  The  pass-through  rates on the  Adjustable  Rate
Certificates are subject to maximum and minimum  pass-through  rates, and are therefore limited despite changes in the applicable  interest rate index in some  circumstances.  Changes in the level of the applicable interest rate index may not correlate  with changes in prevailing  mortgage  interest rates or changes in other indices.
It is possible  that lower  prevailing  mortgage  interest  rates,  which might be expected to result in faster prepayments,  could  occur  concurrently  with an  increased  level  of the  applicable  interest  rate  index.
Investors in the  Adjustable  Rate  Certificates  should also fully  consider the effect on the yields on those certificates of changes in the level of the applicable interest rate index.

    The yields to investors on the Inverse Floater  Certificates  that are also Interest Only Certificates will be  extremely  sensitive  to the rate and  timing  of  principal  payments  on the  mortgage  loans,  including prepayments,  defaults  and  liquidations,  which rate may  fluctuate  significantly  over time.  A faster than expected  rate of principal  payments on the mortgage  loans will have an adverse  effect on the yields to such investors  and could  result in the failure of  investors  in the Inverse  Floater  Certificates  that are also
Interest Only Certificates to fully recover their initial investments.

    Because  the  rate of  distribution  of  principal  on the  certificates  will  be  related  to the  actual amortization,  including  prepayments,  of the  mortgage  loans,  which will include  mortgage  loans that have remaining  terms to maturity  shorter or longer than assumed and mortgage  rates higher or lower than  assumed, the pre-tax yields to maturity on the Adjustable Rate  Certificates  are likely to differ from those assumed in any model, even if all the mortgage loans prepay at the constant  percentages of the prepayment  assumption and the level of the  applicable  interest  rate  index  specified,  and the  weighted  average  remaining  term to maturity and the weighted average mortgage rate of the mortgage loans are as assumed.  Any differences  between the assumptions and the actual  characteristics  and performance of the mortgage loans and of the  certificates may result in yields being different from those assumed.

    In addition,  it is highly  unlikely  that the mortgage  loans will prepay at a constant  percentage of the prepayment  assumption  until  maturity,  that all of the mortgage  loans will prepay at the same rate, or that the level of the  applicable  interest  rate index will remain  constant.  The timing of changes in the rate of prepayments may significantly  affect the actual yield to maturity to an investor,  even if the average rate of principal  prepayments is consistent  with an investor's  expectation.  In general,  the earlier the payment of principal of the mortgage loans,  the greater the effect on an investor's yield to maturity.  As a result,  the effect on an  investor's  yield of  principal  prepayments  occurring  at a rate  higher or lower than the rate anticipated by the investor during the period  immediately  following the issuance of the certificates will not be equally offset by a subsequent like reduction or increase in the rate of principal prepayments.

    There can be no  assurance  that the  mortgage  loans will prepay at any  particular  rate.  Moreover,  the various  remaining  terms to maturity and mortgage  rates of the mortgage  loans could produce slower or faster principal  distributions  than indicated at various constant  percentages of a prepayment  assumption,  even if the weighted  average  remaining term to maturity and weighted  average mortgage rate of the mortgage loans are as  assumed.  Investors  are urged to make  their  investment  decisions  based on their  determinations  as to anticipated  rates of prepayment  under a variety of scenarios.  Investors in the Inverse Floater  Certificates that are also Interest Only  Certificates  should fully  consider the risk that a rapid rate of  prepayments on the mortgage loans could result in the failure of those investors to fully recover their investments.

    For additional  considerations  relating to the yields on the certificates,  see "Yield Considerations" and
"Maturity and Prepayment Considerations" in the related base prospectus.

PRINCIPAL ONLY CERTIFICATE AND INTEREST ONLY CERTIFICATE YIELD CONSIDERATIONS

    Because the  Principal  Only  Certificates,  including the Class A-P  Certificates,  will be purchased at a discount,  the pre-tax  yield on the  Principal  Only  Certificates  will be adversely  affected by slower than expected payments of principal, including prepayments,  defaults,  liquidations and purchases of mortgage loans due to a breach of a  representation  and warranty on the Discount  Mortgage Loans in the related loan group in the case of the Class A-P  Certificates,  and on all of the  mortgage  loans in the  related  loan group in the case of any other class of Principal Only Certificates.

    The pre-tax yields to maturity on the Interest Only  Certificates  of a series will be extremely  sensitive to both the timing of receipt of  prepayments  and the overall  rate of principal  prepayments  and defaults on the  Non-Discount  Mortgage Loans in the related loan group in the case of the Class A-V  Certificates  of that series,  and with  respect  to all of the  mortgage  loans in the  related  loan group in the case of any other class of Interest  Only  Certificates,  which rate may  fluctuate  significantly  over time.  Investors  in the
Interest Only Certificates,  including the Class A-V Certificates,  should fully consider the risk that a rapid rate of  prepayments  on the  mortgage  loans in the related  loan group  could  result in the failure of those investors to fully recover their investments.

    A lower  than  anticipated  rate of  principal  prepayments  on the  Discount  Mortgage  Loans  will have a material  adverse effect on the pre-tax yield to maturity of the related Class A-P  Certificates.  The rate and timing of  principal  prepayments  on the  Discount  Mortgage  Loans  may  differ  from the rate and  timing of principal  prepayments  on the  mortgage  loans in the related loan group.  In  addition,  because the Discount
Mortgage  Loans  have Net  Mortgage  Rates  that are  lower  than the Net  Mortgage  Rates of the  Non-Discount
Mortgage Loans in the related loan group,  and because  mortgage loans with lower Net Mortgage Rates are likely to have lower mortgage rates,  the Discount  Mortgage Loans are likely to prepay under most  circumstances at a lower rate than the  Non-Discount  Mortgage Loans in the related loan group. In addition,  holders of the Class
A-V  Certificates  in most cases have rights to  relatively  larger  portions of interest  payments on mortgage loans in the related  loan group with higher  mortgage  rates;  thus,  the yield on the Class A-V  Certificates will be  materially  adversely  affected to a greater  extent  than on the other  offered  certificates  in the related  Certificate  Group if the mortgage  loans in the related loan group with higher  mortgage rates prepay faster than the mortgage  loans with lower  mortgage  rates.  Because  mortgage  loans having higher pool strip rates  usually  have higher  mortgage  rates,  these  mortgage  loans are more likely to be prepaid  under most circumstances than are mortgage loans having lower pool strip rates.

    There can be no  assurance  that the  mortgage  loans will prepay at any  particular  rate.  Moreover,  the various  remaining  terms to maturity and mortgage  rates of the mortgage  loans could produce slower or faster principal  distributions  than  indicated in the preceding  table at the various  constant  percentages  of the prepayment assumption  specified,  even if the weighted average remaining term to maturity and weighted average mortgage  rate of the mortgage  loans are as assumed.  Investors are urged to make their  investment  decisions based on their  determinations  as to anticipated  rates of prepayment under a variety of scenarios.  Investors in the Interest Only  Certificates,  including the Class A-V Certificates,  should fully consider the risk that a rapid rate of  prepayments  on the  mortgage  loans in the related  loan group could result in the failure of those investors to fully recover their investments.

    For additional  considerations  relating to the yields on the certificates,  see "Yield Considerations" and
"Maturity and Prepayment Considerations" in the related base prospectus.

CLASS M-2 AND CLASS M-3 CERTIFICATE YIELD CONSIDERATIONS

    If the aggregate  Certificate  Principal Balance of the Class B Certificates,  in the case of a series with common  subordination,  or any  group  of  Class  B  Certificates,  in  the  case  of a  series  with  separate subordination,  is reduced to zero,  the yield to maturity on the Class M-3  Certificates  or the related Class
M-3  Certificates  in the case of a series with  separate  subordination  will become  extremely  sensitive  to losses on the  mortgage  loans in the  related  loan group and the timing of those  losses  that are covered by subordination,  because the entire  amount of those losses will be allocated to the Class M-3  Certificates  or the related Class M-3 Certificates, in the case of a series with separate subordination.

    If the Certificate  Principal  Balances of the Class B Certificates,  or any group of Class B Certificates, in the case of a series with  separate  subordination,  and Class M-3  Certificates,  or the related  Class M-3
Certificates,  in the case of a series with  separate  subordination,  have been reduced to zero,  the yield to maturity on the Class M-2  Certificates,  or the related Class M-2  Certificates,  in the case of a series with separate  subordination,  will become  extremely  sensitive to Realized Losses on the related mortgage loans in the related loan group and the timing of those Realized Losses that are covered by  subordination,  because the entire amount of those Realized  Losses will be allocated to the Class M-2  Certificates,  or the related Class
M-2 Certificates, in the case of a series with separate subordination.

    Investors  should  also  consider  the  possibility  that  aggregate  losses  incurred  may  not in fact be materially  reduced by higher prepayment speeds because mortgage loans that would otherwise  ultimately default and be liquidated may be less likely to be prepaid.

    There can be no assurance that the mortgage loans  included in the trust  established  for that series will prepay at any particular rate or that Realized Losses will be incurred at any particular level.

    Investors are urged to make their  investment  decisions  based on their  determinations  as to anticipated rates  of  prepayment  and  Realized  Losses  under  a  variety  of  scenarios.  Investors  in  the  Class  M-2
Certificates  and  particularly in the Class M-3 Certificates of any series should fully consider the risk that
Realized  Losses  on the  mortgage  loans in the  related  loan  group  could  result in the  failure  of those investors to fully recover  their  investments.  For  additional  considerations  relating to the yields on the certificates,  see "Yield  Considerations"  and "Maturity and  Prepayment  Considerations"  in the related base prospectus

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

    The  after-tax  rate of return on the Residual  Certificates  of any series will reflect their pre-tax rate of  return,  reduced  by the taxes  required  to be paid with  respect  to the  Residual  Certificates  of that series.  Holders  of  Residual  Certificates  of any  series  may have tax  liabilities  with  respect to their
Residual  Certificates  during  the early  years of the trust for that  series  that  substantially  exceed any distributions  payable  thereon during any such period.  In addition,  holders of Residual  Certificates of any series may have tax  liabilities  with  respect  to their  Residual  Certificates  the  present  value of which substantially  exceeds the present  value of  distributions  payable  thereon and of any tax benefits  that may arise with respect  thereto.  Accordingly,  the after-tax  rate of return on the Residual  Certificates  of any series  may be  negative  or may  otherwise  be  significantly  adversely  affected.  The  timing and amount of taxable  income  attributable  to the Residual  Certificates  of any series will depend on, among other things, the timing and amounts of prepayments and losses experienced on the mortgage loans in the related loan group.

    The  Residual  Certificateholders  of any series are  encouraged  to consult  their tax  advisors as to the effect of taxes and the receipt of any payments made to those  holders in  connection  with the purchase of the
Residual  Certificates  on  after-tax  rates of return on the  Residual  Certificates.  See  "Material  Federal
Income Tax  Consequences" in this term sheet supplement and "Material  Federal Income Tax  Consequences" in the
related base prospectus.

                                        POOLING AND SERVICING AGREEMENT

GENERAL

    The  certificates  for each series will be issued under a series  supplement  for that series,  dated as of the cut-off  date for that  series,  to the  standard  terms of pooling and  servicing  agreement,  dated as of
February 1, 2006,  together  referred  to as the pooling and  servicing  agreement,  among the  depositor,  the master servicer,  and Deutsche Bank Trust Company Americas,  as trustee.  Reference is made to the related base prospectus for important  information in addition to that described  herein  regarding the terms and conditions of the pooling and  servicing  agreement  and the offered  certificates  for each series.  Except as may be set forth in the related prospectus  supplement,  the trustee will appoint Wells Fargo Bank,  National  Association to serve as custodian for the mortgage  loans  included in the trust  established  for any series.  The offered certificates  of any series will be  transferable  and  exchangeable  at an office of the  trustee,  which will serve as  certificate  registrar  and  paying  agent.  The  depositor  will  provide  a  prospective  or actual certificateholder  of any series without charge, on written request, a copy,  without exhibits,  of the pooling and servicing agreement for that series.  Requests should be addressed to the President,  Residential  Accredit
Loans, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

    Under the  pooling and  servicing  agreement  of any series,  transfers  of Residual  Certificates  of that
series  are  prohibited  to  any  non-United  States  person.   Transfers  of  the  Residual  Certificates  are
additionally  restricted  as described in the pooling and servicing  agreement  for that series.  See "Material
Federal Income Tax  Consequences" in this term sheet  supplement and "Material  Federal Income Tax Consequences
--REMICs--Taxation of Owners of REMIC Residual  Certificates--Tax  and Restrictions on Transfers of REMIC Residual
Certificates to Certain  Organizations"  and  "--Noneconomic  REMIC Residual  Certificates"  in the related base prospectus.  In addition to the  circumstances  described in the related base  prospectus,  the  depositor  may terminate the trustee for any series for cause under  specified  circumstances.  See "The Pooling and Servicing
Agreement--The Trustee" in the related base prospectus.

CUSTODIAL ARRANGEMENTS

    The trustee  will  appoint  Wells Fargo Bank,  N.A.,  to serve as  custodian  of the  mortgage  loans.  The custodian is not an affiliate  of the  depositor,  the master  servicer or the sponsor.  No servicer  will have custodial  responsibility  for the  mortgage  loans.  The  custodian  will  maintain  mortgage  loan files that contain  originals  of the notes,  mortgages,  assignments  and  allonges  in vaults  located at the  sponsor's premises  in  Minnesota.  Only the  custodian  has  access  to these  vaults.  A  shelving  and  filing  system segregates the files relating to the mortgage loans from other assets serviced by the master servicer.

THE MASTER SERVICER AND SUBSERVICERS

    Master  Servicer.  The master  servicer,  an affiliate of the  depositor,  will be  responsible  for master servicing the mortgage loans.  Master servicing responsibilities include:

    o   receiving funds from subservicers;
    o   reconciling servicing activity with respect to the mortgage loans;
    o   calculating remittance amounts to certificateholders;
    o   sending remittances to the trustee for distributions to certificateholders;
    o   investor and tax reporting;
    o   coordinating loan repurchases;
    o   oversight of all servicing activity, including subservicers;
    o   following  up with  subservicers  with  respect  to  mortgage  loans that are  delinquent  or for which servicing decisions may need to be made;
    o   approval of loss mitigation strategies;
    o   management  and  liquidation  of  mortgaged  properties  acquired  by  foreclosure  or  deed in lieu of foreclosure; and
    o   providing  certain  notices  and other  responsibilities  as  detailed  in the  pooling  and  servicing agreement.

    The master servicer may, from time to time,  outsource certain of its master servicing  functions,  such as foreclosure  management,  although  any such  outsourcing  will not relieve  the master  servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

    For a general  description of the master servicer and its activities,  see "Sponsor and Master Servicer" in this term sheet  supplement.  For a general  description of material  terms  relating to the master  servicer's removal  or  replacement,  see "The  Pooling  and  Servicing  Agreement--Rights  Upon Event of  Default"  in the
prospectus.

    Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

    o   communicating with borrowers;
    o   sending monthly remittance statements to borrowers;
    o   collecting payments from borrowers;
    o   recommending  a loss  mitigation  strategy  for  borrowers  who have  defaulted  on their  loans  (i.e.
        repayment plan, modification, foreclosure, etc.);
    o   accurate and timely  accounting,  reporting and  remittance  of the principal and interest  portions of monthly  installment  payments to the master  servicer,  together with any other sums paid by borrowers that are required to be remitted;
    o   accurate and timely accounting and administration of escrow and impound accounts, if applicable;
    o   accurate and timely reporting of negative amortization amounts, if any;
    o   paying escrows for borrowers, if applicable;
    o   calculating and reporting payoffs and liquidations;
    o   maintaining an individual file for each loan; and
    o   maintaining primary mortgage insurance commitments or certificates if required,  and filing any primary mortgage insurance claims.

    Homecomings  Financial  Network,   Inc.  The  subservicing   agreement  between  the  Master  Servicer  and
Homecomings  provides that Homecomings will provide all of the services  described in the preceding  paragraph.
Homecomings is a Delaware  corporation  and has been servicing  mortgage loans secured by first liens on one-to four-family  residential  properties since 1996.  Homecomings was incorporated as a wholly-owned  subsidiary of
Residential  Funding  Corporation  in 1995 to  service  and  originate  mortgage  loans.  In 1996,  Homecomings acquired  American  Custody  Corporation to begin servicing  subprime  mortgage loans,  and in 1999 Homecomings acquired  Capstead Inc. to focus on servicing  prime loans such as the mortgage  loans  described  herein.  The operations of each of the acquired companies have been integrated into Homecomings'  servicing operations.  The majority of the mortgage loans  currently  master serviced by Residential  Funding  Corporation are subserviced by  Homecomings.  In  addition  to  servicing  mortgage  loans  secured by first  liens on  one-to-four  family
residential  properties,   Homecomings  services  mortgage  loans  secured  by  more  junior  second  liens  on residential  properties and subprime  mortgage  loans.  Homecomings  may perform  special  servicing  functions where the  servicing  responsibilities  with respect to  delinquent  mortgage  loans that have been serviced by third parties is transferred to  Homecomings.  Homecomings'  servicing  activities have included the activities specified above under "--Subservicer responsibilities".

    Homecomings may, from time to time,  outsource  certain of its subservicing  functions,  such as contacting delinquent  borrowers,  property tax  administration  and hazard  insurance  administration,  although any such outsourcing will not relieve  Homecomings of any of its  responsibilities  or liabilities as a subservicer.  If
Homecomings  engages any  subservicer  to  subservice  10% or more of the mortgage  loans,  or any  subservicer performs  the types of services  requiring  additional  disclosures,  the issuing  entity will file a Report on
Form 8 K providing any required additional disclosure regarding such subservicer.

                                        HOMECOMINGS SERVICING PORTFOLIO

FIRST LIEN MORTGAGE LOANS
      VOLUME BY
  PRINCIPAL BALANCE         2001           2002           2003            2004            2005
Prime Mortgages(1)      $25,532,458,68$27,343,774,000 $29,954,139,212$31,943,811,060 $44,570,851,126
Non-Prime Mortgages(2)  $17,039,860,69$27,384,763,000 $39,586,900,679$44,918,413,591 $52,102,835,214
Total                   $42,572,319,37$54,728,537,000 $69,541,039,891$76,862,224,651 $96,673,686,340
Prime Mortgages(1)            59.97%          49.96%         43.07%          41.56%          46.10%
Non-Prime Mortgages(2)        40.03%          50.04%         56.93%          58.44%          53.90%
Total                        100.00%         100.00%        100.00%         100.00%         100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR(3)
Prime Mortgages(1)           (6.30)%           7.09%          9.55%           6.64%          39.53%
Non-Prime Mortgages(2)        56.49%          60.71%         44.56%          13.47%          15.99%
Total                         11.62%          28.55%         27.07%          10.53%          25.78%

JUNIOR LIEN MORTGAGE LOANS
      VOLUME BY
  PRINCIPAL BALANCE         2001           2002           2003            2004            2005
Prime Mortgages(1)      $8,024,136,313$7,627,424,000  $7,402,626,296 $7,569,300,685  $7,442,264,087
Non-Prime Mortgages(2)             -               -              -               -               -
Total                   $8,024,136,313$7,627,424,000  $7,402,626,296 $7,569,300,685  $7,442,264,087
Prime Mortgages(1)           100.00%         100.00%        100.00%         100.00%         100.00%
Non-Prime Mortgages(2)         0.00%           0.00%          0.00%           0.00%           0.00%

PERCENTAGE CHANGE FROM PRIOR YEAR(3)
Prime Mortgages(1)               N/A         (4.94)%        (2.95)%           2.25%         (1.68)%
Non-Prime Mortgages(2)           N/A               -              -               -               -
Total                            N/A         (4.94)%        (2.95)%           2.25%         (1.68)%

FIRST LIEN MORTGAGE LOANS
      VOLUME BY
   NUMBER OF LOANS          2001           2002           2003            2004            2005
Prime Mortgages(1)           133,632         125,209        143,645         150,297         187,773
Non-Prime Mortgages(2)       168,185         257,077        341,190         373,473         394,776
Total                        301,817         382,286        484,835         523,770         582,549
Prime Mortgages(1)            44.28%          32.75%         29.63%          28.70%          32.23%
Non-Prime Mortgages(2)        55.72%          67.25%         70.37%          71.30%          67.77%
Total                        100.00%         100.00%        100.00%         100.00%         100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR(3)
Prime Mortgages(1)           (9.85)%         (6.30)%         14.72%           4.63%          24.93%
Non-Prime Mortgages(2)        38.47%          52.85%         32.72%           9.46%           5.70%
Total                         11.91%          26.66%         26.83%           8.03%          11.22%

JUNIOR LIEN MORTGAGE LOANS
      VOLUME BY
   NUMBER OF LOANS          2001           2002           2003            2004            2005
Prime Mortgages(1)           228,946         217,031        211,585         210,778         199,600
Non-Prime Mortgages(2)             -               -              -               -               -
Total                        228,946         217,031        211,585         210,778         199,600
Prime Mortgages(1)           100.00%         100.00%        100.00%         100.00%         100.00%
Non-Prime Mortgages(2)         0.00%           0.00%          0.00%           0.00%           0.00%

PERCENTAGE CHANGE FROM PRIOR YEAR(3)
Prime Mortgages(1)               N/A         (5.20)%        (2.51)%         (0.38)%         (5.30)%
Non-Prime Mortgages(2)           N/A               -              -               -               -
Total                            N/A         (5.20)%        (2.51)%         (0.38)%         (5.30)%
(1)     Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and
Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)     Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime
Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime
Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)     Represents year to year growth or decline as a percentage of the prior year's volume.

    There  can be no  assurance  that the  delinquency  and  foreclosure  experience  set forth  above  will be representative  of the results  that may be  experienced  with respect to the  mortgage  loans  included in the trust established for any series.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    The  servicing  fees for each  mortgage  loan are payable  out of the  interest  payments on that  mortgage loan.  The servicing  fees relating to each  mortgage  loan will be a per annum  percentage of the  outstanding principal  balance of that  mortgage  loan as set forth in the final  term  sheet for a class of  certificates.
The  servicing  fees  consist of (a)  servicing  fees  payable to the master  servicer in respect of its master servicing  activities  and  (b)  subservicing  and  other  related  compensation  payable  to the  subservicer, including any payment due to prepayment  charges on the related  mortgage loans and such  compensation  paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

    The primary  compensation  to be paid to the master  servicer for its master  servicing  activities will be its  servicing  fee equal to a per annum  percentage  of the  outstanding  principal  balance of each  mortgage loan. As described in the related base  prospectus,  a subservicer is entitled to servicing  compensation  in a minimum  amount equal to a per annum  percentage  of the  outstanding  principal  balance of each mortgage loan serviced by it. The master  servicer is obligated to pay some ongoing  expenses  associated  with the trust for any series and  incurred  by the master  servicer in  connection  with its  responsibilities  under the related pooling and servicing  agreement.  The master servicing fee may be reduced if a master servicer is appointed in certain  circumstances,  but  may  not  be  increased.  See  "The  Pooling  and  Servicing  Agreement--Servicing
Compensation  and Payment of Expenses" in the related base prospectus for information  regarding other possible compensation to the master servicer and  subservicers  and for information  regarding  expenses  payable by the master servicer.

    The  following  table sets forth the fees and  expenses  that are payable  out of payments on the  mortgage loans, prior to payments of interest and principal to the certificateholders:

                DESCRIPTION                        AMOUNT                   RECEIVING PARTY

         Master Servicer Fee         0.03%  or 0.08%  per  annum of the  Master Servicer
                                     principal    balance    of    each
                                     mortgage  loan,  depending  on the
                                     type of mortgage loan
         Subservicer Fee             0.25% per  annum of the  principal  Subservicers
                                     balance  of  each   mortgage  loan
                                     serviced by a subservicer

In addition,  the master  servicer or any  applicable  subservicer  may recover  from  payments on the mortgage loans or withdraw  from the  Custodial  Account the amount of any Advances and  Servicing  Advances  previously made, interest and investment income,  foreclosure profits,  indemnification payments payable under the pooling and servicing agreement, and certain other servicing expenses, including foreclosure expenses.

REPORTS TO CERTIFICATEHOLDERS

    On each distribution date for any series, a distribution date statement will be made available to each certificateholder of that series setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Balance or Notional Amount of an individual certificate following the payment and certain other information relating to the certificates and the mortgage loans of that series.  The trustee will make the distribution date statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders of that series and other parties to the pooling and servicing agreement via the trustee's internet website.  See also
"Pooling and Servicing Agreement     Reports to Certificateholders" in the prospectus for a more detailed description of certificateholder reports.

VOTING RIGHTS

    There are actions  specified in the related base  prospectus  that may be taken by holders of  certificates of any series  evidencing a specified  percentage  of all  undivided  interests in the related trust and may be taken by holders of  certificates  entitled in the  aggregate  to that  percentage  of the voting  rights.  All voting  rights  for any series  will be  allocated  among all  holders of the  certificates  of that  series as described in the pooling and  servicing  agreement  for that series.  The pooling and  servicing  agreement for any series may be amended  without the consent of the holders of the  Residual  Certificates  of that series in specified circumstances.

    Notwithstanding  the  foregoing,  so long as there does not exist a failure by the  Certificate  Insurer to make a  required  payment  under any  financial  guaranty  insurance  policy  related  to any class of  Insured
Certificates  for any series,  the  Certificates  Insurer  shall have the right to  exercise  all rights of the holders of the Insured  Certificates of that series under the related pooling and servicing  agreement  without any consent of such holders,  and such holders may exercise such rights only with the prior written  consent of the Certificate Insurer except as provided in the related pooling and servicing agreement.

TERMINATION

    The  circumstances  under which the  obligations  created by the pooling and  servicing  agreement  for any series will  terminate  relating to the offered  certificates  of that series are described  under "The Pooling and Servicing Agreement--Termination; Retirement of Certificates" in the related base prospectus.

    With respect to any series with separate  subordination,  the master servicer will have the option,  on any distribution  date on which the aggregate  Stated  Principal  Balance of the mortgage  loans in a loan group is less than 10% of the aggregate Stated  Principal  Balance of the mortgage loans in the related loan group as of the cut-off date after  deducting  payments of principal  due during the month of the cut-off  date,  either to purchase  all  remaining  mortgage  loans in that loan  group and other  assets in the trust  related  thereto, thereby  effecting early retirement of the related  certificates or to purchase,  in whole but not in part, the related certificates.

    With respect to any series with common  subordination,  Residential  Funding or its designee  will have the option,  on any  distribution  date on which the aggregate  Stated  Principal  Balance of the mortgage loans is less than 10% of the  aggregate  Stated  Principal  Balance of the mortgage  loans as of the cut-off date after deducting  payments of principal  due during the month of the cut-off  date,  either to purchase all  remaining mortgage  loans and other assets in the trust  related  thereto,  thereby  effecting  early  retirement  of the certificates or to purchase, in whole but not in part, the certificates.

    Any such  purchase  of  mortgage  loans and other  assets of the trust for that  series  shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each  mortgage  loan or the fair market value of the related  underlying  mortgaged  properties  with respect to defaulted  mortgage  loans as to which title to such  mortgaged  properties  has been  acquired  if such fair  market  value is less than such  unpaid principal  balance,  net of any unreimbursed  Advance  attributable to principal,  as of the date of repurchase plus (b) accrued  interest  thereon at the Net Mortgage Rate to, but not including,  the first day of the month in which the  repurchase  price is  distributed.  The optional  termination  price paid by the master  servicer will also include certain  amounts owed by Residential  Funding as seller of the mortgage loans included in the trust  established  for that series,  under the terms of the agreement  pursuant to which  Residential  Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

    Distributions  on the  certificates  relating  to any  optional  termination  will be paid,  first,  to the related  Senior  Certificates,  second,  to the  related  Class M  Certificates,  in the case of a series  with separate  subordination,  or the Class M Certificates,  in the case of a series with common  subordination,  in the order of their payment  priority and, third,  to the related Class B Certificates,  in the case of a series with separate  subordination,  or the Class B Certificates,  in the case of a series with common subordination.
The proceeds of any such  distribution  may not be sufficient  to  distribute  the full amount to each class of certificates  of that series if the purchase  price is based in part on the fair market value of the underlying mortgaged  property and the fair market value is less than 100% of the unpaid principal  balance of the related mortgage  loan.  Any  such  purchase  of the  certificates  will  be made at a  price  equal  to 100% of  their
Certificate  Principal Balance plus, except with respect to the related  Principal Only  Certificates,  the sum of the Accrued  Certificate  Interest thereon,  or with respect to the related Interest Only  Certificates,  on their  Notional  Amounts,  for  the  immediately  preceding  Interest  Accrual  Period  at the  then-applicable pass-through  rate and any  previously  unpaid  Accrued  Certificate  Interest.  Promptly after the purchase of such  certificates  of any series,  the master servicer shall terminate the trust for that series in accordance with the terms of the related pooling and servicing agreement.

    Upon  presentation  and surrender of the offered  certificates  in connection  with the  termination of the trust or a purchase of  certificates  for any series under the  circumstances  described  in the two  preceding paragraphs,  the  holders of the  offered  certificates  of that  series  will be entitled to receive an amount equal to the Certificate  Principal  Balance of that class plus Accrued  Certificate  Interest  thereon for the immediately  preceding  Interest Accrual Period at the  then-applicable  pass-through rate, or, with respect to the related  Interest Only  Certificates,  interest for the immediately  preceding  Interest  Accrual Period on their Notional  Amounts,  plus any previously  unpaid Accrued  Certificate  Interest.  However,  any Prepayment
Interest  Shortfalls  previously  allocated  to the  certificates  of that  series will not be  reimbursed.  In addition,  distributions to the holders of the most subordinate class of related  certificates,  in the case of a series with separate subordination,  or most subordinate class of certificates,  in the case of a series with common  subordination,  outstanding with a Certificate  Principal Balance greater than zero will be reduced, as described in the preceding  paragraph,  in the case of the  termination of the trust for that series  resulting from a purchase of all the assets of that trust.

THE TRUSTEE

    The trustee  under the  pooling  and  servicing  agreement  (as  described  below),  is a national  banking association.

    Unless an event of default has occurred and is continuing  under the pooling and servicing  agreement,  the trustee will perform only such duties as are  specifically  set forth in the pooling and  servicing  agreement.
If an event of default  occurs and is  continuing  under the pooling and  servicing  agreement,  the trustee is required to exercise such of the rights and powers vested in it by the pooling and  servicing  agreement,  such as either acting as the master servicer or appointing a successor master  servicer,  and use the same degree of care and skill in their exercise as a prudent  investor would  exercise or use under the  circumstances  in the conduct of such  investor's  own  affairs.  Subject to certain  qualifications  specified  in the  pooling  and servicing  agreement,  the trustee will be liable for its own negligent  action,  its own negligent  failure to act and its own willful misconduct for actions.

    The trustee's duties and  responsibilities  under the pooling and servicing  agreement  include  collecting funds from the master  servicer to distribute to  certificateholders  at the direction of the master  servicer, providing  certificateholders  and applicable rating agencies with monthly distribution  statements and notices of the  occurrence of a default under the pooling and servicing  agreement,  removing the master  servicer as a result of any such default,  appointing a successor master servicer,  and effecting any optional termination of the trust.

    The master  servicer  will pay to the trustee  reasonable  compensation  for its services and reimburse the trustee for all reasonable  expenses  incurred or made by the trustee in accordance  with any of the provisions of the pooling and servicing  agreement,  except any such expense as may arise from the trustee's negligence or bad faith.  The master  servicer has also agreed to indemnify the trustee for any losses and expenses  incurred
without   negligence  or  willful  misconduct  on  the  trustee's  part  arising  out  of  the  acceptance  and administration of the trust.

    The trustee may resign at any time, in which event the  depositor  will be obligated to appoint a successor trustee.  The  depositor  may also  remove the  trustee if the  trustee  ceases to be  eligible  to continue as trustee under the pooling and servicing  agreement or if the trustee  becomes  insolvent.  Upon becoming  aware of those  circumstances,  the depositor will be obligated to appoint a successor trustee.  The trustee may also be removed at any time by the holders of  certificates  evidencing  not less than 51% of the  aggregate  voting rights in the  related  trust.  Any  resignation  or removal of the  trustee  and  appointment  of a  successor trustee will not become effective until acceptance of the appointment by the successor trustee.

    Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                               LEGAL PROCEEDINGS

    There are no material  pending  legal or other  proceedings  involving  the mortgage  loans or  Residential
Funding Corporation,  as sponsor and master servicer,  Residential Accredit Loans, Inc. as depositor, the Trust as the issuing entity, or Homecomings,  as subservicer,  that,  individually or in the aggregate,  would have a material adverse impact on investors in these certificates.

    Residential  Funding and Homecomings are currently parties to various legal  proceedings  arising from time to time in the  ordinary  course of their  businesses,  some of which  purport  to be class  actions.  Based on information  currently  available,  it is the opinion of Residential  Funding and Homecomings that the eventual outcome of any currently pending legal proceeding,  individually or in the aggregate,  will not have a material adverse  effect  on their  ability  to  perform  their  obligations  in  relation  to the  mortgage  loans.  No assurance,  however,  can be given that the final outcome of these legal  proceedings,  if unfavorable,  either individually  or in the  aggregate,  would  not have a  material  adverse  impact  on  Residential  Funding  or
Homecomings.  Any  such  unfavorable  outcome  could  adversely  affect  the  ability  of  Residential  Funding
Corporation or Homecomings to perform its servicing  duties with respect to the mortgage loans and  potentially lead to the replacement of Residential Funding or Homecomings with a successor servicer.

                                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    Upon the issuance of the certificates,  Orrick,  Herrington & Sutcliffe LLP, counsel to the depositor, will render an opinion to the effect that,  assuming  compliance  with all  provisions  of the pooling and servicing agreement,  for federal income tax purposes,  the trust,  exclusive of a yield maintenance  agreement,  if any, will qualify as one or more REMICs under the Internal Revenue Code.

        For federal income tax purposes:

           the Class R  Certificates  collectively  will  represent  ownership  of the sole class of  "residual interests" in each of the REMICs; and

           each  class of  offered  certificates  and the Class B  Certificates  will  represent  ownership  of
               "regular  interests" in a REMIC, will generally be treated as debt instruments of that REMIC and may also  represent  the right to receive  payments  from a reserve  fund,  if  applicable,  and payments under the yield maintenance agreement.

        See "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

    For  federal  income tax  purposes,  the  offered  certificates  may be treated as having  been issued with original issue  discount.  The prepayment  assumption  that will be used in determining  the rate of accrual of original issue  discount,  market  discount and premium,  if any, for federal income tax purposes will be based on the assumption that,  subsequent to the date of any  determination  the mortgage loans will prepay at a rate equal to 100% of the prepayment  assumption used to price the offered  certificates.  No representation is made that  the  mortgage  loans  will  prepay  at  that  rate or at any  other  rate.  The use of a zero  prepayment assumption  may be required in  calculating  the  amortization  of premium.  See "Material  Federal  Income Tax
Consequences--General"  and "--REMICs--Taxation of Owners of REMIC Regular  Certificates--Original  Issue Discount"
in the related base prospectus.

    The Internal Revenue Service,  or IRS, has issued original issue discount  regulations  under sections 1271 to 1275 of the Internal  Revenue  Code that address the  treatment  of debt  instruments  issued with  original issue  discount.  The OID regulations  suggest that original issue discount with respect to securities  similar to the Class A-V  Certificates  that  represent  multiple  uncertificated  REMIC  regular  interests,  in which ownership  interests  will be issued  simultaneously  to the same buyer,  should be  computed  on an  aggregate method.  In the  absence  of  further  guidance  from the IRS,  original  issue  discount  with  respect to the uncertificated  regular  interests  represented by the Class A-V  Certificates  will be reported to the IRS and the  certificateholders  on an aggregate  method based on a single  overall  constant  yield and the prepayment assumption  stated  above,  treating  all  uncertificated  regular  interests  as a single debt  instrument  as described in the OID regulations.

    If the method for computing  original issue discount  described in the related base prospectus results in a negative  amount for any period with  respect to a  certificateholder,  the amount of original  issue  discount allocable to that period  would be zero and the  certificateholder  will be  permitted to offset that  negative amount only against future original issue discount, if any, attributable to those certificates.
    In some  circumstances  the OID regulations  permit the holder of a debt  instrument to recognize  original issue discount under a method that differs from that used by the issuing  entity.  Accordingly,  it is possible that the holder of a certificate  may be able to select a method for  recognizing  original issue discount that differs from that used by the master servicer in preparing reports to the  certificateholders  and the Internal
Revenue Service, or IRS.

    Certain  classes of offered  certificates  may be treated  for federal  income tax  purposes as having been issued at a premium.  Whether any holder of one of those classes of  certificates  will be treated as holding a certificate  with  amortizable  bond  premium  will depend on the  certificateholder's  purchase  price and the
distributions   remaining  to  be  made  on  the   certificate   at  the  time  of  its   acquisition   by  the
certificateholder.  Holders of those  classes of  certificates  are  encouraged  to consult  their tax advisors regarding the  possibility  of making an election to amortize such premium.  See "Material  Federal  Income Tax
Consequences--REMICs--Taxation  of Owners of REMIC  Regular  Certificates"  and  "--Premium"  in the related  base prospectus.

    The IRS proposed  regulations on August 24, 2004  concerning the accrual of interest  income by the holders of REMIC  regular  interests.  The proposed  regulations  would create a special rule for accruing OID on REMIC regular  interests  providing for a delay between record and payment dates, such that the period over which OID accrues  coincides  with the  period  over which the  holder's  right to  interest  payment  accrues  under the governing  contract  provisions  rather  than over the  period  between  distribution  dates.  If the  proposed regulations  are adopted in the same form as proposed,  taxpayers would be required to accrue interest from the issue date to the first record date,  but would not be required to accrue  interest after the last record date.
The proposed  regulations  are limited to REMIC  regular  interests  with delayed  payment for periods of fewer than 32 days. The proposed  regulations  are proposed to apply to any REMIC regular  interest  issued after the date the final regulations are published in the Federal Register.  The proposed  regulations  provide automatic consent for the holder of a REMIC regular  interest to change its method of accounting  for OID under the final regulations.  The change is proposed to be made on a cut-off  basis and,  thus,  does not affect REMIC  regular interests issued before the date the final regulations are published in the Federal Register.

    The IRS issued a notice of  proposed  rulemaking  on the timing of income and  deductions  attributable  to interest-only  regular interests in a REMIC on August 24, 2004. In this notice,  the IRS and Treasury requested comments on whether to adopt  special rules for taxing  regular  interests in a REMIC that are entitled only to a specified  portion of the interest in respect of one or more mortgage loans held by the REMIC,  or REMIC IOs, high-yield  REMIC  regular  interests,  and apparent  negative-yield  instruments.  The IRS and  Treasury  also requested  comments  on  different  methods  for taxing  the  foregoing  instruments,  including  the  possible recognition  of negative  amounts of OID, the  formulation of special  guidelines  for the  application of Code
Section 166 to REMIC IOs and similar  instruments,  and the adoption of a new alternative  method applicable to
REMIC IOs and similar  instruments.  It is uncertain whether the IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

    The offered  certificates  will be treated as assets  described in Section  7701(a)(19)(C)  of the Internal
Revenue Code and "real estate  assets" under Section  856(c)(4)(A)  of the Internal  Revenue Code  generally in the same  proportion  that the assets of the trust would be so treated.  In  addition,  interest on the offered certificates,  exclusive of any interest payable to a certificate related to a yield maintenance agreement,  if any,  in  respect  of  amounts  received  pursuant  to such  yield  maintenance  agreement,  will be treated as
"interest on obligations  secured by mortgages on real  property"  under Section  856(c)(3)(B)  of the Internal
Revenue Code  generally to the extent that the offered  certificates  are treated as "real estate assets" under
Section  856(c)(4)(A)  of the  Internal  Revenue  Code.  Moreover,  the  offered  certificates,  other than the
Residual  Certificates  and, in the case of a certificate  related to a yield  maintenance  agreement,  if any, exclusive of the portion thereof  representing the right to receive payments from amounts received  pursuant to such yield maintenance  agreement,  will be "qualified  mortgages" within the meaning of Section  860G(a)(3) of the  Internal  Revenue  Code if  transferred  to another  REMIC on its startup day in exchange for a regular or residual  interest  therein.  However,  prospective  investors in offered  certificates  that will be generally
treated  as  assets  described  in  Section   860G(a)(3)  of  the  Internal  Revenue  Code  should  note  that, notwithstanding  that treatment,  any repurchase of a certificate  pursuant to the right of the master servicer to repurchase the offered  certificates may adversely  affect any REMIC that holds the offered  certificates if the repurchase is made under  circumstances  giving rise to a Prohibited  Transaction Tax. See "The Pooling and
Servicing   Agreement--Termination"   in  this  term  sheet   supplement   and  "Material   Federal  Income  Tax
Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the related base prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO CERTIFICATES RELATED TO ANY YIELD MAINTENANCE AGREEMENT.

    Each  holder  of a  certificate  related  to a yield  maintenance  agreement,  if any,  is deemed to own an undivided  beneficial  ownership  interest in two assets,  a REMIC regular interest and an interest in payments to be made under  such yield  maintenance  agreement.  The  treatment  of amounts  received  by the holder of a certificate related to a yield maintenance agreement, if any, under such  certificateholder's  right to receive payments under such yield maintenance  agreement will depend on the portion,  if any, of such holder's purchase price  allocable  thereto.  Under the  REMIC  regulations,  each  holder of a  certificate  related  to a yield maintenance  agreement,  if any, must allocate its purchase  price for that  certificate  between its undivided interest in the REMIC regular  interest and its undivided  interest in the right to receive payments under such yield  maintenance  agreement in accordance  with the relative fair market values of each property  right.  The master  servicer  intends  to  treat  payments  made to the  holders  of any  certificates  related  to a yield maintenance  agreement,  if any,  with  respect  to the  payments  under such yield  maintenance  agreement  as includible  in  income  based  on the  tax  regulations  relating  to  notional  principal  contracts.  The OID regulations  provide  that the  trust's  allocation  of the issue  price is binding on all  holders  unless the holder  explicitly  discloses on its tax return that its allocation is different  from the trust's  allocation.
Under the REMIC  regulations,  the master  servicer is required to account for the REMIC  regular  interest and the right to receive payments under a yield  maintenance  agreement as discrete  property rights.  Holders of a certificate  related to a yield  maintenance  agreement,  if any, are advised to consult their own tax advisors regarding the allocation of issue price,  timing,  character and source of income and deductions resulting from the ownership of their  certificates.  Treasury  regulations  have been  promulgated  under Section 1275 of the
Internal  Revenue Code generally  providing for the integration of a "qualifying  debt instrument" with a hedge if the combined  cash flows of the  components  are  substantially  equivalent  to the cash flows on a variable rate debt instrument.  However, such regulations  specifically disallow integration of debt instruments subject to Section  1272(a)(6) of the Internal  Revenue Code.  Therefore,  holders of  certificates  related to a yield maintenance  agreement,  if  any,  will be  unable  to use the  integration  method  provided  for  under  such regulations with respect to such  certificates.  If the master  servicer's  treatment of payments under a yield maintenance  agreement  is  respected,  ownership  of the  right  to the  payments  under a  yield  maintenance agreement  will  nevertheless  entitle  the owner to  amortize  the  separate  price  paid for the right to the payments under such yield maintenance agreement under the notional principal contract regulations.

    In the event that the right to receive the payments under a yield  maintenance  agreement is  characterized as a "notional principal  contract" for federal income tax purposes,  upon the sale of a certificate related to a yield maintenance  agreement,  the amount of the sale allocated to the selling  certificateholder's  right to receive payments under such yield maintenance  agreement would be considered a "termination  payment" under the notional  principal  contract  regulations  allocable  to the related  certificate.  A holder of a  certificate related  to a yield  maintenance  agreement  would  have gain or loss from such a  termination  of the right to receive  payments  in  respect  of the  payments  under  the  yield  maintenance  agreement  equal  to (i)  any termination  payment  it  received  or is deemed to have  received  minus (ii) the  unamortized  portion of any amount paid,  or deemed paid,  by the  certificateholder  upon  entering  into or acquiring its interest in the right to receive payments under the yield maintenance agreement.

    Gain or loss realized  upon the  termination  of the right to receive  payments  under a yield  maintenance agreement  will  generally  be  treated  as  capital  gain or loss.  Moreover,  in the case of a bank or thrift institution,  Internal  Revenue  Code  Section  582(c)  would  likely  not apply to treat  such gain or loss as ordinary income.

    For  further   information   regarding  federal  income  tax  consequences  of  investing  in  the  offered certificates, see "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

    The IRS has issued REMIC regulations  under the provisions of the Internal Revenue Code that  significantly affect  holders of  Residual  Certificates.  The REMIC  regulations  impose  restrictions  on the  transfer  or acquisition  of some  residual  interests,  including  the  Residual  Certificates.  The pooling and  servicing agreement includes other provisions regarding the transfer of Residual Certificates, including:

           the  requirement  that any transferee of a Residual  Certificate  provide an affidavit  representing that the transferee:

               is not a disqualified organization;

               is not acquiring the Residual Certificate on behalf of a disqualified organization; and

               will  maintain  that  status  and will  obtain a similar  affidavit  from any person to whom the transferee shall subsequently transfer a Residual Certificate;

               a provision that any transfer of a Residual Certificate to a disqualified  organization shall be null and void; and

               a grant to the master  servicer of the right,  without notice to the holder or any prior holder, to sell to a purchaser  of its choice any  Residual  Certificate  that shall  become  owned by a disqualified organization despite the first two provisions above.

In addition,  under the pooling and servicing  agreement,  the Residual  Certificates may not be transferred to non-United States persons.

    The REMIC  regulations  also provide that a transfer to a United  States person of  "noneconomic"  residual interests  will be  disregarded  for all federal  income tax  purposes,  and that the  purported  transferor of
"noneconomic"  residual  interests  will continue to remain liable for any taxes due with respect to the income on the residual  interests,  unless "no  significant  purpose of the transfer was to impede the  assessment  or collection  of tax." Based on the REMIC  regulations,  the Residual  Certificates  may  constitute  noneconomic residual  interests during some or all of their terms for purposes of the REMIC  regulations and,  accordingly, unless no  significant  purpose of a transfer is to impede the  assessment or  collection of tax,  transfers of the Residual  Certificates  may be disregarded  and purported  transferors  may remain liable for any taxes due relating to the income on the  Residual  Certificates.  All  transfers  of the  Residual  Certificates  will be restricted in  accordance  with the terms of the pooling and  servicing  agreement  that are intended to reduce the  possibility of any transfer of a Residual  Certificate  being  disregarded to the extent that the Residual
Certificates  constitute  noneconomic  residual  interests.  See  "Material  Federal  Income  Tax  Consequences
--REMICs--Taxation  of Owners of REMIC  Residual  Certificates--Noneconomic  REMIC Residual  Certificates"  in the
related base prospectus.

    The IRS has issued final REMIC  regulations that add to the conditions  necessary to assure that a transfer of a non-economic  residual  interest would be respected.  The additional  conditions  require that in order to qualify as a safe harbor  transfer of a residual  the  transferee  represent  that it will not cause the income
"to be attributable  to a foreign  permanent  establishment  or fixed base (within the meaning of an applicable income tax  treaty) of the  transferee  or another  U.S.  taxpayer"  and either (i) the amount  received by the transferee be no less on a present  value basis than the present  value of the net tax  detriment  attributable to holding the residual  interest reduced by the present value of the projected  payments to be received on the residual  interest or (ii) the transfer is to a domestic  taxable  corporation  with specified large amounts of gross and net  assets  and that  meets  certain  other  requirements  where  agreement  is made that all future transfers will be to taxable  domestic  corporations  in  transactions  that qualify for the same "safe harbor"
provision.  Eligibility  for the safe harbor  requires,  among other things,  that the facts and  circumstances known to the  transferor  at the time of  transfer  not  indicate  to a  reasonable  person that the taxes with respect  to the  residual  interest  will  not be  paid,  with  an  unreasonably  low  cost  for  the  transfer
specifically   mentioned   as  negating   eligibility.   See   "Material   Federal   Income  Tax   Consequences
--REMICs--Taxation  of Owners of REMIC  Residual  Certificates--Noneconomic  REMIC Residual  Certificates"  in the
related base prospectus.

    The Residual  Certificateholders  may be required to report an amount of taxable income with respect to the earlier  accrual  periods  of  the  terms  of  the  REMICs  that  significantly  exceeds  the  amount  of  cash distributions  received  by the  Residual  Certificateholders  from the REMICs with  respect to those  periods.
Furthermore,  the tax on that  income  may  exceed  the cash  distributions  with  respect  to  those  periods.
Consequently,  Residual  Certificateholders  should have other  sources of funds  sufficient to pay any federal income  taxes due in the earlier  years of each  REMIC's  term as a result of their  ownership  of the Residual
Certificates.  In  addition,  the  required  inclusion  of this  amount of taxable  income  during the  REMICs'
earlier  accrual  periods and the  deferral  of  corresponding  tax losses or  deductions  until later  accrual periods or until the  ultimate  sale or  disposition  of a Residual  Certificate,  or possibly  later under the
"wash sale" rules of Section  1091 of the Internal  Revenue  Code,  may cause the Residual  Certificateholders'
after-tax  rate of return to be zero or  negative  even if the  Residual  Certificateholders'  pre-tax  rate of return is  positive.  That is,  on a present  value  basis,  the  Residual  Certificateholders'  resulting  tax liabilities  could  substantially  exceed the sum of any tax benefits and the amount of any cash  distributions on the Residual Certificates over their life.

    An individual,  trust or estate that holds,  whether  directly or indirectly  through certain  pass-through entities,  a Residual  Certificate  may have  significant  additional  gross income with respect to, but may be limited on the  deductibility  of,  servicing and trustee's  fees and other  administrative  expenses  properly allocable to each REMIC in computing  the  certificateholder's  regular tax  liability  and will not be able to deduct  those fees or expenses  to any extent in  computing  the  certificateholder's  alternative  minimum tax liability.  See  "Material  Federal  Income  Tax  Consequences--REMICs--Taxation  of  Owners  of  REMIC  Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the related base prospectus.

    The IRS has issued proposed  regulations  that, if adopted as final  regulations,  would cause the question of  whether a transfer  of  residual  interests  will be  respected  for  federal  income  tax  purposes  to be determined  in the  audits  of the  transferee  and  transferor  rather  than  an item  to be  determined  as a partnership item in the audit of the REMIC's return.

    Residential  Funding will be designated  as the "tax matters  person" with respect to each REMIC as defined in the REMIC  Provisions,  as defined in the related  base  prospectus,  and in  connection  therewith  will be required to hold not less than 0.01% of the Residual Certificates.
    Purchasers  of the Residual  Certificates  are  encouraged to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

    For further  information  regarding  the federal  income tax  consequences  of  investing  in the  Residual
Certificates,  see "Certain  Yield and Prepayment  Considerations--Additional  Yield  Considerations  Applicable
Solely  to the  Residual  Certificates"  in this  term  sheet  supplement  and  "Material  Federal  Income  Tax
Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the related base prospectus.

TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS

    Recent  Treasury  pronouncements  directed at abusive tax shelter  activity appear to apply to transactions not conventionally  regarded as tax shelters.  Regulations  require taxpayers to report certain  disclosures on
IRS form 8886 if they  participate in a "reportable  transaction."  Organizers  and sellers of the  transaction are required to maintain records  including  investor lists containing  identifying  information and to furnish those  records to the IRS upon  demand.  A  transaction  may be a  "reportable  transaction"  based upon any of several  indicia,  including the existence of book-tax  differences  common to financial  transactions,  one or more of which may be  present  with  respect to your  investment  in the  Certificates.  Congress  has  enacted provisions  that  impose  significant  penalties  for  failure to comply  with these  disclosure  requirements.
Investors in Residual  Certificates  are  encouraged to consult their own tax advisers  concerning any possible disclosure  obligation with respect to their investment,  and should be aware that the issuing entity and other participants  in the  transaction  intend  to  comply  with  such  disclosure  and  investor  list  maintenance requirements as they determine apply to them with respect to this transaction.

PENALTY PROTECTION

    If penalties were asserted  against  purchasers of the offered  certificates  in respect of their treatment of the offered  certificates for tax purposes,  the summary of tax considerations  contained,  and the opinions stated,  herein and in the related  base  prospectus  may not meet the  conditions  necessary  for  purchasers'
reliance on that summary and those opinions to exculpate them from the asserted penalties.

                                            METHOD OF DISTRIBUTION

    In accordance  with the terms and  conditions of the related  underwriting  agreement for any series,  each underwriter  set forth in any final term sheet and the  prospectus  supplement  for that series with respect to any class of offered  certificates of that series will serve as an underwriter  for each  applicable  class and will agree to purchase and the depositor will agree to sell each  applicable  class of the Senior  Certificates of that series and the Class M Certificates  of that series,  except that a de minimis  portion of the Residual
Certificates of that series will be retained by Residential  Funding.  Each applicable class of certificates of any series being sold to an underwriter are referred to as the  underwritten  certificates  for any series.  It is expected that  delivery of the  underwritten  certificates,  other than the Residual  Certificates,  will be made only in book -entry form  through the Same Day Funds  Settlement  System of DTC,  and that the delivery of the Residual  Certificates for any series,  other than the de minimis portion retained by Residential  Funding, will be made at the offices of the applicable  underwriter on the closing date for that series against  payment therefor in immediately available funds.

    In  connection  with the  underwritten  certificates,  of any  series,  each  underwriter  has  agreed,  in accordance  with the terms and conditions of the related  underwriting  agreement for that series,  to purchase all of each  applicable  class of the  underwritten  certificates  of that  series if any of that  class of the underwritten certificates of that series are purchased thereby.

    Any related  underwriting  agreement for any series  provides that the obligation of the underwriter to pay for and accept delivery of each applicable  class of the  underwritten  certificates is subject to, among other things,  the receipt of legal opinions and to the conditions,  among others,  that no stop order suspending the effectiveness of the depositor's  registration  statement shall be in effect,  and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

    The  distribution  of the  underwritten  certificates  of any series by any applicable  underwriter  may be effected  from time to time in one or more  negotiated  transactions,  or  otherwise,  at varying  prices to be determined at the time of sale.  Proceeds to the depositor from the sale of the  underwritten  certificates for any  series,  before  deducting  expenses  payable  by the  depositor,  shall be set  forth  in the  prospectus supplement  for that  series.  The  underwriter  for any class of any series may effect these  transactions  by selling the applicable  underwritten  certificates of any series to or through  dealers,  and those dealers may receive  compensation in the form of underwriting  discounts,  concessions or commissions  from the underwriter for whom they act as agent.  In connection  with the sale of the applicable  underwritten  certificates  of any series,  the  underwriter  for any class of that series may be deemed to have  received  compensation  from the depositor in the form of underwriting  compensation.  The underwriter and any dealers that participate with the underwriter in the  distribution of the underwritten  certificates of any series are also  underwriters of that series under the  Securities  Act of 1933. Any profit on the resale of the  underwritten  certificates  of that series  positioned by an underwriter would be underwriting  compensation in the form of underwriting  discounts and commissions under the Securities Act.

    Each  underwriting   agreement  for  any  series  will  provide  that  the  depositor  will  indemnify  the underwriter,  and that under limited  circumstances the underwriter will indemnify the depositor,  against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

    There is currently no secondary market for the offered  certificates.  The underwriter for any class of any series may make a secondary market in the  underwritten  certificates of that series but is not obligated to do
so.  There can be no  assurance  that a  secondary  market for the  offered  certificates  of any  series  will develop or, if it does  develop,  that it will  continue.  The offered  certificates  will not be listed on any securities exchange.

    If more than one  underwriter  has agreed to purchase  offered  certificates,  those  underwriters  will be identified in the final term sheet with respect to such class of certificates.

    The primary  source of  information  available  to investors  concerning  the offered  certificates  of any series will be the monthly  statements  discussed  in the related base  prospectus  under  "Description  of the
Certificates--Reports  to  Certificateholders"  and in this term sheet  supplement  under "Pooling and Servicing
Agreement--Reports  to  Certificateholders,"  which will include  information  as to the  outstanding  principal balance or notional  amount of the offered  certificates  of that series.  There can be no  assurance  that any additional  information  regarding the offered  certificates of any series will be available  through any other source.  In  addition,  the  depositor is not aware of any source  through  which price  information  about the offered  certificates  will be available on an ongoing basis. The limited nature of this information  regarding the offered  certificates may adversely affect the liquidity of the offered  certificates,  even if a secondary market for the offered certificates for any series becomes available.

                                                USE OF PROCEEDS

    The net  proceeds  from  the  sale of the  offered  certificates  to the  underwriters  will be paid to the depositor.  The  depositor  will use the  proceeds  to purchase  the  mortgage  loans or for general  corporate purposes.  See "Method of Distribution" in this term sheet supplement.

                                                LEGAL OPINIONS

    Certain legal matters  relating to the  certificates  of any series will be passed upon for the  depositor, and Residential  Funding Securities  Corporation if it is an underwriter of that series, by Orrick,  Herrington
& Sutcliffe  LLP,  New York,  New York and for each  underwriter,  other than  Residential  Funding  Securities
Corporation, by Thacher Proffitt & Wood LLP, New York, New York.

                                                    RATINGS

        It is a condition of the issuance of the offered  certificates that each class of offered  certificates be assigned  at least the  ratings  designated  in the final term sheet for a class of  certificates  by one or more rating agencies including by Standard & Poor's, a division of The McGraw-Hill  Companies,  Inc.,  Standard
& Poor's or S&P, Moody's Investors Service, Inc. or Moody's, or Fitch Ratings, or Fitch.

    The ratings assigned by Fitch to mortgage  pass-through  certificates address the likelihood of the receipt by  certificateholders  of all  distributions  to which  they are  entitled  under the  transaction  structure.
Fitch's  ratings  reflect its analysis of the riskiness of the  underlying  mortgage loans and the structure of the  transaction  as described in the  operative  documents.  Fitch's  ratings do not address the effect on the certificates'  yield attributable to prepayments or recoveries on the underlying mortgage loans.  Further,  the rating on the Interest Only  Certificates  does not address whether investors therein will recoup their initial investments.  The rating on the Principal  Only  Certificates  only  addresses  the return of their  respective
Certificate  Principal  Balances.  The rating on the Residual  Certificates  only  addresses  the return of its
Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

    The rating assigned by Standard & Poor's to mortgage  pass-through  certificates  address the likelihood of the receipt by  certificateholders  of payments required under the pooling and servicing agreement.  Standard &
Poor's ratings take into  consideration  the credit quality of the mortgage pool,  structural and legal aspects associated with the  certificates,  and the extent to which the payment stream in the mortgage pool is adequate to make  payments  required  under the  certificates.  Standard & Poor's rating on the  certificates  does not, however,  constitute a statement  regarding  frequency of prepayments on the mortgages.  See "Certain Yield and
Prepayment Considerations" herein.

    The ratings  assigned by Moody's to the Senior  Certificates  address the  likelihood of the receipt by the
Senior  Certificateholders  of all  distributions  to which they are entitled  under the pooling and  servicing agreement.  Moody's  ratings  reflect its analysis of the riskiness of the mortgage  loans and the structure of the  transaction  as  described  in the pooling and  servicing  agreement.  Moody's  ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the mortgage loans.

    There can be no assurance  as to whether any rating  agency other than the rating  agencies  designated  in the  final  term  sheet  for a  class  of  certificates  will  rate  the  Senior  Certificates  or the  Class M
Certificates  of any series,  or, if it does,  what rating  would be assigned  by any other  rating  agency.  A rating on the  certificates  of any series by another rating agency,  if assigned at all, may be lower than the ratings  assigned to the  certificates of that series by the rating agency or rating agencies  requested by the depositor to rate those certificates.

    A security  rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or withdrawal  at any time by the  assigning  rating  organization.  Each  security  rating should be evaluated independently  of any other security  rating.  The ratings of the Interest Only  Certificates  will not address the possibility  that the holders of those  certificates  may fail to fully recover their initial  investments.
In the event that the ratings  initially  assigned to the offered  certificates of any series are  subsequently lowered  for any  reason,  no person or entity  is  obligated  to  provide  any  additional  support  or credit enhancement with respect to the offered certificates.

    The fees paid by the  depositor to the rating  agencies at closing  include a fee for ongoing  surveillance by the rating  agencies for so long as any  certificates  are  outstanding.  However,  the rating  agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                               LEGAL INVESTMENT

    The offered  certificates  identified  in the final term sheet with  respect to such class of  certificates will constitute  "mortgage related  securities" for purposes of SMMEA so long as they are rated in at least the second highest rating  category by one of the rating  agencies,  and, as such, are legal  investments  for some entities to the extent provided in SMMEA.  SMMEA provides,  however,  that states could override its provisions on legal  investment and restrict or condition  investment in mortgage  related  securities by taking statutory action on or prior to October 3, 1991.  Some states have enacted  legislation  which  overrides the  preemption provisions of SMMEA. The remaining  classes of certificates will not constitute  "mortgage related  securities"
for purposes of SMMEA.

    One or more classes of the offered  certificates of any series may be viewed as "complex  securities" under
TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

    The  depositor  makes no  representations  as to the proper  characterization  of any class of the  offered certificates  of any  series  for legal  investment  or other  purposes,  or as to the  ability  of  particular investors to purchase any class of the offered  certificates of any series under  applicable  legal  investment restrictions.  These  uncertainties may adversely affect the liquidity of any class of offered  certificates of any series.  Accordingly,  all institutions  whose  investment  activities are subject to legal investment laws and  regulations,  regulatory  capital  requirements  or review by regulatory  authorities  should consult with their legal advisors in  determining  whether and to what extent any class of the offered  certificates  of any series constitutes a legal investment or is subject to investment, capital or other restrictions.

    See "Legal Investment Matters" in the related base prospectus.

                                             ERISA CONSIDERATIONS

    A fiduciary of any ERISA plan, any insurance  company,  whether  through its general or separate  accounts,
or  any  other   person   investing   ERISA  plan  assets  of  any  ERISA  plan,   as  defined   under   "ERISA
Considerations--ERISA  Plan Asset Regulations" in the related base prospectus,  should carefully review with its legal  advisors  whether  the  purchase  or holding of offered  certificates  could give rise to a  transaction prohibited  or not  otherwise  permissible  under  ERISA or Section  4975 of the  Internal  Revenue  Code.  The
purchase or holding of the Class A Certificates,  as well as the Class M  Certificates,  by or on behalf of, or with ERISA  plan  assets of, an ERISA  plan may  qualify  for  exemptive  relief  under the RFC  exemption,  as described  under  "ERISA  Considerations--Prohibited  Transaction  Exemptions"  in the related  base  prospectus provided  those  certificates  are rated at least  "BBB-" (or its  equivalent)  by Standard & Poor's,  Fitch or
Moody's at the time of purchase.  The RFC  exemption  contains a number of other  conditions  which must be met for the RFC  exemption  to  apply,  including  the  requirement  that any  ERISA  plan  must be an  "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

    Each  beneficial  owner  of  Class  M  Certificates  or any  interest  therein  shall  be  deemed  to  have represented,  by virtue of its acquisition or holding of that certificate or interest therein,  that either (i)
it is not an ERISA plan  investor,  (ii) it has acquired and is holding such Class M  Certificates  in reliance on the RFC exemption,  and that it understands  that there are certain  conditions to the  availability  of the
RFC exemption,  including that the Class M Certificates must be rated, at the time of purchase,  not lower than
"BBB-" (or its  equivalent)  by Standard & Poor's,  Fitch or Moody's or (iii) (1) it is an  insurance  company,
(2) the source of funds used to acquire or hold the  certificate or interest  therein is an "insurance  company general account",  as such term is defined in Prohibited  Transaction  Class Exemption  ("PTCE") 95-60, and (3)
the conditions in Sections I and III of PTCE 95-60 have been satisfied.

    If any Class M  Certificate  or any interest  therein is acquired or held in  violation  of the  conditions described in the preceding  paragraph,  the next preceding  permitted  beneficial  owner will be treated as the beneficial owner of that Class M Certificate,  retroactive to the date of transfer to the purported  beneficial owner.  Any  purported  beneficial  owner  whose  acquisition  or holding of any such  certificate  or interest therein was effected in violation of the conditions  described in the preceding  paragraph  shall indemnify and hold harmless the depositor,  the trustee,  the master  servicer,  any subservicer,  the  underwriter,  and the trust from and against  any and all  liabilities,  claims,  costs or  expenses  incurred by those  parties as a result of that acquisition or holding.

    Because  the  exemptive  relief  afforded  by the RFC  exemption  or any  similar  exemption  that might be available  will not likely apply to the purchase,  sale or holding of the Residual  Certificates,  transfers of those  certificates  to any ERISA plan investor will not be  registered  by the trustee  unless the  transferee provides the depositor,  the trustee and the master  servicer with an opinion of counsel  satisfactory to those entities,  which opinion will not be at the expense of those entities,  that the purchase of those certificates by or on behalf of the ERISA plan investor:

               is permissible under applicable law;

               will not  constitute  or result in a non-exempt  prohibited  transaction  under ERISA or Section
               4975 of the Internal Revenue Code; and

               will not  subject  the  depositor,  the  trustee or the master  servicer  to any  obligation  in addition to those undertaken in the pooling and servicing agreement.

    Any  fiduciary  or other  investor  of ERISA plan  assets  that  proposes  to  acquire or hold the  offered certificates  on behalf of or with ERISA plan assets of any ERISA plan  should  consult  with its counsel  with respect to: (i) whether the specific and general  conditions  and the other  requirements  in the RFC exemption would be satisfied,  or whether any other prohibited  transaction exemption would apply, and (ii) the potential applicability  of the general  fiduciary  responsibility  provisions  of ERISA and the  prohibited  transaction provisions  of ERISA and Section 4975 of the  Internal  Revenue  Code to the  proposed  investment.  See "ERISA
Considerations" in the related base prospectus.

    The sale of any of the  offered  certificates  to an ERISA  plan is in no respect a  representation  by the depositor or the  underwriters  that such an  investment  meets all  relevant  legal  requirements  relating to investments by ERISA plans  generally or any  particular  ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.